                                                                     EXHIBIT 4.3


                               CREDIT AGREEMENT



                                     Among



                           STERLING CHEMICALS, INC.
                                as the Company



                                      and



                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                   Individually and as Administrative Agent,



                          CREDIT SUISSE FIRST BOSTON
                    Individually and as Documentation Agent



                                      and



                            FINANCIAL INSTITUTIONS
                        NOW OR HEREAFTER PARTIES HERETO



                       $31,000,000 Tranche A Term Loans
                       $50,000,000 Tranche B Term Loans



                               January 31, 1997

                               TABLE OF CONTENTS

                                   ARTICLE I
                           DEFINITIONS; CONSTRUCTION

     Section 1.01    Definitions..........................   2
     Section 1.02    Accounting Terms and Determinations..  25
     Section 1.03    Other Definitional Terms.............  25


                                  ARTICLE II
                           AMOUNT AND TERMS OF LOANS

     Section 2.01    Loans and Commitments................  25
     Section 2.02    Borrowing Requests...................  26
     Section 2.03    Replacement of Lenders...............  27
     Section 2.04    Disbursement of Funds................  27
     Section 2.05    Notes and Amortization...............  28
     Section 2.06    Interest.............................  29
     Section 2.07    Interest Periods.....................  30
     Section 2.08    Repayment of Loans...................  31
     Section 2.09    Termination of Commitments...........  32
     Section 2.10    Prepayments..........................  32
     Section 2.11    Continuation and Conversion Options..  35
     Section 2.12    Fees.................................  36
     Section 2.13    Payments, etc........................  36
     Section 2.14    Interest Rate Not Ascertainable, etc.  37
     Section 2.15    Illegality...........................  37
     Section 2.16    Increased Costs......................  38
     Section 2.17    Change of Lending Office.............  39
     Section 2.18    Funding Losses.......................  40
     Section 2.19    Sharing of Payments, etc.............  40
     Section 2.20    Taxes................................  40
     Section 2.21    Pro Rata Treatment...................  44


                                  ARTICLE III
                        CONDITIONS TO BORROWINGS AND TO
                      PURCHASE, RENEWAL AND REARRANGEMENT

     Section 3.01  Closing................................  44
     Section 3.02  Conditions Precedent to Loans..........  44

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

     Section 4.01    Corporate Existence..................  50
     Section 4.02    Corporate Power and Authorization....  50
     Section 4.03    Binding Obligations..................  51
     Section 4.04    No Legal Bar or Resultant Lien.......  51
     Section 4.05    No Consent...........................  51
     Section 4.06    Financial Information................  52
     Section 4.07    Investments and Guaranties...........  52
     Section 4.08    Litigation...........................  52
     Section 4.09    Use of Proceeds......................  52
     Section 4.10    Employee Benefits....................  53
     Section 4.11    Taxes; Governmental Charges..........  54
     Section 4.12    Titles, etc..........................  54
     Section 4.13    Defaults.............................  54
     Section 4.14    Casualties; Taking of Properties.....  55
     Section 4.15    Compliance with the Law..............  55
     Section 4.16    No Material Misstatements............  55
     Section 4.17    Investment Company Act...............  55
     Section 4.18    Public Utility Holding Company Act...  55
     Section 4.19    Subsidiaries.........................  55
     Section 4.20    Insurance............................  56
     Section 4.21    Environmental Matters................  56
     Section 4.22    Solvency.............................  57
     Section 4.23    Material Contracts...................  57
     Section 4.24    Employee Matters.....................  58
     Section 4.25    Senior Indebtedness..................  58

                                   ARTICLE V
                                   COVENANTS

     Section 5.01    Certain Affirmative Covenants........  58
          (a)        Maintenance and Compliance, etc......  58
          (b)        Payment of Taxes and Claims, etc.....  58
          (c)        Further Assurances...................  58
          (d)        Performance of Obligations...........  59
          (e)        Insurance............................  59
          (f)        Accounts and Records.................  59
          (g)        Right of Inspection..................  59
          (h)        Operation and Maintenance of Property  59
          (i)        Additional Subsidiaries; Permitted
                      Acquisitions; Additional Liens......  60

     Section 5.02    Reporting Covenants..................  61
           (a)       Annual Financial Statements..........  61
           (b)       Quarterly Financial Statements.......  61
           (c)       Monthly Financial Statements.........  62
           (d)       No Default/Compliance Certificate....  62
           (e)       Management Letters...................  62
           (f)       Title Information....................  63
           (g)       Events or Circumstances with respect
                     to Collateral........................  63
           (h)       Notice of Certain Events.............  63
           (i)       Shareholder Communications, Filings..  63
           (j)       Litigation...........................  64
           (k)       ERISA................................  64
           (l)       Insurance Coverage...................  64
           (m)       Annual Budget........................  64
           (n)       Excess Cash Flow Certificate.........  64
           (o)       Other Information....................  64
     Section 5.03    Financial Covenants..................  64
           (a)       Interest Coverage Ratio..............  64
           (b)       Current Ratio........................  65
           (c)       Fixed Charge Coverage Ratio..........  65
           (d)       Leverage Ratio.......................  65
     Section 5.04    Certain Negative Covenants...........  66
           (a)       Indebtedness.........................  66
           (b)       Liens................................  67
           (c)       Mergers, Sales, etc..................  69
           (d)       Dividends, etc.......................  70
           (e)       Investments, Loans, etc..............  70
           (f)       Lease Payments.......................  72
           (g)       Sales and Leasebacks.................  72
           (h)       Nature of Business...................  72
           (i)       ERISA Compliance.....................  73
           (j)       Sale or Discount of Receivables......  74
           (k)       Negative Pledge Agreements...........  74
           (l)       Transactions with Affiliates.........  74
           (m)       Unconditional Purchase Obligations...  75
           (n)       Stock................................  75
           (o)       Capital Expenditures.................  75
           (p)       Modifications to Senior Subordinated
                     Notes; No Voluntary Prepayments......  76
           (q)       Intercompany Transactions............  76
           (r)       Modification of Original Credit
                     Agreement............................  77
           (s)       Modification or Amendment of the AFB
                     Earnout Agreement....................  77

                                  ARTICLE VI
                               EVENTS OF DEFAULT

     Section 6.01    Payments.........................................  77
     Section 6.02    Covenants Without Notice.........................  77
     Section 6.03    Other Covenants..................................  77
     Section 6.04    Other Financing Document Obligations.............  77
     Section 6.05    Representations..................................  78
     Section 6.06    Non-Payments of Other Indebtedness...............  78
     Section 6.07    Defaults Under Other Agreements..................  78
     Section 6.08    Bankruptcy.......................................  78
     Section 6.09    Money Judgment...................................  79
     Section 6.10    Discontinuance of Business.......................  79
     Section 6.11    Financing Documents..............................  79
     Section 6.12    Change of Control................................  79
     Section 6.13    Purchase Agreement Representations and Warranties  79
     Section 6.14    Albright Indemnity...............................  79
     Section 6.15    Default Under Senior Secured Discount Notes......  79
     Section 6.16    Senior Indebtedness..............................  80
     Section 6.17    Equity Note Contributions........................  80
     Section 6.18    Cytec Indemnity..................................  80


                                  ARTICLE VII
                                  THE AGENTS

     Section 7.01    Appointment of Administrative Agent..............  80
     Section 7.02    Limitation of Duties of Administrative Agent and
                      the Administrative Agent For Combined Lenders...  81
     Section 7.03    Lack of Reliance on the Administrative Agent, the
                      Administrative Agent For Combined Lenders and
                      the Documentation Agent.........................  81
     Section 7.04    Certain Rights of the Administrative Agent.......  81
     Section 7.05    Reliance by Administrative Agent.................  82
     Section 7.06    INDEMNIFICATION OF ADMINISTRATIVE AGENT,
                      ADMINISTRATIVE AGENT FOR COMBINED LENDERS AND
                      DOCUMENTATION AGENT.............................  82
     Section 7.07    The Administrative Agent, the Administrative
                      Agent For Combined Lenders and Documentation
                      Agent in their Individual Capacity..............  82
     Section 7.08    May Treat Lender as Owner........................  83
     Section 7.09    Successor Administrative Agent or Administrative
                      Agent For Combined Lenders......................  83
     Section 7.10    Documentation Agent..............................  84
     Section 7.11    The Administrative Agent For Combined Lenders....  84

                                 ARTICLE VIII
                                 MISCELLANEOUS

     Section 8.01    Notices...............................................  84
     Section 8.02    Amendments and Waivers................................  84
     Section 8.03    No Waiver; Remedies Cumulative........................  85
     Section 8.04    Payment of Expenses, Indemnities, etc.................  86
     Section 8.05    Right of Setoff.......................................  88
     Section 8.06    Benefit of Agreement..................................  88
     Section 8.07    Successors and Assigns; Participations and Assignments  88
     Section 8.08    Governing Law; Submission to Jurisdiction; Etc........  91
     Section 8.09    Independent Nature of Lenders' Rights.................  92
     Section 8.10    Invalidity............................................  92
     Section 8.11    Renewal, Extension or Rearrangement...................  92
     Section 8.12    Interest..............................................  92
     Section 8.13    Confidential Information..............................  93
     Section 8.14    ENTIRE AGREEMENT......................................  94
     Section 8.15    Attachments...........................................  94
     Section 8.16    Counterparts..........................................  94
     Section 8.17    Survival of Indemnities...............................  94
     Section 8.18    Headings Descriptive..................................  94
     Section 8.19    Satisfaction Requirement..............................  94
     Section 8.20    Exculpation Provisions................................  95
     Section 8.21    Secured Affiliate.....................................  95
     Section 8.22    Intercreditor Agreement...............................  95
     Section 8.23    Merger of Credit Agreement............................  96



ANNEXES

Annex I - Commitments

SCHEDULES

Schedule 4.07 -  Investments and Guaranties
Schedule 4.08 -  Litigation
Schedule 4.12 -  Titles
Schedule 4.13 -  Defaults
Schedule 4.19 -  Subsidiaries/Guarantors
Schedule 4.23 -  Material Contracts
Schedule 4.24 -  Employment Contracts
Schedule 5.04(a) - Existing Indebtedness
Schedule 5.04(b) - Liens


EXHIBITS

Exhibit A   - Form of Tranche A Term Note
Exhibit B   - Form of Tranche B Term Note
Exhibit C   - Description of Terms, Limitations, Rights and Preferences of
              Preferred Stock
Exhibit D-1 - Form of Opinion of Andrews & Kurth, L.L.P. counsel to the Company Exhibit D-2 - Form of Opinion of Canadian counsel to the Company
Exhibit D-3 - Form of Opinion of Georgia counsel to the Company
Exhibit D-4 - Form of Opinion of Florida counsel to the Company
Exhibit E-1 - Form of Security Agreement of Sterling Fibers
Exhibit E-2 - Form of Santa Rosa Deed of Trust
Exhibit E-3 - Form of Limited Guaranty Agreement (Santa Rosa)
Exhibit E-4 - Form of Collateral Assignment (Intercompany Loans and Accounts) by
              Sterling Fibers
Exhibit E-5 - Form of Second Lien Deed of Trust
Exhibit F   - Form of Assignment and Acceptance
Exhibit G   - Form of Intercreditor Agreement
Exhibit H   - Form of U.S. Tax Compliance Certificate
Exhibit I   - Form of Notice of Designated Retained Cash Flow Usage

                                 CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is made and entered into as of this 31st day of January, 1997, among STERLING CHEMICALS, INC., a Delaware corporation (the "Company"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, individually, as a Lender and as Administrative Agent, CREDIT SUISSE FIRST BOSTON, individually, as a Lender and as Documentation Agent and each of the lenders that is a signatory hereto or which becomes a party hereto as provided in Section 8.07 (individually, a "Lender" and, collectively, the "Lenders").


                                 INTRODUCTORY STATEMENT

     Sterling Fibers, Inc., a Delaware corporation ("Sterling Fibers"), a wholly-owned subsidiary of the Company, desires to acquire the acrylic fibers business (the "AFB Acquisition") from Cytec Acrylic Fibers Inc., a Delaware corporation, ("Cytec Fibers"), Cytec Industries Inc., a Delaware corporation ("Cytec Industries"), and Cytec Technology Corp., a Delaware corporation ("Cytec Technology" and together with Cytec Industries and Cytec Fibers, the "Cytec Parties") pursuant to an Asset Purchase Agreement (the "Purchase Agreement") dated as of December 23, 1996 among Sterling Fibers, the Company, Sterling Chemicals Holdings, Inc., a Delaware corporation ("Holdco") and the Cytec Parties.

     It is contemplated that the total amount of the financing for the AFB Acquisition will consist of approximately (a) $10,000,000 of new common equity of Holdco (of which up to $300,000 may be in the form of notes (the "Equity Notes") from former employees of the Cytec Parties), (b) 100,000 shares of Preferred Stock (as hereinafter defined) issued to Cytec Industries, and (c) up to $81,000,000 of senior secured debt issued pursuant to this Agreement, as described below.

     The Lenders have agreed to provide senior secured debt in the amount of up to $81,000,000 consisting of up to $31,000,000 of Tranche A Term Loans and up to $50,000,000 of Tranche B Term Loans, subject to the terms and conditions of this Agreement. The proceeds of the Tranche A Term Loans and the Tranche B Term Loans will be used solely to finance a portion of the AFB Acquisition, to finance fees and expenses relating to the AFB Acquisition, and up to $1,000,000 will be used to fund the Secondary ESOP Loan.

     The Original Lenders (as defined below) have provided senior secured credit facilities to the Company pursuant to the Original Credit Agreement (as defined below) in the aggregate principal amount of $456,500,000. The Original Lenders and the Lenders have agreed to share pro rata in proceeds of Collateral (as defined below) and in certain other payments and prepayments and, in furtherance thereof, have entered into the Intercreditor Agreement (as defined below).

                                 AGREEMENT

     In consideration of the mutual covenants and agreements herein contained, the Company, the Agents and the Lenders agree as follows:


                                 ARTICLE I

                           DEFINITIONS; CONSTRUCTION

     Section 1.01 Definitions. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined). Reference to any party to a Financing Document means that party and its successors and assigns.

          "Administrative Agent" shall mean Texas Commerce Bank National Association, acting in the manner and to the extent described in Article VII.

          "Administrative Agent For Combined Lenders" shall mean the "Administrative Agent" under the Original Credit Agreement acting on behalf of both the Lenders, the Original Lenders, the Documentation Agent (as defined in the Original Credit Agreement), the Issuing Banks (as defined in the Original Credit Agreement), and the Documentation Agent.

          "Advance Notice" shall mean written or telecopy notice (with telephonic confirmation in the case of telecopy notice), which in each case shall be irrevocable, from the Company to be received by the Administrative Agent before 11:00 a.m. (Houston time), by the number of Business Days in advance of any Borrowing, conversion, continuation or prepayment of any Loan or Loans pursuant to this Agreement as respectively indicated below:

          (a) Eurodollar Loans  - 3 Business Days; and

          (b) Base Rate Loans  - Same  Business Day.

     For the purpose of determining the respectively applicable Loans in the case of the conversion from one Type of Loan into another, the Loans into which there is to be a conversion shall control. The Administrative Agent and each Lender are entitled to rely upon and act upon telecopy notice made or purportedly made by the Company, and the Company hereby waives the right to dispute the authenticity and validity of any such transaction once the Administrative Agent or any Lender has advanced funds, absent manifest error.

          "AFB Acquisition" shall have the meaning provided in the Introductory Statement.

          "AFB Adjusted Historical EBITDA" shall mean (i) for the Rolling Period ending March 31, 1997, $15,000,000, (ii) for the Rolling Period ending June 30, 1997, $10,200,000, (iii) for the

     Rolling Period ending September 30, 1997, $3,900,000, and (iv) for the Rolling Period ending December 31, 1997, $1,000,000.

          "AFB Earnout Agreement" shall mean the earnout agreement dated as of December 23, 1996 among Sterling Fibers, Holdco, and Cytec Industries in the form attached as Exhibit C to the Purchase Agreement.

          "AFB Pilko Report" shall mean the Environmental, Health & Safety Review dated November 13, 1996 relating to Cytec Industries, Inc., Santa Rosa Plant--Pace, Florida, prepared by Pilko & Associates, Inc., and the Investigation of Environmental Impacts dated January 17, 1997 relating to Cytec Industries' Acrylic Fiber Manufacturing Facility, Santa Rosa County, Florida, prepared by Pilko & Associates, Inc., each of which has been delivered to the Lenders.

          "Affiliate" shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to either (a) vote 10% or more of the securities having ordinary voting power for election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a corporation solely by reason of his or her being an officer or director of such corporation.

          "Agents" shall mean, collectively, the Administrative Agent, the Administrative Agent For Combined Lenders and the Documentation Agent.

          "Agreement" shall mean this Credit Agreement, as amended, supplemented or modified from time to time.

          "Albright" shall mean Albright and Wilson U.K., Ltd., a corporation incorporated under the laws of England and Wales.

          "Albright Indemnity" shall mean the indemnification obligations of Albright in favor of Sterling Canada and Sterling Pulp as set forth in the Purchase Agreement dated as of August 20, 1992, between Sterling Canada, Sterling Pulp, and Tenneco Canada, Inc., as amended pursuant to an Amending Agreement dated January 24, 1996, which obligations were assigned by Tenneco Canada, Inc. to, and assumed by, Albright pursuant to an Assignment and Consent Agreement dated as of May 30, 1996.

          "Applicable Lender" shall mean, with respect to any Borrowing of Tranche A Term Loans, each Tranche A Term Loan Lender and with respect to any Borrowing of Tranche B Term Loans, each Tranche B Term Loan Lender.

          "Applicable Margin" shall mean, on any day and with respect to any (a) Tranche B Term Loan, for Base Rate Loans, 2.00% per annum and for Eurodollar Loans, 3.00% per annum, and (b) Tranche A Term Loan, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Leverage Ratio for the Rolling Period ending on the most recent Quarterly Date with respect to which the Company is required to deliver the Current Information (said calculation to be made by the Administrative Agent as soon as practicable after receipt by the Administrative Agent of all required Current Information for the applicable period); provided that, for purposes of this definition, "Rolling Period" shall mean (a) for the second full Fiscal Quarter after the Effective Date, such quarter and the preceding Fiscal Quarter, (b) for the third full Fiscal Quarter after the Effective Date, such quarter and the two preceding Fiscal Quarters (in the case of each of clauses (a) and (b) determined on an annualized basis) and (c) for each Fiscal Quarter thereafter, such quarter and the three preceding Fiscal Quarters:



    LEVERAGE RATIO                      EURODOLLAR LOAN APPLICABLE      BASE RATE LOAN APPLICABLE
                                            MARGIN PERCENTAGE                MARGIN PERCENTAGE
   ----------------                     --------------------------      --------------------------
Greater than or equal to 4.00                     2.50%                           1.50%

Greater than or equal to 3.75 but
 less than 4.00                                   2.25%                           1.25%
Greater than or equal to 3.50 but
 less than 3.75                                   2.00%                           1.00%
Greater than or equal to 3.25 but
 less than 3.50                                   1.75%                            .75%
Greater than or equal to 3.00 but
 less than 3.25                                   1.50%                            .50%
Greater than or equal to 2.75 but
 less than 3.00                                   1.25%                            .25%
Less than 2.75                                    1.00%                              0%

     Each change in the Applicable Margin based on a change in the Current Information (or the Company's failure to deliver the Current Information) shall be effective as of the first day of the third month of each applicable Fiscal Quarter (but based upon Current Information for the immediately preceding Rolling Period), or if such day is not a Business Day, then the first Business Day thereafter. Notwithstanding the foregoing, (a) for the period from the Effective Date through June 1, 1997, the initial Eurodollar Loan Applicable Margin for the Tranche A Term Loans will be 2.50% and the initial Base Rate Loan Applicable Margin for the Tranche A Term Loans will be 1.50% and (b) if at any time the Company fails to deliver Current Information on or before the date required pursuant to
     Section 5.02 (without regard to grace periods), the Eurodollar Loan Applicable Margin for the Tranche A Term Loans will be 2.50% and the Base Rate Loan Applicable Margin for the Tranche A

     Term Loans will be 1.50% from the date such Current Information is due pursuant to Section 5.02 (without regard to grace periods) through the date the Administrative Agent receives all Current Information then due pursuant to Section 5.02.

          "Applicable Percentage" shall mean, with respect to any Tranche A Term Loan Lender, such Lender's Tranche A Term Loan Percentage and with respect to any Tranche B Term Loan Lender, such Lender's Tranche B Term Loan Percentage.

          "Assignment and Acceptance" shall have the meaning provided in Section 8.07(c).

          "Bankruptcy Code" shall have the meaning provided in Section 6.08.

          "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, whose numerator is one and whose denominator is one minus the C\D Reserve Percentage and (b) the C\D Assessment Rate.

          "Base Rate" shall have the meaning provided in Section 2.06(a).

          "Base Rate Loan" shall mean a Tranche A Term Loan or a Tranche B Term Loan bearing interest at the rate provided in Section 2.06(a).

          "Borrowing" shall mean a borrowing pursuant to a Borrowing Request or a continuation or a conversion pursuant to Section 2.11 consisting, in each case, of the same Type of Loans having, in the case of Eurodollar Loans, the same Interest Period (except as otherwise provided in Sections 2.14 and 2.15) and made previously or being made concurrently, with respect to Tranche A Term Loans, by all of the Tranche A Term Loan Lenders and with respect to Tranche B Term Loans, by all of the Tranche B Term Loan Lenders.

          "Borrowing Request" shall mean a written request for a Borrowing pursuant to Section 2.02.

          "BP Facility Fee" shall mean the periodic fee payable to the Company by BP Chemicals, Inc., an Ohio corporation pursuant to Section 3.1(c) of that certain Lease and Production Agreement between BP Chemicals, Inc. and the Company dated August 8, 1994.

          "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in New York, New York or Houston, Texas and, if the applicable Business Day relates to Eurodollar Loans, on which trading is carried on by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

          "Canadian Facility" shall mean a revolving loan and letter of credit facility for loans and letters of credit in Canadian or U.S. dollars to or for the account of Sterling Pulp.

          "Canadian Subsidiaries" shall mean any Subsidiary of the Company which is organized under the laws of Canada or any province thereof.

          "Capital Expenditures" shall mean, for any period, all expenditures (whether paid in cash or accrued as a liability, including the portion of Capital Lease Obligations originally incurred during such period that are capitalized for the consolidated balance sheet of the Company) by the Company and its Subsidiaries during such period, that, in conformity with GAAP, are included in "capital expenditures," "additions to property, plant or equipment" or comparable items in the consolidated financial statements of the Company, but excluding (a) increases in the consolidated fixed or capital assets of the Company and its Subsidiaries resulting solely from Permitted Acquisitions (other than expenditures made after the date of any such Permitted Acquisition), (b) expenditures for the restoration, repair or replacement of any fixed or capital asset that was destroyed or damaged, in whole or in part, in an amount equal to any insurance proceeds received in connection with such destruction or damage, (c) increases in the capital assets of the Company or its Subsidiaries resulting from expenditures in respect of fixed or capital assets made by a Person other than the Company or its Subsidiaries so long as they have no obligation to reimburse such other Person for such expenditures and (d) expenditures made to acquire the Properties in connection with the AFB Acquisition.

          "Capital Expenditures from Retained Cash Flow" shall mean Capital Expenditures of the Company and its Subsidiaries on a consolidated basis permitted for any Fiscal Year pursuant to Section 5.04(o)(iii).

          "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property (excluding the Valdosta Lease but only to the extent that the Company or any Subsidiary owns Valdosta Bonds) which obligations are required to be classified and accounted for as a liability for a capital lease on a balance sheet of such Person and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof.

          "Carry-Forward Capital Expenditures" shall mean Capital Expenditures of the Company and its Subsidiaries on a consolidated basis permitted for any Fiscal Year pursuant to Section 5.04(o)(ii).

          "C\D Assessment Rate" shall mean for any day as applied to any Base Rate Loan, the annual assessment rate determined by the Administrative Agent to be payable on such day to the Federal Deposit Insurance Corporation (the "FDIC") for the FDIC (or any successor thereto) to insure time deposits at offices of the Administrative Agent in the United States.

          "C\D Reserve Percentage" shall mean for any day as applied to any Base Rate Loan, that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the then current reserve requirement for the Administrative Agent in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "Change of Control" shall mean either a "Change in Control", as defined in the Senior Subordinated Notes Indenture or a change resulting when any Unrelated Person or any Unrelated Persons, other than the Designated Shareholders, acting together, which would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (i) Beneficially Own more than 30% of the aggregate voting power of all classes of Voting Stock of Holdco or (ii) succeed in having sufficient of its or their nominees elected to the Board of Directors of Holdco such that such nominees, when added to any existing director remaining on the Board of Directors of Holdco after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of Holdco; provided, however, no Change of Control shall have occurred so long as the Designated Shareholders (or any combination thereof) shall retain more than 50% of the aggregate voting power of all classes of Voting Stock of Holdco. As used herein (a) "Beneficially Own" shall mean "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" shall mean a "group" for purposes of
     Section 13(d) of the Securities Exchange Act of 1934, as amended; (c) "Unrelated Person" shall mean at any time any Person other than Holdco or any of its Subsidiaries and other than any trust for any employee benefit plan of Holdco or any of its Subsidiaries; (d) "Related Person" of any Person shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person or (2) 5% or more of the Voting Stock of such Person; and (e) "Designated Shareholders" shall mean the Persons who are, as of the Effective Date, parties to the shareholder agreement among certain shareholders of Holdco, delivered to the Administrative Agent on the Effective Date.

          "Closing Date" shall mean the "as of" date of this Agreement set forth in the first paragraph hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

          "Collateral" shall mean the Company's, Holdco's and the Subsidiary Guarantors' Properties described in and subject to the Liens, privileges, priorities and security interests purported to be created by any Security Instrument.

          "Combined Lender Indebtedness" shall mean collectively the Lender Indebtedness and the Original Lender Indebtedness.

          "Combined Loans" shall mean the Loans and the Original Loans.

          "Combined Term Loans" shall mean collectively the Loans and the Original Term Loans.

          "Commitments" shall mean as to any Lender, its Tranche A Term Loan Commitment and Tranche B Term Loan Commitment.

          "Commodity Swap Agreement" shall mean any contract for sale for future delivery of commodities (whether or not the subject commodities are to be delivered), hedging contract, forward contract, swap agreement, futures contract or other commodity pricing protection agreement or option with respect to any such transaction, designed to hedge against fluctuations in prices of the subject commodities.

          "Company" shall mean Sterling Chemicals, Inc., a Delaware corporation, (formerly known as STX Chemicals Corp.).

          "Cumulative Retained Cash Flow" shall mean an amount equal to the difference of (a) Retained Cash Flow for all then previous Fiscal Years, on a cumulative basis, minus (b) Designated Retained Cash Flow Usage, on a cumulative basis, in each case from the Effective Date through the date of determination.

          "Current Assets" shall mean all assets of a Person which under GAAP would be classified as current assets (excluding any cash or cash equivalents).

          "Current Information" shall mean, as of any day, the financial statements and other related information for any applicable period most recently required to be delivered to the Administrative Agent pursuant to Sections 5.02(a), (b), and (d).

          "Current Liabilities" shall mean all liabilities of a Person which under GAAP would be classified as current liabilities, other than current maturities of long term debt and the obligation to repay the Revolving Credit Loans (as defined in the Original Credit Agreement).

          "Current Ratio" shall mean, on any day, the ratio of Current Assets to Current Liabilities.

          "Cytec Indemnity" shall mean the indemnification obligations of the Cytec Parties in favor of the Company, Sterling Fibers and Holdco as set forth in the Purchase Agreement.

          "Deed of Trust" shall mean the Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement dated as of August 21, 1996, delivered by the Company pursuant to the Original Credit Agreement as security for the payment and performance of the Original Lender Indebtedness.

          "Default" shall mean an Event of Default or any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

          "Designated Retained Cash Flow Usage" shall be an amount designated in writing by a Responsible Officer of the Company to the Administrative Agent, which designation shall be in the form of Exhibit I, to be a usage of Retained Cash Flow for either a Permitted Acquisition or a Capital Expenditure.

          "Documentation Agent" shall mean Credit Suisse First Boston, acting in the manner and to the extent described in Article VII.

          "Dollar" and the sign "$" shall mean lawful money of the United States of America.

          "EBITDA" shall mean, as to the Company and its Subsidiaries on a consolidated basis and for any period, without duplication, the amount equal to net income less any non-cash income included in net income, plus
     (a) to the extent deducted from net income, interest expense, depreciation, depletion and impairment, amortization of leasehold and intangibles, expenses incurred on or prior to the Effective Date relating to SAR's, non-capitalized expenses incurred on or prior to August 21, 1996 relating to the Merger not to exceed $3,633,000, other non-cash expenses, and income tax expenses, (b) prepaid royalty income (including the BP Facility Fee) to the extent actually received in cash; provided, that, extraordinary gains or losses, including but not limited to gains or losses on the disposition of assets, shall not be included in EBITDA, in each case for such period, and (c) for the Rolling Periods ending on March 31, 1997, June 30, 1997, September 30, 1997, and December 31, 1997, the AFB Adjusted Historical EBITDA for such Rolling Period.

          "Effective Date" shall mean the date on which (i) each of the conditions precedent set forth in Article III have been satisfied or waived by each of the Lenders and (ii) the Loans have been made.

          "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which the Company or its Subsidiaries are conducting or at any time have conducted business, or where any Property of the Company or its Subsidiaries is located, or where any hazardous substances generated by or disposed of by the Company or its Subsidiaries are located, including but not limited to the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA; the terms "hazardous substance," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to change the meaning of any term defined thereby, such changed meaning shall apply subsequent to the effective date of such amendment, and provided, further, that, to the extent the laws of the state in which any Property of the Company or its Subsidiaries is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

          "Equity Plans" shall have the meaning provided in the Original Credit Agreement.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

          "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company or a Subsidiary of the Company would be deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA or Subsections 414(b), (c), (m) or (o) of the Code.

          "ERISA Termination Event" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under Subsections .14, .18, .19 or .20 of Part 2615 of the PBGC regulations), (ii) the withdrawal of the Company, a Subsidiary of the Company or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA,
     (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "ESOP" shall mean the new employee stock ownership plan of the Company and its related trust, as in effect on the Effective Date.

          "ESOP Security Agreement" shall mean that certain Security Agreement dated as of the Effective Date, executed by the ESOP in favor of the Company, and any and all amendments, modifications, supplements, renewals and restatements thereof.

          "ESOP Term Loan" shall have the meaning provided in the Original Credit Agreement.

          "Eurodollar Loan" shall mean a Tranche A Term Loan or a Tranche B Term Loan bearing interest at the rate provided in Subsection 2.06(b).

          "Eurodollar Rate" shall mean, with respect to any Borrowing of Eurodollar Loans for any Interest Period, the product of (a) (i) the interest rate per annum shown on page 3750 of the Dow Jones & Company Telerate screen or any successor page as the composite offered rate for London interbank deposits with a period comparable to the Interest Period for such Eurodollar Loan, as shown under the heading "USD" at 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period or (ii) if the rate in clause (i) of this definition is not shown for any particular day, the average interest rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) offered to the Reference Banks in the interbank Eurodollar market for Dollar deposits of amounts in funds comparable to the principal amount of the Eurodollar Loan to which such Eurodollar Rate is to be applicable with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 10:00 a.m. (Houston time) two Business Days prior to the commencement of such Interest Period, times (b) Statutory Reserves.

          "Event of Default" shall have the meaning provided in Article VI.

          "Excess Cash Flow" shall mean (a) EBITDA for any Fiscal Year, minus
     (b) for each such Fiscal Year and for the Company and its Subsidiaries on a consolidated basis, the sum of (i) scheduled payments of principal pursuant to Sections 2.05(a) and (b) and Sections 2.05(b) and (c) of the Original Credit Agreement, (ii) the principal portion of scheduled payments under Capital Lease Obligations, (iii) cash interest, (iv) cash taxes applicable to such Fiscal Year and paid prior to the date of determination, by or on behalf of the Company and its Subsidiaries, (v) any Permitted Holdco Dividends actually paid, (vi) the amount paid to Cytec pursuant to Section 2.03 of the AFB Earnout Agreement attributable to such Fiscal Year, (vii) for the Fiscal Year ending September 30, 1997, the AFB Adjusted Historical EBITDA for the Rolling Period ending on September 30, 1997, and (viii) the amount equal to (A) actual Capital Expenditures (exclusive of Capital Lease Obligations incurred during such Fiscal Year and Capital Expenditures for such Fiscal Year that were designated as Capital Expenditures from Retained Cash Flow), plus (B) the amount of Carry-Forward Capital Expenditures permitted to be made in the next succeeding Fiscal Year, minus (C) the amount of Carry-Forward Capital Expenditures permitted to be made in the current Fiscal Year.

          "Exchange Rate Swap Agreement" shall mean any contract for sale, purchase, or exchange or for future delivery of foreign currency (whether or not the subject currency is to be delivered or exchanged), hedging contract, forward contract, swap agreement, futures contract, or other foreign exchange protection agreement or option with respect to any such transaction, designed to hedge against fluctuations in foreign exchange rates.

          "Federal Funds Effective Rate" shall mean, for any day, the per annum rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" shall mean the letter agreement dated December 23, 1996, regarding fees, executed by TCB, and Chase Securities Inc. and accepted and agreed to by the Company as of December 23, 1996.

          "Financial Statements" shall mean the audited consolidated financial statements of the Company for the Fiscal Year ended September 30, 1996.

          "Financing Documents" shall mean this Agreement, the Notes, the Subsidiary Guaranty, the Security Instruments, the Stock Intercreditor Agreement, the Borrowing Request, the Fee Letter, the Intercreditor Agreement and the other documents, instruments or agreements described in Subsection 3.02(d), together with any other document, instrument or agreement (other than participation, agency or similar agreements among the Lenders or between any Lender and any other bank or creditor with respect to any indebtedness or obligations of Holdco or the Company or its Subsidiaries hereunder or thereunder) now or hereafter entered into in connection with the Loans, the Lender Indebtedness or the Collateral, as such documents, instruments or agreements may be amended, modified or supplemented from time to time.

          "Fiscal Quarter" shall mean the fiscal quarter of the Company, ending on the last day of each December, March, June and September in each year.

          "Fiscal Year" shall mean the fiscal year of the Company, ending on September 30th of each year.

          "Fixed Charge Coverage Ratio" shall mean, for any day:

               (a) from January 1, 1997, through March 31, 1997, the ratio of
          (i) EBITDA for the Rolling Period ending on December 31, 1996 less cash income taxes actually paid during the Fiscal Quarter ending on December 31, 1996, times four, plus cash income tax refunds actually received by the Company and its Subsidiaries on a consolidated basis for the Rolling Period ending on December 31, 1996, to (ii) the sum of
          (A) Scheduled Principal Payments made during the Fiscal Quarter ending on December 31, 1996, times four, plus (B) the amount of cash interest paid during the Fiscal Quarter ending on December 31, 1996 (including the interest component of Capital Lease Obligations), times four, plus
          (C) actual Capital Expenditures (excluding Project Capital Expenditures and Capital Lease Obligations incurred during such period) made during the Rolling Period ending on December 31, 1996, plus (D) all Permitted Holdco Dividends paid during the Rolling Period ending on December 31, 1996;

               (b) from April 1, 1997, through June 30, 1997, the ratio of (i) EBITDA for the Rolling Period ending on March 31, 1997, less cash income taxes actually paid during the two Fiscal Quarters ending on December 31, 1996 and March 31, 1997, respectively, times two, plus cash income tax refunds actually received by the Company and its Subsidiaries on a consolidated basis for the Rolling Period ending on March 31, 1997, to (ii) the sum of (A) Scheduled Principal Payments made during the two Fiscal Quarters ending on December 31, 1996, and March 31, 1997, times two, plus (B) the amount of cash interest paid during the two Fiscal Quarters ending on December 31, 1996, and March 31, 1997 (including the interest component of Capital Lease Obligations), respectively, times two, plus (C) actual Capital Expenditures (excluding Project Capital Expenditures and Capital Lease Obligations incurred during such period) made during the Rolling Period ending on March 31, 1997, plus (D) all Permitted Holdco Dividends paid during the Rolling Period ending on March 31, 1997;

               (c) from July 1, 1997, through September 30, 1997, the ratio of
          (i) EBITDA for the Rolling Period ending on June 30, 1997, less cash income taxes actually paid for the three Fiscal Quarters ending on December 31, 1996, March 31, 1997 and June 30, 1997, respectively, times 1.33, plus cash income tax refunds actually received by the Company and its Subsidiaries on a consolidated basis for the Rolling Period ending on June 30, 1997, to (ii) the sum of (A) Scheduled Principal Payments made during the three Fiscal Quarters ending on December 31, 1996, March 31, 1997, June 30, 1997, respectively, times 1.33, plus (B) the amount of cash interest paid during the three Fiscal Quarters ending on December 31, 1996, March 31, 1997, and June 30, 1997 (including the interest component of Capital Lease

          Obligations), respectively, times 1.33, plus (C) actual Capital Expenditures (excluding Project Capital Expenditures and Capital Lease Obligations incurred during such period) made during the Rolling Period ending on June 30, 1997, plus (D) all Permitted Holdco Dividends paid during the Rolling Period ending on June 30, 1997; and

               (d) from October 1, 1997, through December 31, 1997, the ratio of (i) EBITDA less cash income taxes actually paid plus cash income tax refunds actually received by the Company and its Subsidiaries on a consolidated basis in each case for the Rolling Period ending on September 30, 1997, to (ii) the sum of (A) Scheduled Principal Payments made during such period, plus (B) the amount of cash interest paid during such period (including the interest component of Capital Lease Obligations), plus (C) the greater of (1) actual Capital Expenditures (exclusive of Capital Lease Obligations incurred during such period, Capital Expenditures made during such period that were designated by the Company to be Capital Expenditures from Retained Cash Flow, and Project Capital Expenditures made during such period) and (2) $15,000,000, plus (D) all Permitted Holdco Dividends paid during such period, all without duplication and as to the Company and its Subsidiaries on a consolidated basis.

               (e) after December 31, 1997, the ratio of (i) EBITDA less cash income taxes actually paid plus cash income tax refunds actually received by the Company and its Subsidiaries on a consolidated basis to (ii) the Fixed Charges, in each case for the Rolling Period ending on the most recent Quarterly Date.

          "Fixed Charges" shall mean without duplication, as to the Company and its Subsidiaries on a consolidated basis and for each Rolling Period, (a) Scheduled Principal Payments made during such period, plus (b) the amount of cash interest paid during such period (including the interest component of Capital Lease Obligations), plus (c) the greater of (i) actual Capital Expenditures (exclusive of Capital Lease Obligations incurred during such period and Capital Expenditures made during such period that were designated by the Company to be Capital Expenditures from Retained Cash
     Flow) and (ii) $15,000,000, plus (d) all Permitted Holdco Dividends paid during such period.

          "Form 1001 Certification" shall have the meaning provided in Section 2.20(f).

          "Form 4224 Certification" shall have the meaning provided in Section 2.20(f).

          "Funded Indebtedness" shall mean, as to any Person, without duplication, all Indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes, or other similar instruments, all Capital Lease Obligations, and all guaranties of Funded Indebtedness of other Persons.

          "GAAP" shall mean generally accepted accounting principles as applied in accordance with Section 1.02.

          "Governmental Authority" shall mean any (domestic or foreign) federal, state, province, county, city, municipal or other political subdivision or government, department, commission, board, bureau, court, agency or any other instrumentality of any of them, which exercises jurisdiction over the Company or any of its Property, or any Subsidiary of the Company or any of such Subsidiary's Property or any Plan.

          "Governmental Requirement" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including but not limited to any of the foregoing which relate to Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

          "Hedge Agreement" shall mean (i) any Commodity Swap Agreement, (ii) any Interest Rate Swap Agreement, or (iii) any Exchange Rate Swap Agreement.

          "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Lender Indebtedness, as the case may be, owed to it under the law of any jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding other provisions of this Agreement, or law of the United States of America applicable to such Lender and the Transactions, which would permit such Lender to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction's law.

          "Holdco" shall have the meaning provided in the Introductory
     Statement.

          "Holdco Common Stock" shall mean the common stock of Holdco, par value $0.01 per share.

          "Indebtedness" of any Person shall mean:

               (i) all obligations of such Person for borrowed money and obligations evidenced by bonds, debentures, notes or other similar instruments;

               (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments;

               (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money);

               (iv) all Capital Lease Obligations in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss;

               (v) all guaranties (direct or indirect), and other contingent obligations of such Person in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Indebtedness of other Persons;

               (vi) Indebtedness of others secured by any Lien upon Property owned by such Person, whether or not assumed;

               (vii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or financial covenants of other Persons;

               (viii) obligations to deliver goods or services in consideration of advance payments, excluding such obligations incurred in the ordinary course of business as conducted by the Company and its Subsidiaries as of the Closing Date; and

               (ix) the net amount of obligations of such Person under agreements of the types described in the definitions of Commodity Swap Agreements, Exchange Rate Swap Agreements and Interest Rate Swap Agreements;

     provided, that the term "Indebtedness" shall not mean or include any indebtedness of the type described in clause (i) of this definition in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such indebtedness may be duly called for redemption and payment) shall be deposited (in accordance with the terms of such indebtedness) with a depository, agency or trustee, acceptable to the Administrative Agent, in trust for the payment of such indebtedness with the effect that the obligor of such indebtedness has no further obligation to comply with the covenants and other applicable terms of the documentation existing in connection therewith.

          "Intercreditor Agreement" shall have the meaning assigned such term in
     Section 8.22.

          "Interest Coverage Ratio" shall mean, on any day, the ratio of (a) EBITDA for the Rolling Period ending on the then most recent Quarterly Date to (b) cash interest payments made by the Company and its Subsidiaries on a consolidated basis during such Rolling Period.

          "Interest Period" shall mean, with respect to each Borrowing of Eurodollar Loans, an interest period complying with the terms and provisions of Section 2.07.

          "Interest Rate Swap Agreement" shall mean any rate swap, rate cap, rate floor, rate collar, forward rate agreement, futures or other rate protection agreement or option with respect to any such transaction, designed to hedge against fluctuations in interest rates.

          "Leasehold Deed of Trust" shall mean the Leasehold Deed to Secure Debt and Security Agreement dated as of August 21, 1996, as amended by the First Amendment and Supplement to Leasehold Deed to Secure Debt and Security Agreement delivered by the Company pursuant to Section 3.02(d)(xiv) as security for the Combined Lender Indebtedness.

          "Lender" shall have the meaning assigned such term in the opening paragraph of this Agreement.

          "Lender Indebtedness" shall mean any and all amounts owing or to be owing by the Company to the Agents or the Lenders with respect to or in connection with the Loans, the Notes, any Hedge Agreement, this Agreement, or any other Financing Document and, as to Hedge Agreements, any and all amounts owing or to be owing by the Company thereunder to any Secured Affiliate.

          "Lending Office" shall mean for each Lender the office specified opposite such Lender's name on the signature pages hereof, or in the Assignment and Acceptance pursuant to which it became a Lender, with respect to each Type of Loan, or such other office as such Lender may designate in writing from time to time to the Company and the Administrative Agent with respect to such Type of Loan.

          "Leverage Ratio" shall mean, on any day, the ratio of (a) Funded Indebtedness of the Company and its Subsidiaries on a consolidated basis as of the date of determination to (b) EBITDA for the Rolling Period ending on the most recent Quarterly Date as of the date of determination.

          "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on contract or constitutional common law, or statutory law, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, liens and other statutory, constitutional, or common law rights of landlords, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Company or any Subsidiary of the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          "Loan" shall mean a Tranche A Term Loan or a Tranche B Term Loan, as the context shall require; and "Loans" shall mean collectively the Tranche A Term Loans and the Tranche B Term Loans or one or more of them as provided herein.

          "Margin Stock" shall have the meaning provided in Regulations G, U and X.

          "Material Adverse Effect" shall mean any material and adverse effect on (i) the business operations, assets, liabilities, condition (financial or otherwise), or results of operations of the Company, on an individual basis, or the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company on an individual basis to carry out its business or of the Company and its Subsidiaries taken as a whole to carry out their business, or (iii) the ability of the Company and its Subsidiaries, taken as a whole, to perform the obligations under the Notes, this Agreement or the other Financing Documents in accordance with their respective terms.

          "Material Contract" shall mean each contract, license, and agreement listed on Schedule 4.23.

          "Net Proceeds" shall mean, with respect to any sale, transfer, or disposition of Property permitted by Section 5.04(c) ("Permitted Disposition"), the gross amount received by the Company or any of its Subsidiaries from such Permitted Disposition, minus the sum of (i) the amount, if any, of all taxes paid or payable by the Company or any of its Subsidiaries directly resulting from such Permitted Disposition (including the amount, if any, estimated by the Company in good faith at the time of such Permitted Disposition for taxes payable by the Company or any of its Subsidiaries on or measured by net income or gain resulting from such Permitted Disposition), and (ii) the reasonable out-of-pocket costs and expenses incurred by the Company or such Subsidiary in connection with such Permitted Disposition (including reasonable brokerage fees paid to a Person other than an Affiliate of the Company, but excluding any fees or expenses paid to an Affiliate of the Company).

          "Notes" shall mean the Tranche A Term Notes and the Tranche B Term Notes.

          "Notice of Designated Retained Cash Flow Usage" shall mean a notice in the form attached as Exhibit I.

          "Original Credit Agreement" shall mean the $456,500,000 principal amount credit agreement dated as of June 21, 1996 among the Company, TCB, individually, as an issuing bank and as administrative agent, Credit Suisse, individually, as an issuing bank and as documentation agent, and the lenders party thereto, as amended by the First Amendment to Credit Agreement of even date herewith, and as further amended, modified or supplemented.

          "Original Fee Letter" shall mean the "Fee Letter" under the Original Credit Agreement.

          "Original Lender Indebtedness" shall mean the "Lender Indebtedness" under the Original Credit Agreement.

          "Original Lenders" shall mean the "Lenders" under the Original Credit Agreement.

          "Original Loans" shall mean the "Loans" under the Original Credit Agreement.

          "Original Pilko Report" shall mean the environmental assessment letter of Pilko & Associates, Inc. dated April 18, 1996, and the accompanying Environmental Assessment of Sterling Chemicals, Inc. each of which has been delivered to the Lenders.

          "Original Term Loan Lenders" shall mean "Term Loan Lenders" under the Original Credit Agreement.

          "Original Term Loans" shall mean the "Term Loans" under the Original Credit Agreement.

          "Original Tranche A Term Loan Lender" shall mean any "Tranche A Term Loan Lender" under the Original Credit Agreement.

          "Original Tranche B Term Loan Lender" shall mean any "Tranche B Term Loan Lender" under the Original Credit Agreement.

          "Other Taxes" shall have the meaning provided in Subsection 2.20(b).

          "Payment Office" shall mean the Administrative Agent's office located at 1111 Fannin Street, Houston, Texas 77002; Attention: Gale Manning (or such other office or individual as the Administrative Agent may hereafter designate in writing to the other parties hereto).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

          "Permitted Acquisition" shall mean any non-hostile acquisition of the voting securities (other than publicly traded securities) or other equity interests, or all or substantially all of the assets, of any Person (or any division or product line of such person), but only so long as no Default shall have occurred and be continuing at the time of (or would result from) such acquisition, and only to the extent permitted pursuant to Section 5.04(e)(x).

          "Permitted Holdco Dividend" shall mean any of the following, to the extent permitted pursuant to Section 5.04(d)(iv):

               (a) cash dividends to Holdco in any Fiscal Year not to exceed (A) $500,000 for the period from the Effective Date through September 30, 1996 and (B) $2,000,000 for Fiscal Year ended September 30, 1997, and for each succeeding Fiscal Year; and

               (b) cash dividends to Holdco so long as Holdco promptly, and in any event within five Business Days, utilizes the full amount of such cash dividends for the sole purpose of paying interest as and when due with respect to the Senior Secured Discount Notes then outstanding to the extent required to be made in accordance with the terms of the Senior Secured Discount Notes as in effect on the Effective Date and without giving effect to any amendment or modification thereof unless agreed to in writing by the Lenders; provided that (i) the amount of such cash dividends paid pursuant to this clause (b) shall not exceed the amount necessary to make such required interest payment in accordance with the terms of the Senior Secured Discount Notes, (ii) no such payment shall be made at any time when the payment of cash interest on the Senior Secured Discount Notes is not required to be made pursuant to the provisions thereof, and (iii) no such payment shall be made at any time prior to the fifth anniversary of the Effective Date.

          "Person" shall mean any individual, partnership, firm, corporation (including, but not limited to the Company), association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof; provided, however, for the purpose of the definition of "Change of Control," "Person" shall mean a "person" or group of persons within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

          "Plan" shall mean any employee pension benefit plan, as defined in
     Section 3(2) of ERISA (including, but not limited to, an employee pension benefit plan, such as a foreign plan, which is not subject to the provisions of ERISA), which (i) is currently or hereafter sponsored, maintained or contributed to by the Company, a Subsidiary of the Company or an ERISA Affiliate, or (ii) was at any time during the six preceding Fiscal Years sponsored, maintained or contributed to by the Company, a Subsidiary of the Company or an ERISA Affiliate.

          "Preferred Stock" shall mean the redeemable Series A Preferred Stock issued by Holdco with terms, limitations, rights and preferences as set forth in Exhibit C.

          "Prime Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime rate, effective as of the date announced as the effective date of any change in such prime rate. Without notice to the Company or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which such prime rate shall fluctuate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Project Capital Expenditures" shall mean all Capital Expenditures made by the Company and its Subsidiaries through December 31, 1996, for the construction of the Valdosta, Georgia facility and the methanol facility located in Texas City, Texas.

          "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Purchase Agreement" shall have the meaning provided in the Introductory Statement.

          "Quarterly Dates" shall mean the last day of each December, March, June, and September, in each year.

          "Reference Banks" shall mean the Agents.

          "Register" shall have the meaning assigned in Section 8.07(d).

          "Regulation D", "Regulations G, U and X" shall mean, respectively, Regulation D under the Securities Act of 1933, as amended or modified from time to time, and Regulation G, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as such regulations are from time to time in effect and any successor regulations thereto.

          "Required Lenders" shall mean at any time, Lenders the Total Credit Percentages of which aggregate at least 51%.

          "Responsible Officer" shall mean, with respect to any corporation, the chairman of the board, the president, any vice president, the chief executive officer or the chief operating officer, or any equivalent officer (regardless of his or her title), and, in respect of financial or accounting matters, the chief financial officer, the vice president of finance, the treasurer, the controller, or any equivalent officer (regardless of his or her title). Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Company.

          "Retained Cash Flow" shall mean, in any Fiscal Year, the amount of Excess Cash Flow that exceeds the amount of the prepayment of Combined Loans required pursuant to Section 2.10(a)(i) for such Fiscal Year.

          "Rolling Period" shall mean for each Fiscal Quarter commencing with the first full Fiscal Quarter after the Effective Date, such quarter and the three preceding Fiscal Quarters.

          "Santa Rosa Deed of Trust" shall mean the Mortgage, Assignment and Security Agreement dated as of the Closing Date delivered by Sterling Fibers pursuant to Section 3.02(d)(ii) as security for the payment and performance of Sterling Fibers' obligations under the Limited Guaranty Agreement (Santa Rosa) dated as of the Closing Date delivered by Sterling Fibers pursuant to Section 3.02(d)(iii).

          "SAR" shall mean each stock appreciation right outstanding under any Equity Plan.

          "Scheduled Capital Expenditures" shall mean Capital Expenditures of the Company and its Subsidiaries on a consolidated basis permitted for any Fiscal Year pursuant to Section 5.04(o)(i).

          "Scheduled Principal Payments" shall mean, for any period, the amounts of scheduled principal payments made during such period with respect to Funded Indebtedness (including the principal portion of all Capital Lease Obligations) not including any principal payments of (a) the ESOP Term Loan, but only to the extent that net income for the applicable period was reduced for the expense incurred by the Company for contributions to the ESOP, and (b) Revolving Credit Loans (as defined in the Original Credit Agreement).

          "SCI Acquisition" shall have the meaning assigned to the term "Acquisition" in the Original Credit Agreement.

          "Second Lien Deed of Trust" shall mean the Second Lien Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement dated as of the Closing Date, delivered by the Company pursuant to Section 3.02(d)(v) as security for the payment and performance of the Lender Indebtedness.

          "Secondary ESOP Loan" shall mean the loan or loans made by the Company to the ESOP to allow the ESOP to purchase Holdco Common Stock.

          "Secondary ESOP Loan Documents" shall mean the Secondary ESOP Note, the ESOP Security Agreement, and all documents, instruments and agreements now or hereafter executed by the

     ESOP and delivered to the Company as the lender under the Secondary ESOP Loan, and any and all amendments, modifications, supplements, renewals or restatements thereof.

          "Secondary ESOP Note" shall mean the promissory note or notes from the ESOP to the Company evidencing the Secondary ESOP Loan, and any and all amendments, modifications, supplements, renewals and restatements thereof.

          "Secured Affiliate" shall mean any Affiliate of any Lender that has entered into a Hedge Agreement with the Company or any of its Subsidiaries with the obligations of the Company or such Subsidiary thereunder being secured by one or more Security Instruments.

          "Security Instruments" shall mean the agreements or instruments described or referred to in Subsections 3.02(d)(i) through (xviii), including, to the extent such Subsections describe an amendment, the agreement or instrument amended thereby, and any and all other agreements or instruments now or hereafter executed and delivered by the Company, any Subsidiary of the Company or any other Person as security for the payment or performance of the Lender Indebtedness or the Original Lender Indebtedness, as any of the foregoing may have been, or may hereafter be, amended, modified or supplemented.

          "Senior Secured Discount Notes" shall mean the senior secured discount notes issued pursuant to the Senior Secured Discount Notes Indenture with initial proceeds in an amount of up to $100,000,000 issued by Holdco in connection with the debt financing for the SCI Acquisition.

          "Senior Secured Discount Notes Indenture" shall mean the Sterling Chemicals Holdings, Inc. $191,751,000 132% Senior Secured Discount Notes due 2008 Indenture dated as of August 15, 1996, with Fleet National Bank, as Trustee.

          "Senior Subordinated Notes" shall mean the senior subordinated notes issued pursuant to the Senior Subordinated Notes Indenture in an amount of up to $275,000,000 issued by the Company in connection with the debt financing for the SCI Acquisition.

          "Senior Subordinated Notes Indenture" shall mean the Sterling Chemicals, Inc. $275,000,000 11 3/4% Senior Subordinated Notes Due 2006 Indenture dated as of August 15, 1996, with Fleet National Bank, as Trustee.

          "Solvent" shall mean with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

          "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum applicable reserve percentages, including any marginal, special, emergency or supplemental reserves (expressed as a decimal) established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Lenders are subject for Eurocurrency Liabilities (as defined in Regulation
     D) or any other category of deposits or liabilities by reference to which the Eurodollar Rate is determined. Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Sterling Canada" shall mean Sterling Canada, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.

          "Sterling NRO" shall mean Sterling NRO, Ltd., an Ontario (Canada) corporation.

          "Sterling Pulp" shall mean Sterling Pulp Chemicals, Ltd., an Ontario (Canada) corporation and a wholly-owned subsidiary of Sterling Canada.

          "Stock Intercreditor Agreement" shall mean the intercreditor agreement between TCB, on behalf of the Original Lenders, and Fleet National Bank of Connecticut, as Trustee on behalf of the holders of the Senior Secured Discount Notes, and dated as of August 21, 1996.

          "Subrogation and Contribution Agreement" shall mean the Subrogation and Contribution Agreement dated as of August 21, 1996 among the Subsidiary Guarantors as amended, modified and supplemented.

          "Subsidiary" of any Person shall mean a corporation, limited liability company, partnership or other entity of which a majority of the outstanding shares of stock of each class having ordinary voting power or other equity interests is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

          "Subsidiary Guaranty" shall mean, collectively, (i) the Guaranty Agreement dated as of the Closing Date executed by the Subsidiary Guarantors in favor of the Original Administrative Agent, the Administrative Agent, the Documentation Agent, the Documentation Agent (as defined in the Original Credit Agreement), the Issuing Banks (as defined in the Original Credit Agreement), and the Combined Lenders and (ii) the Limited Guaranty Agreement (Santa Rosa) dated as of the Closing Date executed by Sterling Fibers in favor of the Original Administrative Agent, the Administrative Agent, the Documentation Agent, the Documentation Agent (as defined in the Original Credit Agreement), the Issuing Banks (as defined in the Original Credit Agreement), and the Combined Lenders.

          "Subsidiary Guarantors" shall mean those Subsidiaries designated as Subsidiary Guarantors on Schedule 4.19, and any other Subsidiaries that become Subsidiary Guarantors pursuant to Section 5.01(i).

          "Taxes" shall have the meaning provided in Subsection 2.20(a).

          "TCB" shall mean Texas Commerce Bank National Association, in its individual capacity and not as Administrative Agent.

          "Three-Month Secondary CD Rate" shall mean, for any day, the secondary rate (adjusted to the basis of a year of 365 or 366 days, as the case may be) for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in the Federal Reserve Statistical Release H.15(519) during the week following such day), or if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time on such day (or, if such day shall not be a Business Day, on the next preceding Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by the Administrative Agent.

          "Total Credit Percentage" shall mean as to any Lender at any time, the percentage of the aggregate principal amount of the Tranche A Term Loans and the Tranche B Term Loans then constituted by the aggregate principal amount of such Lender's Tranche A Term Loans and Tranche B Term Loans.

          "Tranche A Term Loan" shall have the meaning provided in Subsection 2.01(a)(i).

          "Tranche A Term Loan Commitment" shall have the meaning assigned such term in Subsection 2.01(c).

          "Tranche A Term Loan Lender" shall mean any Lender having a Tranche A Term Loan Commitment hereunder and/or a Tranche A Term Loan outstanding hereunder.

          "Tranche A Term Loan Maturity Date" shall mean March 31, 2003.

          "Tranche A Term Loan Percentage" shall mean as to any Tranche A Term Loan Lender, the percentage which such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate Tranche A Term Loans then outstanding.

          "Tranche A Term Note" shall mean a promissory note of the Company described in Section 2.05(a) payable to a Tranche A Term Loan Lender and being substantially in the form of

     Exhibit B-1, evidencing the aggregate indebtedness of the Company to such Lender for Tranche A Term Loans.

          "Tranche B Term Loan" shall have the meaning provided in Subsection 2.01(a)(ii).

          "Tranche B Term Loan Commitment" shall have the meaning assigned such term in Subsection 2.01(d).

          "Tranche B Term Loan Lender" shall mean any Lender having a Tranche B Term Loan Commitment hereunder or a Tranche B Term Loan outstanding hereunder.

          "Tranche B Term Loan Maturity Date" shall mean September 30, 2004.

          "Tranche B Term Loan Percentage" shall mean as to any Tranche B Term Loan Lender, the percentage which such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate Tranche B Term Loans then outstanding.

          "Tranche B Term Note" shall mean a promissory note of the Company described in Section 2.05(b) payable to a Tranche B Term Loan Lender and being substantially in the form of Exhibit B-2, evidencing the aggregate indebtedness of the Company to such Lender for Tranche B Term Loans.

          "Transactions" shall mean the transactions provided for in and contemplated by this Agreement and the other Financing Documents.

          "TSG" shall mean The Sterling Group, Inc., a Texas corporation.

          "Type" of Loan shall mean a Base Rate Loan or Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York or, where applicable as to specific Collateral, any other relevant state.

          "U.S. Subsidiary" shall mean all Subsidiaries of the Company organized under the laws of any state, territory or subdivision of the United States.

          "U.S. Tax Compliance Certificate" shall have the meaning provided in
     Section 2.20(f)(y).

          "Valdosta Bonds" shall mean any of the Valdosta-Lowndes County Industrial Authority Industrial Development Revenue Bonds (Sterling Pulp Chemicals US, Inc. Project) Series 1995, issued and outstanding under that certain Indenture of Trust dated as of October 1, 1995 between Valdosta-Lowndes County Industrial Authority and Synovus Trust Company, as amended as of the Closing Date, and thereafter, as amended from time to time to the extent permitted by the Financing Documents.

          "Valdosta Lease" shall mean that certain Indenture of Lease dated as of October 1, 1995 by and between the Valdosta-Lowndes County Industrial Authority and Sterling Pulp Chemicals US, Inc., a Delaware corporation.

          "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.


     Section 1.02 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the Financial Statements, except for changes concurred with by the Company's independent public accountants; provided that, if such changes affect the results of the calculations of the financial ratios required under Section 5.03 (as compared to the results obtained by applying GAAP in effect on the Closing Date), the Company and the Administrative Agent (acting on behalf and at the direction of the Required Lenders) agree to negotiate in good faith to adjust such financial ratios in order to make them comparable after giving effect to such change in GAAP.

     Section 1.03 Other Definitional Terms. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule, exhibit and like references are to this Agreement unless otherwise specified.


                                  ARTICLE II

                           AMOUNT AND TERMS OF LOANS

     Section 2.01  Loans and Commitments.

          (a) Loans. Subject to the terms and conditions and relying on the representations and warranties contained herein, (i) each Tranche A Term Loan Lender severally agrees to make, on the Effective Date, term loans pursuant to its Tranche A Term Loan Commitment (each a "Tranche A Term Loan") to the Company and (ii) each Tranche B Term Loan Lender severally agrees to make, on the Effective Date, term loans pursuant to its Tranche B Term Loan Commitment (each a "Tranche B Term Loan") to the Company.

          (b) Types of Loans. The Loans made pursuant hereto by each Lender shall, at the option of the Company, be either Base Rate Loans or Eurodollar Loans and may be continued or converted pursuant to Section 2.11, provided that, except as otherwise specifically provided herein, all Loans made pursuant to the same Borrowing shall be of the same Type.

          (c) Tranche A Term Loan Commitments. The Tranche A Term Loans made pursuant hereto by each Tranche A Term Loan Lender shall not exceed in aggregate principal amount outstanding the amount set forth opposite such Lender's name on Annex I under the caption "Tranche A Term Loan Commitment" (as the same may be from time to time modified pursuant to Section 8.07(b), its "Tranche A Term Loan Commitment," and collectively for all Tranche A Term Loan Lenders, the "Tranche A Term Loan Commitments"). Any portion of each such Lender's Tranche A Term Loan Commitment not utilized on the Effective Date shall be permanently cancelled. Any Tranche A Term Loans that are repaid or prepaid may not be reborrowed.

          (d) Tranche B Term Loan Commitments. The Tranche B Term Loans made pursuant hereto by each Tranche B Term Loan Lender shall not exceed in aggregate principal amount outstanding the amount set forth opposite such Lender's name on Annex I under the caption "Tranche B Term Loan Commitment" (as the same may be from time to time modified pursuant to Section 8.07(b), its "Tranche B Term Loan Commitment," and collectively for all Tranche B Term Loan Lenders, the "Tranche B Term Loan Commitments"). Any portion of each such Lender's Tranche B Term Loan Commitment not utilized on the Effective Date shall be permanently cancelled. Any Tranche B Term Loans that are repaid or prepaid may not be reborrowed.

          (e) Amounts of Borrowings, etc. The aggregate principal amount of each Borrowing (i) of Eurodollar Loans shall be not less than $3,000,000 and shall be in an integral multiple of $100,000, and (ii) of Base Rate Loans hereunder shall be not less than $1,000,000 and shall be in an integral multiple of $100,000. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Company shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than six separate Borrowings of Eurodollar Loans being outstanding at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

     Section 2.02  Borrowing Requests.

          (a) Borrowing Requests. The Company shall give the Administrative Agent Advance Notice in the form of a Borrowing Request requesting that the Lenders make the Loans on the Effective Date and specifying the amount to be borrowed.

          (b) Notice by Administrative Agent. The Administrative Agent shall promptly give each Applicable Lender telecopy or telephonic notice (and, in the case of telephonic notices, confirmed by telecopy or otherwise in writing) of the proposed Borrowing, of such Lender's Applicable Percentage thereof and of the other matters covered by the Advance Notice. The Company hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice, absent manifest error.

     Section 2.03 Replacement of Lenders. If any Lender does not make a Eurodollar Loan pursuant to Section 2.15, is subject to increased costs pursuant to Section 2.16, fails to designate an alternate Lending Office pursuant to
Section 2.17, or is owed or reasonably anticipates being owed additional amounts pursuant to Section 2.20 and fails to take action required under Subsection 2.20(g) to avoid or reduce any such additional amounts, the Company shall have the right, if no Default then exists, to replace such Lender with another bank or financial institution with the consent of the Administrative Agent, which consent shall not be unreasonably withheld, provided that (i) the obligations of the Company owing to the Lender being replaced (including such increased costs) that are not being assigned to the replacement lender shall be paid in full to the Lender being replaced concurrently with such replacement lender, (ii) the replacement lender shall execute an Assignment and Acceptance pursuant to which it shall become a party hereto as provided in Section 8.07(c), and (iii) upon compliance with the provisions for assignment provided in Section 8.07(c) and the payment of amounts referred to in clause (i), the replacement lender shall constitute a "Lender" hereunder and the Lender being so replaced shall no longer constitute a "Lender" hereunder.

     Section 2.04  Disbursement of Funds.

          (a) Availability. No later than 11:00 a.m. (Houston time) on the date of each Borrowing, each Lender will make available to the Administrative Agent such Lender's Applicable Percentage of the amount (if any) by which the principal amount of the Borrowing requested to be made on such date by such Lender exceeds the principal amount of Loans (if any) of such Lender maturing on such date, in Dollars and in immediately available funds at the Payment Office. The Administrative Agent will make available to the Company at the Payment Office the aggregate of the amounts (if any) so made available by the Lenders by depositing such amounts, in immediately available funds, to an account of the Company at the Administrative Agent designated by the Company for such purpose.

          (b) Funds to the Administrative Agent. Unless the Administrative Agent shall have been notified by any Applicable Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's Applicable Percentage of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent may make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of a Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Effective Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company, and the Company shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for the Borrowing which includes such amount paid. Nothing in this Section shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder.

          (c) Lenders' Responsibilities. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder, and each Lender shall be obligated to make only such Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

     Section 2.05  Notes and Amortization.

          (a) Tranche A Term Notes and Amortization. The Company's obligation to pay the principal of, and interest on, the Tranche A Term Loans made by each Tranche A Term Loan Lender shall be further evidenced by the Company's issuance, execution and delivery of a Tranche A Term Note payable to the order of each such Lender in the amount of the sum of such Lender's Tranche A Term Loan Commitment (if issued on the Effective Date) or in the principal amount of such Lender's Tranche A Term Loans (if issued after the Effective Date), and dated as of the date of issuance of such Tranche A Term Note. The aggregate principal amount of the Tranche A Term Notes applicable to the aggregate Tranche A Term Loans of all Tranche A Term Loan Lenders shall be payable in quarterly installments of the amounts set forth below (in each case, as reduced by the application of any prepayments pursuant to Section 2.10):

QUARTERLY DATA                  AMOUNT            QUARTERLY DATE      AMOUNT
--------------                 --------           --------------     --------
June 30, 1997                $  348,750         September 30, 2000  $1,123,750
September 30, 1997           $  348,750         December 31, 2000   $1,511,250
December 31, 1997            $  930,000         March 31, 2001      $1,511,250
March 31, 1998               $  930,000         June 30, 2001       $1,511,250
June 30, 1998                $  930,000         September 30, 2001  $1,511,250
September 30, 1998           $  930,000         December 31, 2001   $1,898,750
December 31, 1998            $  930,000         March 31, 2002      $1,898,750
March 31, 1999               $  930,000         June 30, 2002       $1,898,750
June 30, 1999                $  930,000         September 30, 2002  $1,898,750
September 30, 1999           $  930,000         December 31, 2002   $2,363,750
December 31, 1999            $1,123,750         March 31, 2003      $2,363,750
March 31, 2000               $1,123,750
June 30, 2000                $1,123,750

     The first such quarterly installment shall be payable on June 30, 1997, and the remaining quarterly installments shall be payable on each Quarterly Date thereafter, with the final installment in the amount of the aggregate unpaid principal balance then owing being payable on or before the Tranche A Term Loan Maturity Date.

          (b) Tranche B Term Notes and Amortization. The Company's obligation to pay the principal of, and interest on, the Tranche B Term Loans made by each Tranche B Term Loan Lender shall be further evidenced by the Company's issuance, execution and delivery of a Tranche B Term Note payable to the order of each such Lender in the amount of the sum of such Lender's

     Tranche B Term Loan Commitment (if issued on the Effective Date) or in the principal amount of such Lender's Tranche B Term Loans (if issued after the Effective Date), and dated as of the date of issuance of such Tranche B Term Note. The aggregate principal amount of the Tranche B Term Notes applicable to the aggregate Tranche B Term Loans of all Tranche B Term Loan Lenders shall be payable in quarterly installments in the amounts set forth below (in each case, as reduced by the application of any prepayments pursuant to Section 2.10):


QUARTERLY DATA             AMOUNT            QUARTERLY DATE       AMOUNT
--------------             ------            --------------       ------
June 30, 1997              $83,333           March 31, 2001      $   83,333
September 30, 1997         $83,333           June 30, 2001       $   83,333
December 31, 1997          $83,333           September 30, 2001  $   83,333
March 30, 1998             $83,333           December 31, 2001   $   83,333
June 30, 1998              $83,333           March 31, 2002      $   83,333
September 30, 1998         $83,333           June 30, 2002       $   83,333
December 31, 1998          $83,333           September 30, 2002  $   83,333
March 31, 1999             $83,333           December 31, 2002   $   83,333
June 30, 1999              $83,333           March 31, 2003      $   83,333
September 30, 1999         $83,333           June 30, 2003       $7,750,004
December 31, 1999          $83,333           September 30, 2003  $7,750,004
March 30, 2000             $83,333           December 31, 2003   $8,125,000
June 30, 2000              $83,333           March 30, 2004      $8,125,000
September 30, 2000         $83,333           June 30, 2004       $8,125,000
December 31, 2000          $83,333           September 30, 2004  $8,125,000

     The first such quarterly installment shall be payable on June 30, 1997, and the remaining quarterly installments shall be payable on each Quarterly Date thereafter, with the final installment in the amount of the aggregate unpaid principal balance then owing being payable on or before the Tranche B Term Loan Maturity Date.

     Section 2.06  Interest. In all cases subject to Section 8.12:

          (a) Base Rate Loans. Subject to Section 2.06(c), the Company agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date thereof until payment in full thereof at a rate per annum which shall be, for any day, equal to the sum of the Applicable Margin plus the Base Rate in effect on such day, but in no event to exceed the Highest Lawful Rate. The term "Base Rate" shall mean, for any day, the highest of (i) the Prime Rate in effect on such day, (ii) one-half of one percent (2%) plus the Federal Funds Effective Rate in effect for such day (rounded upwards, if necessary, to the nearest 1/16th of 1%), and (iii) one percent (1%) plus the Base CD Rate in effect on such day, but in no event to exceed the Highest Lawful Rate. For purposes of this Agreement, any change in the Base Rate due to a change in the Three-Month Secondary CD Rate, the Federal Funds Effective Rate, or the Prime Rate shall be effective as of the opening of business on the effective date of such change in the Three-Month Secondary CD Rate, the Federal Funds Effective Rate, or the Prime Rate, as the case may be. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate and the Three-Month Secondary CD Rate for any reason, including but not limited to the inability of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

          (b) Eurodollar Loans. Subject to Section 2.06(c), the Company agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date thereof until payment in full thereof at a rate per annum which shall be the sum of the relevant Applicable Margin plus the Eurodollar Rate, but in no event to exceed the Highest Lawful Rate.

          (c) Default Interest. If the Company shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder or under any Financing Document, by acceleration or otherwise, the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) at a rate per annum equal to (a) in the case of any Eurodollar Loan, the rate that would be applicable under Section 2.06(b) to such Eurodollar Loan, plus 2% per annum, and (b) in the case of any other amount, the rate that would be applicable under Section 2.06(a) to a Base Rate Loan, plus 2% per annum.

          (d) Interest Payment Dates. Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of payment in full thereof. Interest on each Eurodollar Loan shall be payable on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after maturity, on demand. Interest on each Base Rate Loan shall be payable on each Quarterly Date, commencing on the first of such days to occur after such Loan is made, at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

          (e) Notice by the Administrative Agent. The Administrative Agent, upon determining the Eurodollar Rate for any Interest Period, shall promptly notify by telecopy or telephone (in the case of telephonic notices, confirmed by telecopy or otherwise in writing) or in writing the Company and the Applicable Lenders.

     Section 2.07 Interest Periods. In connection with each Borrowing of Eurodollar Loans, the Company shall elect an Interest Period to be applicable to such Borrowing, which Interest Period shall begin on and include, as the case may be, the date selected by the Company pursuant to Section 2.02(a), the conversion date or the date of expiration of the then current Interest Period applicable thereto, and end on but exclude the date which is either one, two, three, six or (subject to availability by each Applicable Lender) twelve months thereafter, as selected by the Company; provided that:

          (a) Business Days. If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, further, that if any Interest Period (other than in respect of a Borrowing of Eurodollar Loans the

     Interest Period of which is expiring pursuant to Section 2.15(b) hereof) would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (b) Month End. Any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to Subsection (c) below, end on the last Business Day of a calendar month;

          (c) Payment Limitations. No Interest Period shall extend beyond any date that any principal payment or prepayment is scheduled to be due unless the aggregate principal amount of Borrowings which are Borrowings of Base Rate Loans or which have Interest Periods which will expire on or before such date, less the aggregate amount of any other principal payments or prepayments due during such Interest Period, is equal to or in excess of the amount of such principal payment or prepayment; and

          (d) Maturity Dates. No Interest Period with regard to Tranche A Loans shall extend beyond the Tranche A Term Loan Maturity Date and no Interest Period with regard to Tranche B Term Loans shall extend beyond the Tranche B Term Loan Maturity Date.

     Section 2.08  Repayment of Loans.

          (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of (i) each Tranche A Term Loan Lender, the amounts specified in Section 2.05(a), on the dates specified in
     Section 2.05(a) (or such earlier date on which the Tranche A Term Loans become due and payable pursuant to Article VI) and (ii) each Tranche B Term Loan Lender, the amounts specified in Section 2.05(b), on the dates specified in Section 2.05(b) (or such earlier date on which the Tranche B Term Loans become due and payable pursuant to Article VI). The Company hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.06.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Lender resulting from each Loan of such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain the Register pursuant to
     Section 8.07(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Company and each Lender's Applicable Percentage thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.08(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loans made to the Company by such Lender in accordance with the terms of this Agreement.

     Section 2.09 Termination of Commitments. Any or all of the Commitments remaining unused as of 5:00 p.m. on the Closing Date shall automatically terminate at such time.

     Section 2.10  Prepayments.

          (a) Mandatory Combined Term Loan Prepayments. Subject to the terms of the Intercreditor Agreement:

          (i) On or before the 105th day after each September 30th, commencing on September 30, 1997, the Company shall deliver to each Lender the Company's calculation of its Excess Cash Flow for the Fiscal Year ended on such September 30th; provided that for purposes of this Section 2.10(a), the period ending on September 30, 1997, shall begin on August 22, 1996 and end on September 30, 1997. On the third day after delivery of the notice provided above, but in no event later than the 108th day after each September 30th, commencing September 30, 1997, the Company shall prepay (by payment to the Administrative Agent for distribution to the Lenders and the Original Term Loan Lenders as provided below) an aggregate principal amount of Combined Term Loans equal to (A) 75% of Excess Cash Flow for any Fiscal Year (or other applicable period as provided above) if, as of the last day of the applicable Fiscal Year, the aggregate principal amount of the Original Tranche A Term Loans, the Original Tranche B Term Loans and the Loans is equal to or greater than $203,000,000, and (B) 50% of Excess Cash Flow for any Fiscal Year thereafter (provided that, other Indebtedness of the Company and its Subsidiaries has not been used to effect such repayment of Combined Term Loans); and, in the case of (A) and (B) above, less the amount of any voluntary prepayments of Combined Term Loans made by the Company as permitted in Subsection 2.10(b) during such Fiscal Year (or other applicable period).

          (ii) At any time the Company becomes obligated to prepay all or part of the Senior Subordinated Notes, the Company shall, prior to any prepayment of the Senior Subordinated Notes, prepay the Combined Term Loans in full.

          (iii) At any time that the Company and its Subsidiaries sell, lease, or otherwise dispose of any of their Property, the Company shall promptly prepay an aggregate principal amount of Combined Term Loans equal to the amount of Net Proceeds in excess of $5,000,000 in the aggregate in any Fiscal Year, received from such sale, lease or disposal of Property, less the amount reinvested pursuant to Subsection 5.04(c)(i)(C)(2).

          (iv) Prepayments of the Combined Term Loans pursuant to this Section 2.10(a) shall be applied (i), so long as no Default has occurred and is continuing, to the Original Tranche A Term Loans, the Original Tranche B Term Loans and the Loans (A) pro rata based on outstanding principal amount thereof at the time of such prepayment and (B) pro rata to the respective installments of principal thereof, and (ii), if a Default has occurred and is continuing, (A) pro rata (based on outstanding principal amount thereof at the time of such prepayment) to the Original Tranche A Term Loans, the Original Tranche B Term Loans, the Loans and the ESOP Term Loans and (B) pro rata to the respective installments of principal thereof. Notwithstanding the foregoing, in respect of any partial prepayment of Combined Term Loans (until such time as the Original Tranche A Term Loans and the Tranche A Term Loans have been repaid in full) pursuant to this
     Section 2.10(a), any Original Tranche B Term Loan Lender or Tranche B Term Loan Lender may, at its option, irrevocably decline receipt of its Original Tranche B Term Loan or Tranche B Term Loan, as applicable, share of any such prepayment, and, if such lender so declines, such share shall be applied as an additional prepayment of the Original Tranche A Term Loans and the Tranche A Term Loans, the other Original Tranche B Term Loans and Tranche B Term Loans, as applicable, and ESOP Term Loans in accordance with the immediately preceding sentence, as further adjusted pursuant to the balance of this Section 2.10(a). In the case of any prepayment pursuant to clauses (i,) (ii), or (iii), the Company shall provide to the Administrative Agent written notice of such prepayment at least five Business Days prior to the date such prepayment is to be made. Any Tranche B Term Loan Lender may notify the Administrative Agent and the Company of its election to decline its Tranche B Term Loan share of all such prepayments, in which event such notice shall be effective until such Lender notifies the Administrative Agent and the Company to the contrary. Any Tranche B Term Loan Lender that wishes to decline receipt of its share of any given prepayment pursuant to this Section 2.10(a), shall promptly, and in any event no later than 10:00 a.m. (Houston, Texas time) on the date following its receipt of the notice of such prepayment, notify the Company and the Administrative Agent of such election. Any Tranche B Term Loan Lender that has not provided notice pursuant to one of the two preceding sentences prior to such 10:00 a.m. deadline shall be deemed to have elected to accept such prepayment. The Administrative Agent shall promptly provide, to all such accepting Tranche B Term Loan Lenders, notice of the principal amount of the Original Tranche B Term Loans and Tranche B Term Loans that such lenders have elected to decline. Any such accepting Lender may, at its option, irrevocably decline receipt of its share of any such declined shares of such prepayment (and shall indicate in such notice whether it elects to accept or decline receipt of its share of such prepayment declined by other Original Lenders or Lenders pursuant to this sentence), and, if such Original Lender or Lender so declines, such share shall be applied as an additional prepayment of the Original Tranche A Term Loans, the other Original Tranche B Term Loans, the Tranche A Term Loans, the other Tranche B Term Loans and the ESOP Term Loans in accordance with this Section 2.10(a). Any Tranche B Term Loan Lender that wishes to decline receipt of its share of such declined shares, shall promptly, and in any event no later than 10:00 a.m. (Houston, Texas time) on the date following receipt of the notice from the Administrative Agent regarding such declined shares, notify the Company and the Administrative Agent of such election. Any such accepting Lender that has not provided such notice prior to such 10:00 a.m. deadline shall be deemed to have elected to accept the full amount of its share of such prepayment.

          (b) Voluntary Prepayments. Subject to the terms of the Intercreditor Agreement, the Company may, at its option, at any time and from time to time, prepay the Loans, in whole or in part, upon giving three Business Days' prior written notice to the Administrative Agent. Such notice shall specify (i) the date and amount of prepayment, (ii) whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each, and (iii) whether the Company shall approve the election, if any, of the Original Tranche B Term Loan Lenders or the Tranche B Term Loan Lenders to decline their share of any such prepayment as further provided in this
     Section 2.10(b). Upon receipt of such notice, the Administrative Agent shall promptly notify each Applicable Lender of the contents thereof and of such Lender's Applicable Percentage of such prepayment and, in the case of any Tranche B Term Loan Lender, whether or not the Company has elected to permit each Tranche B Term Loan Lender to, at its option, decline its Tranche B Term Loan share of such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (if a Eurodollar Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to Section 2.18 and accrued interest to such date on the amount prepaid. Prepayments of (i) the Loans pursuant to this Section 2.10(b) shall be applied (A) so long as no Default has occurred and is continuing, first, to the Original Tranche A Term Loans, the Original Tranche B Term Loans and the Loans (x) pro rata based on outstanding principal amount thereof at the time of such prepayment and (y) pro rata to the respective installments of principal thereof, and, second, to the ESOP Term Loans pro rata to the respective installments of principal thereof, and (B) if a Default has occurred and is continuing, (x) pro rata (based on outstanding principal amount thereof at the time of such prepayment) to the Original Tranche A Term Loans, the Original Tranche B Term Loans, the Loans and the ESOP Term Loans and (y) pro rata to the respective installments of principal thereof. Notwithstanding the foregoing and subject to the Company's approval described above, in respect of any partial prepayment of Combined Loans (until such time as the Original Tranche A Term Loans and the Tranche A Term Loans have been repaid in full) pursuant to this Section 2.10(b), any Original Tranche B Term Loan Lender or Tranche B Term Loan Lender may, at its option, irrevocably decline receipt of its Original Tranche B Term Loan or Tranche B Term Loans, as applicable, share of any such prepayment, and, if such lender so declines, such share shall be applied as an additional prepayment of the Original Tranche A Term Loans, the other Original Tranche B Term Loans, the Tranche A Term Loans, the other Tranche B Term Loans and the ESOP Term Loans in accordance with the immediately preceding sentence, as further adjusted pursuant to balance of this Section 2.10(b). Any Tranche B Term Loan Lender may notify the Administrative Agent and the Company of its election to decline its Tranche B Term Loan share of all such prepayments, in which event such notice shall be effective until such Lender notifies the Administrative Agent and the Company to the contrary. Any Tranche B Term Loan Lender that wishes to decline receipt of its share of any given prepayment pursuant to this
     Section 2.10(b), shall promptly, and in any event no later than 10:00 a.m. (Houston, Texas time) on the date following receipt of its notice of such prepayment, notify the Company and the Administrative Agent of such election. Any Tranche B Term Loan Lender that has not provided notice pursuant to one of the two preceding sentences prior to such 10:00 a.m. deadline shall be deemed to have elected to accept such prepayment. The Administrative Agent shall promptly provide, to all such accepting Tranche B Term Loan Lenders, notice of the principal amount of the Original Tranche

     B Term Loans and the Tranche B Term Loans that such lenders have elected to decline. Any such accepting Lender may, at its option, irrevocably decline receipt of its share of any such declined shares of such prepayment (and shall indicate in such notice whether it elects to accept or decline receipt of its share of such prepayment declined by such other lenders pursuant to this sentence), and, if such Lender so declines, such share shall be applied as an additional prepayment of the Original Tranche A Term Loans, the other Original Tranche B Term Loans, the Tranche A Term Loans, the other Tranche B Term Loans and the ESOP Term Loans in accordance with this Section 2.10(b). Any Tranche B Term Loan Lender that wishes to decline receipt of its share of the reallocation of such declined shares, shall promptly, and in any event no later than 10:00 a.m. (Houston, Texas time) on the date following receipt of the notice from the Administrative Agent regarding such declined shares, notify the Company and the Administrative Agent of such election. Any such accepting Lender that has not provided such notice prior to such 10:00 a.m. deadline shall be deemed to have elected to accept the full amount of its share of such prepayment. After repayment in full of the Original Loans, each prepayment of Base Rate Loans shall be in the minimum principal amount of $1,000,000 and in integral multiples of $100,000 and each prepayment of Eurodollar Loans shall be in the minimum principal amount of $3,000,000 and in integral multiples of $100,000 or, in the case of either Base Rate Loans or Eurodollar Loans, the aggregate principal balance outstanding on the Loans.

          (c) Notice by Administrative Agent. Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Applicable Lender of the contents thereof and of such Lender's ratable share of such prepayment.

     Section 2.11  Continuation and Conversion Options.

          (a) Continuation. The Company may elect to continue all or any part of any Borrowing of Eurodollar Loans beyond the expiration of the then current Interest Period relating thereto by giving Advance Notice (which shall be irrevocable) to the Administrative Agent of such election, specifying the Eurodollar Loans or portion thereof to be continued and the Interest Period therefor. In the absence of such a timely and proper election with regard to Eurodollar Loans, the Company shall be deemed to have elected to convert such Eurodollar Loans to Base Rate Loans pursuant to Subsection 2.11(d).

          (b) Amounts of Continuations. All or part of any Eurodollar Loans may be continued as provided herein, provided that any continuation of such Loans shall not be (as to each Borrowing of such Loans as continued for an applicable Interest Period) less than $3,000,000 and shall be in an integral multiple of $100,000.

          (c) Continuation or Conversion Upon Default. If no Default shall have occurred and be continuing, each Eurodollar Loan may be continued or converted as provided in this Section. If a Default shall have occurred and be continuing, the Company shall not have the option to elect to continue any such Eurodollar Loan pursuant to Subsection 2.11(a) or to convert Base Rate Loans to Eurodollar Loans pursuant to Subsection 2.11(e).

          (d) Conversion to Base Rate. The Company may elect to convert any Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving Advance Notice to the Administrative Agent of such election.

          (e) Conversion to Eurodollar Rate. The Company may elect to convert any Base Rate Loan at any time or from time to time to a Eurodollar Loan by giving Advance Notice (which shall be irrevocable) to the Administrative Agent of such election, specifying each Interest Period therefor.

          (f) Amounts of Conversions. All or any part of the outstanding Loans may be converted as provided herein, provided that any conversion of such Loans shall not result in a Borrowing of Eurodollar Loans in an amount less than $3,000,000 and in integral multiples of $100,000.

     Section 2.12 Fees. The Company shall pay to the Administrative Agent such fees as are set forth in the Fee Letter, as the same has been or may be hereafter amended or supplemented, on the dates and in the manner specified therein.

     Section 2.13  Payments, etc.

          (a) Without Setoff, etc. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent on behalf of the Applicable Lenders without defense, set-off or counterclaim to the Administrative Agent not later than 11:00 a.m. Houston time on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. The Administrative Agent will promptly thereafter distribute funds in the form received relating to the payment of principal or interest ratably to the Applicable Lenders for the account of their respective Lending Offices, and funds in the form received relating to the payment of any other amount payable to any Lender to such Lender for the account of its Lending Office.

          (b) Non-Business Days. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (except as otherwise provided in Section 2.07 hereof) and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

          (c) Computations. All computations of interest shall be made on the basis of a year of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be) in the case of Eurodollar Loans or Base Rate Loans that are based upon the Federal Funds Effective Rate or the Base CD Rate, and 365 or 366 days (as the case may be) in the case of Base Rate Loans that are based upon the Prime Rate, and all computations of fees shall be made on the basis of a year of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, except for manifest error, be final, conclusive and binding for all purposes, provided that such determination shall be made in good faith in a manner generally consistent with the Administrative Agent's standard practice. If the Administrative Agent and the Company determine that manifest error exists, said parties shall correct such error by way of an adjustment to the payment due on the next Quarterly Date.

     Section 2.14 Interest Rate Not Ascertainable, etc. In the event that the Administrative Agent shall have determined (which determination shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Eurodollar Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, or any Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate, then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Company and to the Lenders of such determination. Until the Administrative Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be immediately suspended; any Borrowing of Eurodollar Loans that is requested (by continuation, conversion or otherwise) shall instead be made as a Borrowing of Base Rate Loans, and any outstanding Eurodollar Loan shall be converted, on the last day of the then current Interest Period applicable thereto, to a Base Rate Loan.

     Section 2.15  Illegality.

          (a) Determinations of Illegality. In the event that any Lender shall have determined (which determination shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Loan has become unlawful as a result of compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to the Company and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to the other Lenders).

          (b) Eurodollar Loans Suspended. Upon the giving of the notice to the Company referred to in Subsection (a) above, (i) the Company's right to request (by continuation, conversion or otherwise) and such Lender's obligation to make Eurodollar Loans shall be immediately suspended, and thereafter, any requested Borrowing of Eurodollar Loans shall, as to such Lender only, be deemed to be a request for a Base Rate Loan, and (ii) if the affected Eurodollar Loan or Loans are then outstanding, the Company shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Administrative Agent and the affected Lender, convert each such Eurodollar Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Subsection.

     Section 2.16  Increased Costs.

          (a) Eurodollar Regulations, etc. If, by reason of (x) after the date hereof, the introduction of or any change (including, but not limited to, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request issued by any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally that becomes effective after the Closing Date (whether or not having the force of law):

               (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Loans or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income or gross receipts of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

               (ii) any reserve (including, but not limited to, any imposed by the Board of Governors of the Federal Reserve System, but excluding any such reserve requirement that is reflected in the Eurodollar
          Rate), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or its applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Loans or its obligations to make Eurodollar Loans shall be imposed on any Lender or its applicable Lending Office or the interbank Eurodollar market or the secondary certificate of deposit market;

     and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Loans (except to the extent already included in the determination of the applicable Eurodollar Rate) or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then the Company shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to the Administrative Agent), pay to such Lender, within 30 days after the date specified in such notice and demand, additional amounts determined by such Lender in a reasonable manner to be sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost and the calculation thereof, submitted to the Company and the Administrative Agent by such Lender, shall, except for manifest error, be final, conclusive and binding for all purposes, provided that the determination of such amount shall be made in good faith in a manner generally consistent with such Lender's standard practice.

          (b) Costs. If any Lender shall advise the Administrative Agent that at any time, because of the circumstances described in clauses (x) or (y) in Subsection 2.16(a) or any other circumstances arising after the Effective Date affecting such Lender or the interbank Eurodollar market or such Lender's position in such market, the Eurodollar Rate, as determined in good faith by the

     Administrative Agent, will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Loans, then, and in any such event:

               (i) the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Company and to the Lenders of such advice;

               (ii) the Company's right to request a Borrowing of Eurodollar Loans from such Lender and such Lender's obligation to make Eurodollar Loans shall be immediately suspended, any such Borrowing of Eurodollar Loans that is requested (by continuation, conversion or otherwise) shall, as to such Lender only, be deemed to be a request for a Base Rate Loan, and any such outstanding Eurodollar Loan from such Lender shall be converted, on the last day of the then current Interest Period applicable thereto, to a Base Rate Loan.

          (c) Capital Adequacy. If, by reason of (i) after the date hereof, the introduction of or any change (including, but not limited to, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request issued by any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally that becomes effective after the Closing Date (whether or not having the force of law) affects or would affect the amount of capital required to be maintained by any Lender or any corporation controlling such Lender, and the amount of such capital is increased by or based upon the existence of such Lender's Loans or such Lender's Commitment to lend hereunder and other commitments of this type, then, within 30 days after written request therefor by such Lender (with a copy of such request to the Administrative Agent), the Company shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for the increased cost of such additional capital in light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Loans or such Lender's Commitment to lend hereunder. A certificate as to such amounts and the calculation thereof, submitted to the Company and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error, provided that the determination of such amount shall be made in good faith in a manner generally consistent with such Lender's standard practice.

          (d) Notice. The Company shall not be obligated to compensate any Lender pursuant to this Section 2.16 for any amounts attributable to a period more than one year prior to the giving of notice by such Lender to the Company of its intention to seek compensation under this Section 2.16.

     Section 2.17 Change of Lending Office. Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Eurodollar Loans affected by the matters or circumstances described in Sections 2.14, 2.15 or 2.16 to reduce the liability of the Company or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion; provided that such Lender shall have no obligation to so designate an alternate Lending Office located in the United States.

     Section 2.18 Funding Losses. The Company shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such amounts and shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, but not limited to, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Loans to the extent not recovered by the Lender in connection with the re-employment of such funds and excluding loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a Borrowing of Eurodollar Loans does not occur on the date specified therefor in a Borrowing Request (whether or not withdrawn), including, but not limited to a failure by the Company to fulfill on the date of any Borrowing of Eurodollar Loans the conditions set forth in Article III, or to convert or continue any Eurodollar Loan hereunder after irrevocable notice of such conversion or continuation has been given pursuant to Section 2.11 (ii), if any payment, prepayment or conversion of any of its Eurodollar Loans required or permitted by any other provision of this Agreement or otherwise, or any assignment of a Eurodollar Loan pursuant to
Section 2.22, in each case is made or deemed made on a date which is not the last day of the Interest Period applicable thereto, or (iii) if, for any reason, the Company defaults in its obligation to repay its Eurodollar Loans or interest accrued thereon as and when due and payable (at the due date thereof, whether at scheduled maturity, by acceleration, irrevocable notice of prepayment or otherwise).

     Section 2.19 Sharing of Payments, etc. If any Lender shall obtain any payment or reduction (including, but not limited to, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy
Code) of any obligation of the Company hereunder (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and the Administrative Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation.

     Section 2.20  Taxes.

          (a) Payments Free and Clear. Any and all payments by the Company under this Agreement or any other Financing Document shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, and the Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Administrative Agent or such Lender, as the case may be, is a citizen or resident or in which such Lender has a permanent establishment (or is otherwise engaged in the active conduct of its banking business through an office or a branch) which is such Lender's applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Administrative Agent or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender or the Administrative Agent is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities so arising out of payments by the Company being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Administrative Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) such Lender or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

          (b) Other Taxes. In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment and Acceptance or any other Financing Document (hereinafter referred to as "Other Taxes").

          (c) Indemnification. The Company will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, but not limited to, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.20) paid by such Lender or the Administrative Agent (on their behalf or on behalf of any Lender), as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Any payment pursuant to such indemnification shall be made within 30 days after the date any Lender or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender or the Administrative Agent shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Company, or with respect to which the Company has paid additional amounts, pursuant to this Section 2.20, it shall promptly notify the Company of the availability of such claim and shall, within 30 days after receipt of a request by the Company, make a claim to such Governmental Authority for such refund at the Company's expense. If a Lender or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes with respect to which the Company has paid additional amounts pursuant to this Section 2.20, it shall within 30 days from the date of such receipt pay over such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 2.20 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender or the Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Company, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to the Company (plus penalties, interest or other charges payable to the relevant Governmental Authority) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to such Governmental Authority.

          (d) Receipts. Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Company in respect of any payment to any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

          (e) Survival. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.20 shall survive the payment in full of principal and interest hereunder.

          (f) Lender Representations and Agreements. As of the date on which any Lender becomes a party hereto, such Lender represents that it is either
     (i) a corporation organized under the laws of the United States of America or any state thereof (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement or (iii) entitled to complete exemption from United States withholding tax on interest imposed on or with respect to any payments of interest to be made pursuant to this Agreement
     (A) under an applicable provision of a tax convention to which the United States of America is a party (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America or (C) because it is a recipient of portfolio interest within the meaning of Section 871(h) or 881(c) of the Code. Each Lender that is not a corporation organized under the laws of the United States of America or any state thereof shall:

               (x) provide to the Company and the Administrative Agent on or before the date of any payment by the Company hereunder, or on the date of its delivery of the Assignment and Acceptance pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Company or the Administrative Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form 4224 Certification"), or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form 1001 Certification"). In addition, each Lender agrees that if it previously filed a Form 4224 Certification it will deliver to the Company and the Administrative Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years (or such other date as may be required in compliance with applicable law); and if it previously filed a Form 1001 Certification, it will deliver to the Company and the Administrative Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification (or such other date as may be required in compliance with applicable law); or

               (y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) furnish to the Company on or before the date of any payment by the Company, with a copy to the Administrative Agent, (A) a certificate substantially in the form of Exhibit H (any such certificate a "U.S. Tax Compliance Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments of interest to be made under this Agreement, any Notes or other Financing Documents (and to deliver to the Company and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Company or the Administrative Agent for filing and completing such forms) and (ii) agree, to the extent legally entitled to do so, upon reasonable request by the Company, to provide to the Company (for the benefit of the Company and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments of interest under this Agreement, any Notes or other Financing Documents, provided that in determining the reasonableness of a request under this clause (iii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Company) which would be imposed on such Lender of complying with such request.

     Each Lender also agrees to deliver to the Company and the Administrative Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of the Lender at the relevant time and applicable laws permit it to do so. Except as provided immediately below, if a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Company and the Administrative Agent have received a Form 1001 Certification, Form 4224 Certification, or an Internal Revenue Service Form W-8 and a U.S. Tax Compliance Certificate, as applicable, satisfactory to them indicating that all payments, or in the case of a Lender providing such forms as are required under Section 2.20(f)(y) hereof, all payments of interest, to be made to such Lender hereunder are not subject to United States withholding tax, the Company shall be entitled to withhold taxes from such payments at the applicable statutory rate, provided that such withholding shall not increase the amount of payments for the account of such Lender to be made by the Company pursuant to Subsection 2.20(a). If a Lender determines, as a result of any change in either (i) applicable law, regulation or treaty, or in any official application thereof or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Company and the Administrative Agent of such fact and the Company shall be entitled to withhold taxes from such payments at the applicable statutory rate, it being understood that such withholding shall increase the amount of payments for the account of such Lender to be made by the Company pursuant to Section 2.20(a). Each Lender agrees to indemnify and hold the Administrative Agent harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by the Administrative Agent (i) as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section or (ii) as a result of the Administrative Agent's reliance on any such form or certificate which such Lender has provided to it pursuant to this Section. Each Person that shall become a Lender or a Participant pursuant to Section 8.07 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section, provided that in the case of a Participant the obligations of such Participant were it a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

          (g) Efforts to Avoid or Reduce. Any Lender claiming any additional amounts payable pursuant to this Section 2.20 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or the Administrative Agent or to change the jurisdiction of its applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

     Section 2.21 Pro Rata Treatment. Subject to the terms of the Intercreditor Agreement and except as otherwise provided in Sections 2.10(a) and (b), each payment on account of principal of and interest on any Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders. Subject to the terms of the Intercreditor Agreement, all proceeds (including proceeds from the realization upon the Collateral) received after acceleration of the maturity of the Loans, shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Financing Documents; second, to other Lender Indebtedness until repaid in full pro rata to each Lender in accordance with its Total Credit Percentage; and, third, to any other Person entitled to receive such proceeds in accordance with applicable law.


                                  ARTICLE III

                        CONDITIONS TO BORROWINGS AND TO
                      PURCHASE, RENEWAL AND REARRANGEMENT

     The obligation of each Lender to make a Loan hereunder is subject to the satisfaction of the following conditions:

     Section 3.01 Closing. The Company shall have delivered to the Administrative Agent (unless waived by the Administrative Agent) at least three Business Days' advance written notice of the proposed Effective Date, which shall be a Business Day and the same day as the Closing Date, for the delivery of all instruments, certificates and opinions referred to in Section 3.02 not theretofore delivered.

     Section 3.02 Conditions Precedent to Loans. At the time of the making by such Lender of its Loans hereunder, all obligations of the Company hereunder to the Administrative Agent or any Lender incurred prior to such Loans, shall have been paid in full, and the Administrative Agent shall have received the following, each in form and substance reasonably satisfactory to the Agents and the Lenders, with an original thereof for the Administrative Agent and with sufficient copies thereof for each Lender (except that in the case of the Notes, the originals thereof will be delivered to the respective Lenders):

          (a) Notes - A duly completed and executed Note for each Lender and in each case dated as of the Closing Date and payable to the order of such Lender.

          (b) Resolutions and Incumbency Certificates -

               (i) certified copies of the resolutions of the Boards of Directors of the Company, Holdco, and any of the Company's Subsidiaries that are parties to any Financing Document, dated, as to the Company, as of the Closing Date, and as to Holdco and the Company's Subsidiaries, as of the Effective Date, and approving, as appropriate, the Loans, the Notes, this Agreement and the other Financing Documents, and all other documents, if any, to which the Company, Holdco or such Subsidiary is a party and evidencing corporate authorization with respect to such documents;

               (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated as of the Closing Date and certifying (A) the name, title and true signature of each officer of such Person authorized to execute the Notes, this Agreement, and the other Financing Documents to which it is a party, (B) the name, title and true signature of each officer of such Person authorized to provide the certifications required pursuant to this Agreement including, but not limited to, certifications required pursuant to Section 5.02, the Borrowing Request and (C) that attached thereto is a true and complete copy of the articles of incorporation and bylaws of the Company, as amended to date, and a recent good standing certificate; and

               (iii) a certificate of the Secretary or an Assistant Secretary of Holdco and of each Subsidiary that is a party to any Financing Document, in each case, dated as of the Effective Date and certifying
          (x) the name, title and true signature of each officer of Holdco or such Subsidiary, as the case may be, authorized to execute each such Financing Document to which it is a party, and (y) that attached thereto is a true and complete copy of the articles of incorporation and bylaws of Holdco or such Subsidiary, as the case may be, as amended to date, and a recent good standing certificate for Holdco or such Subsidiary, as the case may be.

          (c) Opinions of Counsel - The following opinions of counsel, in each case addressed to each of the Agents and the Lenders and covering such other matters as any Administrative Agent or the Lenders may reasonably request:

               (i) Andrews & Kurth L.L.P., counsel to Holdco, the Company and the Subsidiary Guarantors substantially in the form of Exhibit D-1 hereto; and

               (ii) Local counsel to the Company dated as of the Closing Date and substantially in the form of Exhibits D-2 through D-4 as to the laws of Canada and the States of Georgia and Florida.

          (d) The Security Instruments and Guaranties -

               (i) Security Agreement executed by Sterling Fibers substantially in the Form of Exhibit E-1 and dated as of the Closing Date;

               (ii) Santa Rosa Deed of Trust executed by Sterling Fibers substantially in the form of Exhibit E-2 and dated as of the Closing Date;

               (iii) Limited Guaranty Agreement (Santa Rosa) executed by Sterling Fibers substantially in the form of Exhibit E-3 and dated as of the Closing Date;

               (iv) Collateral Assignment (Intercompany Loans and Accounts) executed by Sterling Fibers substantially in the form of Exhibit E-4 dated as of the Closing Date;

               (v) Second Lien Deed of Trust executed by the Company substantially in the form of Exhibit E-5 dated as of the Closing Date;

               (vi) Guaranty Agreement dated as of the Closing Date executed by the Subsidiary Guarantors in favor of the Original Administrative Agent, the Administrative Agent, the Administrative Agent For Combined Lenders, the Documentation Agent, the Documentation Agent (as defined in the Original Credit Agreement), the Issuing Banks (as defined in the Original Credit Agreement), and the Combined Lenders;

               (vii) Subrogation and Contribution Agreement dated as of the Closing Date executed by the Company and the Subsidiary Guarantors;

               (viii) Second Amendment and Supplement to Security Agreement dated as of the Closing Date executed by the Company, granting to the Administrative Agent For Combined Lenders a first priority security interest in all personal Property described therein, as security for the indebtedness defined therein as the "Obligations";

               (ix) First Amendment and Supplement to Security Agreements dated as of the Closing Date executed by each of the Subsidiary Guarantors, granting to the Administrative Agent For

          Combined Lenders a first priority security interest in all personal Property described therein of each such Person, as security for the indebtedness respectively defined therein as the "Obligations";

               (x) Second Amendment and Supplement to Security Agreement (Pledge) dated as of the Closing Date executed by Holdco granting to the Administrative Agent For Combined Lenders a first priority security interest in 100% of the capital stock of the Company, as security for the Combined Lender Indebtedness;

               (xi) Second Amendment and Supplement to Security Agreement (Pledge) dated as of the Closing Date executed by the Company granting to the Administrative Agent For Combined Lenders a first priority security interest in 100% of the Capital Stock of the Company's directly owned U.S. Subsidiaries, as security for the Combined Lender Indebtedness;

               (xii) First Amendment and Supplement to Security Agreement (Pledge) dated as of the Closing Date executed by Sterling Canada granting to the Administrative Agent For Combined Lenders a first priority security interest in 65% of the capital stock of Sterling Pulp and Sterling NRO and 100% of the capital stock of Sterling Pulp Chemicals US, Inc., as security for the Combined Lender Indebtedness;

               (xiii) First Amendment and Supplement to Security Agreement (Pledge) dated as of the Closing Date executed by Sterling Pulp Chemicals US, Inc. granting to the Administrative Agent For Combined Lenders a first priority security interest in 100% of the capital stock of Sterling Pulp Chemicals, Inc., as security for the Combined Lender Indebtedness;

               (xiv) First Amendment and Supplement to the Leasehold Deed to Secure Debt and Security Agreement covering the leasehold estate under the Valdosta Lease and dated as of the Closing Date;

               (xv) Second Amendment and Supplement to Collateral Assignment (Intercompany Loans and Accounts) dated as of the Closing Date executed by the Company, assigning to the Administrative Agent For Combined Lenders the Company's rights, titles and interests in and to all intercompany loans and accounts owing to the Company by any of its Subsidiaries, whether or not evidenced by promissory notes or other instruments, as security for the Combined Lender Indebtedness;

               (xvi) First Amendment and Supplement to Collateral Assignments (Intercompany Loans and Accounts) dated as of the Closing Date executed by each Subsidiary Guarantor, assigning to the Administrative Agent For Combined Lenders such Subsidiary Guarantor's rights, titles and interests in and to all intercompany loans and accounts owing to such Subsidiary Guarantor by the Company or any of its other Subsidiaries, whether or not evidenced by promissory notes or other instruments, as security for the Combined Lender Indebtedness;

               (xvii) First Amendment and Supplement to Security Agreement (Pledge-Bonds) dated as of the Closing Date executed by Sterling Canada granting to the Administrative Agent For Combined Lenders a first priority security interest in the Valdosta Bonds;

               (xviii)  Second Amendment and Supplement to Collateral Assignment
          (ESOP) dated as of the Closing Date executed by the Company in favor of the Administrative Agent For Combined Lenders;

               (xix)  Security Agreement (ESOP) dated as of the Closing Date;

               (xx) Financing Statements, as appropriate, or other filings with Governmental Authorities to perfect the security interests created by the instruments delivered under clauses (i) through (xix) above;

               (xxi) Stock certificates and corresponding stock powers to perfect the Administrative Agent For Combined Lenders' security in the capital stock pledged by the Company pursuant to the instrument delivered under clauses (xi), (xii), (xiii) and (xiv) above;

               (xxii) all Property in which the Administrative Agent For Combined Lenders shall, at such time, be entitled to have a Lien pursuant to this Agreement or any other Financing Document shall have been physically delivered to the possession of the Administrative Agent For Combined Lenders to the extent that such possession is necessary for the purpose of perfecting such Lien in such Collateral; and

               (xxiii)  the Intercreditor Agreement dated as of the Closing
          Date.

          (e) Insurance.   A certificate of insurance coverage, dated as of the
     Effective Date evidencing that the Company and its Subsidiaries are carrying insurance in accordance with Section 5.01(e) hereof. In addition, the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that none of the improved real estate Collateral is situated in an area that has been identified by the Director of the Federal Emergency Management Agency (as to such Collateral located in the United States of America) or any other Governmental Authority as an area having special flood hazards. Should it be determined, however, that any of the real estate Collateral is situated in an area identified as having special flood hazards, the Administrative Agent shall have received a copy of the applicable flood insurance policies (or policy applications), in form and substance satisfactory to the Required Lenders, indicating that the maximum limits of coverage have been obtained and that the full premium therefor has been paid in full.

          (f) Title Insurance; Survey. Mortgagee's Policy of Title Insurance in form and substance satisfactory to the Administrative Agent For Combined Lenders insuring the Lien on the Santa Rosa Plant in Santa Rosa County, Florida granted pursuant to the Santa Rosa Deed of Trust in the amount of $14,500,000 and a current survey covering the Santa Rosa Plant.

          (g) Consummation of AFB Acquisition. The AFB Acquisition shall have been consummated in accordance with the terms of the Purchase Agreement and the Purchase Agreement shall not have been amended or modified other than with express written consent of the Required Lenders (except for amendments that do not materially change the terms of the AFB Acquisition as contemplated in the Purchase Agreement as of December 23, 1996), subject only to the funding of the Loans. All conditions precedent to the AFB Acquisition set forth in the Purchase Agreement shall have been satisfied and shall not have been amended, modified or waived since December 23, 1996 without the express written consent of the Lenders. All representations and warranties made by the Cytec Parties in the Purchase Agreement shall be true and correct as of the Effective Date in all material respects and shall not have been amended, modified or waived since the Closing Date without the express written consent of the Lenders. All documents, instruments, agreements, transfers, conveyances and bills of sale necessary for the AFB Acquisition shall be in form reasonably satisfactory to the Administrative Agent.

          (h) Appraisals. Appraisals shall have been completed, at the expense of the Company, determining the value-in-use of the real and personal Property to be acquired in the AFB Acquisition.

          (i) Lien Searches. Lien searches reflecting no prior Liens on the Collateral other than Liens set forth on Schedule 5.04(b).

          (j) Financial Statements and Projections. The financial condition of the Company reflected in the financial information and projections of the Company that were delivered to the Lenders on or before January 6, 1997, by the Company have not changed in such a way as to materially and adversely affect the prospects of the Company or otherwise cause or result in a Material Adverse Effect (after giving effect to the AFB Acquisition).

          (k) AFB Pilko Report. A copy of the AFB Pilko Report and a certificate of the Company, dated as of the Effective Date, to the effect that to the Company's best knowledge, no relevant facts, conditions or circumstances pertaining to environmental claims or liabilities shall have arisen that would cause the AFB Pilko Report, if deemed to have been delivered on the Effective Date, to contain any material misstatement of fact, or any omission of any material fact necessary to make the AFB Pilko Report accurate, complete and not misleading, except to the extent that any such fact, condition, or circumstance could not reasonably be expected to have a Material Adverse Effect.

          (l) Albright Indemnity. The Albright Indemnity shall remain legal, valid and binding in all respects as of the Effective Date.

          (m) Additional Equity. Evidence of the receipt by Holdco of at least $10,000,000 of new common equity comprised of (i) at least $9,700,000 of additional cash equity (and contributed by Holdco to the Company and contributed or loaned by the Company to Sterling Fibers of such cash equity) and (ii) up to $300,000 of Equity Notes, in each case on terms and conditions satisfactory to the Administrative Agent.

          (n) Issuance of Preferred Stock. Evidence satisfactory to the Administrative Agent of the issuance by Holdco of 100,000 shares of Preferred Stock to Cytec Industries on terms and conditions as set forth in Exhibit C.

          (o) Amendment to Original Credit Agreement. An executed copy of the First Amendment to Credit Agreement in form and substance satisfactory to the Administrative Agent.

          (p) Conditions to Funding Under the Original Credit Agreement. A certificate from the Company certifying that the conditions precedent set forth in Section 3.03(a), (b) and (c) of the Original Credit Agreement are satisfied as of the Effective Date.

          (q) Annual Budget. A copy of the annual budget of the Company and its Subsidiaries (consolidating on the basis of the principal lines of business of the Company and its Subsidiaries) setting forth in reasonable detail the projected revenues and expenses of the Company for the Fiscal Year ending on September 30, 1997 (which budget does not include provision for the AFB Acquisition).

          (r) No Default. Both before and after giving effect to the Loans and the proposed use of proceeds thereof, there shall exist no Default;

          (s) Representations and Warranties. Both before and after giving effect to the Loans and the proposed use of proceeds thereof, all representations and warranties contained herein and in the other Financing Documents executed and delivered on or after the date hereof shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan (unless such representation and warranty is expressly limited to an earlier date or is no longer true and correct solely as a result of transactions not prohibited by the Financing Documents); and

          (t) Documentation. The Administrative Agent shall have received such other documents as the Administrative Agent (or any Lender acting through the Administrative Agent) may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

     The Borrowing Request submitted by the Company, and the acceptance by the Company of the proceeds of such Borrowing (but not including continuations or conversions pursuant to Section 2.11), shall constitute a representation and warranty by the Company, as of the date of such Borrowing, that the conditions specified in Subsections 3.02(p) and (r) have been satisfied.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders to enter into this Agreement, the Company represents and warrants to the Lenders (which representations and warranties (i) will survive the delivery of the Notes and (ii) made by the Company as of the Closing Date are made assuming that the AFB Acquisition had occurred on or before the Closing Date) that:

     Section 4.01 Corporate Existence. The Company and each of its Subsidiaries are corporations duly organized, legally existing and in good standing under the laws of the jurisdictions in which they are incorporated and are duly qualified as foreign corporations in all jurisdictions wherein the Property owned or the business transacted by them makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

     Section 4.02 Corporate Power and Authorization. The Company is authorized and empowered to create and issue the Notes; the Company and each of its Subsidiaries are duly authorized and empowered to execute, deliver and perform the Financing Documents, including this Agreement, to which they respectively are parties; and all corporate action on the Company's part requisite for the due creation and issuance of the Notes on the Company's and each of its Subsidiaries' respective part requisite for the due execution, delivery and performance of the Financing Documents, including this Agreement, to which the Company and each of its Subsidiaries respectively are parties has been duly and effectively taken.

     Section 4.03 Binding Obligations. This Agreement does, and the Notes and other material Financing Documents to which the Company and each of its Subsidiaries respectively are parties upon their creation, issuance, execution and delivery will, when issued and delivered under this Agreement, constitute legal, valid and binding obligations of the Company and each such Subsidiary that is a party thereto, respectively, and will be enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights and subject to the availability of equitable remedies).

     Section 4.04 No Legal Bar or Resultant Lien. The execution, delivery and performance of the Notes and the other Financing Documents, including this Agreement, to which the Company or any of its Subsidiaries is a party do not and will not violate or create a default under any provisions of the articles or certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or any contract, agreement, instrument or Governmental Requirement to which the Company or any of its Subsidiaries is subject, or result in the creation or imposition of any Lien upon any Properties of the Company or any of its Subsidiaries, other than those violations and defaults that would not have a Material Adverse Effect upon the Company's or such Subsidiaries' use of such Properties or those permitted by this Agreement.

     Section 4.05 No Consent. The Company's and each of its Subsidiaries' respective execution, delivery and performance of the Notes and the other Financing Documents, including this Agreement, to which the Company and each such Subsidiary respectively are parties, and the consummation of the AFB Acquisition, do not require notice to or filing or registration with, or the authorization, consent or approval of or other action by any other Person, including, but not limited to, any Governmental Authority, except those obtained or made or where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     Section 4.06  Financial Information.

          (a) Audited Financial Statements. The audited consolidated balance sheets of the Company and its Subsidiaries as of September 30, 1995 and 1996, and the related audited consolidated statements of income, retained earnings and cash flows for the years then ended, including in each case the related schedules and notes, reported on by, in the case of the 1995 financial statements, Arthur Andersen LLP, and in the case of the 1996 financial statements, Deloitte & Touche LLP, true copies of which have been previously delivered to each of the Lenders, fairly present the consolidated financial condition of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations for such periods, in accordance with GAAP applied on a consistent basis.

          (b) No Material Adverse Effect. Since September 30, 1995, there has been no event or occurrence that could reasonably be expected to have a Material Adverse Effect.

     Section 4.07 Investments and Guaranties. Neither the Company nor any of its Subsidiaries has made investments in or advances to any Person or guaranties of the obligations of any Person that is not a Subsidiary of the Company, except those permitted by Section 5.04, reflected in the Financial Statements or described in Schedule 4.07.

     Section 4.08 Litigation. Except as set forth in Schedule 4.08, there is no material action, suit or proceeding, or any material governmental investigation or any arbitration, in each case pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any material Property of any thereof before any court or arbitrator or any Governmental Authority. There is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any material Property of any thereof before any court or arbitrator or any Governmental Authority which (i) challenges the validity of this Agreement, any Note, the Subsidiary Guaranty or any of the other Financing Documents or (ii) could reasonably be expected to have a Material Adverse Effect.

     Section 4.09 Use of Proceeds. The Company will use the proceeds of the Loans only for the purposes specified in the Introductory Statement to this Agreement. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock (within the meaning of Regulations, G, U or X) and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock in violation of Regulation G, U, or X. Neither the Company nor any Person acting on behalf of the Company has taken or will take any action which could reasonably be expected to cause the Notes or any of the Financing Documents, including this Agreement, to violate Regulations G, U or X or any other regulation of the Board of Governors of the Federal Reserve System, in each case as now in effect or as the same may hereinafter be in effect.

     Section 4.10  Employee Benefits.

          (a) Except as could not reasonably be expected to have a Material Adverse Effect (i) the Company, its Subsidiaries and each ERISA Affiliate have complied in all material respects with all applicable laws regarding each Plan (including, where applicable, ERISA, the Code, the Pension Benefits Act (Ontario), and the Income Tax Act (Canada)); (ii) each Plan is, and has been, maintained and administered in substantial compliance with its terms, applicable collective bargaining agreements, and all applicable laws (including, where applicable, ERISA, the Code, the Pension Benefits Act (Ontario), and the Income Tax Act (Canada)); and (iii) no act, omission or transaction has occurred which could result in imposition on the Company, any Subsidiary of the Company or any ERISA Affiliate (whether directly or indirectly) of (A) either a civil penalty assessed pursuant to Subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (B) breach of fiduciary duty liability damages under Section 409 of ERISA.

          (b) There exists no material outstanding liability of the Company, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan that has been terminated. No material liability to the PBGC (other than for the payment of current premiums which are not past due) by the Company, any Subsidiary of the Company or any ERISA Affiliate has been or is expected by the Company, any Subsidiary of the Company or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Termination Event with respect to any Plan has occurred or is reasonably expected to occur (other than an event described in clause (i) or (ii) of the definition of "ERISA Termination Event" that could not reasonably be expected to have a Material Adverse Effect).

          (c) Full payment when due has been made of all amounts which the Company, any of its Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan (excluding any nonpayment involving an amount that is not material), and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan.

          (d) With respect to any Plan that is a pension plan subject to the Pension Benefits Act (Ontario), such Plan is fully funded, on a going concern basis, in accordance with its terms and regulatory requirements as outlined by the Pension Benefits Act (Ontario), administrative requirements of the Pension Commission of Ontario and the most recent actuarial report filed with the Pension Commission of Ontario in respect of such Plan except to the extent any failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (e) The actuarial present value of the benefit liabilities (computed on an accumulated benefit obligation basis in accordance with GAAP) under all Plans in the aggregate that are subject to Title IV of ERISA does not, as of the end of the most recently ended fiscal year of such Plans, exceed the current value of the assets of all Plans in the aggregate that are allocable to such benefit liabilities by (i) an amount that could reasonably be expected to cause a Material Adverse Effect, if such excess is the result of a change in market conditions, and (ii) more than $10,000,000 if such excess is for any other reason. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in Section 4041 of ERISA.

          (f) Except as expressly permitted pursuant to Sections 5.04(i)(v) and
     (vi), neither the Company, any Subsidiary of the Company nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six-year period sponsored, maintained or contributed to, (i) any "multiemployer plan" (as defined in Section 3(37) or 4001(a)(3) of ERISA) or (ii) any "multi-employer pension plan" (as defined in the Pension Benefits Act (Ontario)).

          (g) Neither the Company, any Subsidiary of the Company nor any ERISA Affiliate is required to provide security to a Plan pursuant to Section 401(a)(29) of the Code.

          (h) The execution and delivery of the Financing Documents and the Secondary ESOP Loan Documents, the consummation of the Transactions and the transactions provided for in and contemplated by the Secondary ESOP Loan Documents, and the lending of funds pursuant to the provisions of the Financing Documents and the Secondary ESOP Loan Documents will not involve or give rise to any non-exempt prohibited transaction within the meaning of
     Section 406 of ERISA or Section 4975 of the Code.

     Section 4.11 Taxes; Governmental Charges. The Company and its Subsidiaries have filed all tax returns and reports required to be filed and have paid all taxes, assessments, fees and other governmental charges levied upon any of them or upon any of their respective Properties or income which are due and payable, including interest and penalties, except where failure to so pay or file would not have a Material Adverse Effect, or have provided adequate reserves for the payment thereof if required in accordance with GAAP for the payment thereof, except such interest and penalties as are being contested in good faith by appropriate actions or proceedings and for which adequate reserves for the payment thereof as required by GAAP have been provided.

     Section 4.12 Titles, etc. The Company and its Subsidiaries have indefeasible title to their respective material (individually or in the aggregate) Properties, and with respect to leased Properties, indefeasible title to the leasehold estate with respect thereto, pursuant to valid and enforceable leases, free and clear of all Liens except (i) Liens disclosed to the Lenders in
Schedule 4.12, (ii) in addition to the Liens disclosed in Schedule 4.12, other Liens and minor irregularities in title which do not materially interfere with the occupation, use and enjoyment by the Company or any Subsidiary of the Company of any of their respective Properties in the normal course of business as presently conducted or materially impair the value thereof for such business, and (iii) Liens otherwise permitted or contemplated by this Agreement or the other Financing Documents.

     Section 4.13 Defaults. Neither the Company nor any of its Subsidiaries is in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default (in any respect that would have a Material Adverse Effect) under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other instrument or agreement evidencing or pertaining to any Indebtedness of the Company or any of its Subsidiaries, or under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, except as disclosed to the Lenders in Schedule 4.13. No Default hereunder has occurred and is continuing.

     Section 4.14 Casualties; Taking of Properties. Since September 30, 1995, neither the business nor the Properties of the Company or any of its Subsidiaries have been affected in a manner that has had or would have a Material Adverse Effect as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

     Section 4.15 Compliance with the Law. Neither the Company nor any of its
Subsidiaries:

          (a) is in violation of any Governmental Requirement; and

          (b) has failed to obtain any license, permit, right-of-way, franchise or other right or governmental authorization necessary to the ownership of any of their respective Properties or the conduct of their respective business;

which violation or failure would have (in the event that such a violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

     Section 4.16 No Material Misstatements. No written information, exhibit, schedule or report prepared by or on behalf of the Company and furnished to the Agent or the Lenders by or at the direction of the Company or any of its Subsidiaries in connection with the negotiation of this Agreement contained any material misstatement of fact or, when such statement is considered with all other written statements furnished to the Lenders in that connection, omitted to state a material fact or any fact necessary to make the statement contained therein not misleading; provided, that, the financial information with respect to the Company's projections, copies of which have been furnished to each Lender prior to the Closing Date, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Company to be reasonable in all material respects at the time made.

     Section 4.17 Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company" that is incorporated in or organized under the laws of the United States or any "State," as those terms are defined in the Investment Company Act of 1940, as amended. The execution and delivery by the Company and its Subsidiaries of this Agreement and the other Financing Documents to which they respectively are parties and their respective performance of the obligations provided for therein, will not result in a violation of the Investment Company Act of 1940, as amended.

     Section 4.18 Public Utility Holding Company Act. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 4.19 Subsidiaries. As of the Effective Date, the Company has no Subsidiaries except those shown in Schedule 4.19 hereto, which schedule is complete and accurate. The Company owns, either directly or indirectly, 100% of all stock of the Subsidiaries listed in such Schedule.

     Section 4.20 Insurance. All policies of fire, liability, workmen's compensation, casualty, flood, business interruption and other forms of insurance owned or held by the Company, and each of its Subsidiaries are sufficient for compliance with all requirements of law and of all agreements to which the Company or any of its Subsidiaries is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Company and each of its Subsidiaries; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. All such material policies are in full force and effect, all premiums with respect thereto have been paid in accordance with their respective terms, and no notice of cancellation or termination has been received with respect to any such policy. Neither the Company nor any of its Subsidiaries maintains any formalized self-insurance program with respect to its assets or operations or material risks with respect thereto in excess of $5,000,000 in the aggregate. The certificate of insurance delivered to the Lenders pursuant to Section 3.02(e) contains an accurate and complete description of all material policies of insurance owned or held by the Company and each of its Subsidiaries on the Effective Date.

     Section 4.21 Environmental Matters. Except as disclosed to the Lenders in the AFB Pilko Report or the Original Pilko Report:

          (a) Environmental Laws, etc. Neither any Property of the Company or its Subsidiaries nor the operations conducted thereon violate any applicable order of any court or Governmental Authority or Environmental Laws, which violation could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

          (b) No Litigation. Without limitation of Subsection (a) above, no Property of the Company or its Subsidiaries nor the operations currently conducted thereon or by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws, which violation, action, suit, investigation, inquiry or proceeding could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

          (c) Notices, Permits, etc. All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by the Company or its Subsidiaries in connection with the operation or use of any and all Property of the Company or its Subsidiaries, including but not limited to past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, permits, licenses or similar authorizations could not reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a

     Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

          (d) Hazardous Substances Carriers. All hazardous substances or solid waste generated at any and all Property of the Company or its Subsidiaries have in the past been transported, treated and disposed of only by carriers maintaining valid permits under RCRA and any other Environmental Law, except to the extent the failure to have such substances or waste transported, treated or disposed by such carriers could not reasonably be expected to have a Material Adverse Effect, and only at treatment, storage and disposal facilities maintaining valid permits under RCRA and any other Environmental Law, which carriers and facilities have been and are operating in compliance with such permits, except to the extent the failure to have such substances or waste treated, stored or disposed at such facilities, or the failure of such carriers or facilities to so operate, could not reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

          (e) Hazardous Substances Disposal. The Company and its Subsidiaries have taken all reasonable steps necessary to determine and have determined that no hazardous substances or solid waste have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Company or its Subsidiaries except in compliance with Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to the relevant Property.

          (f) No Contingent Liability. The Company and its Subsidiaries have no material contingent liability in connection with any release or threatened release of any hazardous substance or solid waste into the environment other than such contingent liabilities at any one time and from time to time which could reasonably be expected to exceed $10,000,000 in excess of applicable insurance coverage and for which adequate reserves for the payment thereof as required by GAAP have not been provided, or which could reasonably be expected to result in remedial obligations having a Material Adverse Effect assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such release or threatened release.

     Section 4.22 Solvency. The Company and its Subsidiaries, taken as a whole, and the Company and each of its material Subsidiaries are Solvent, both before and after taking into account the AFB Acquisition.

     Section 4.23 Material Contracts. As of the Effective Date, each of the Material Contracts is in full force and effect. Neither the Company nor any of its Subsidiaries is in default under or in breach of any term or condition of any Material Contract that would have a Material Adverse Effect, nor is it aware of any default under or breach of any term or condition of any Material Contract by any other party thereto that would have a Material Adverse Effect.

     Section 4.24 Employee Matters. Except as set forth on Schedule 4.24, as of the Effective Date, none of the Company or its Subsidiaries, or any of their respective employees, is subject to any collective bargaining agreement. There are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Company, threatened against the Company or its Subsidiaries, or their respective employees, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth in Schedule 4.24, none of the Company nor any of its Subsidiaries is subject to an employment contract.

     Section 4.25 Senior Indebtedness. The Lender Indebtedness constitutes "Senior Debt" of the Company under and as defined in the Senior Subordinated Notes Indenture.


                                 ARTICLE V

                                 COVENANTS

     Section 5.01 Certain Affirmative Covenants. So long as any Lender has any Commitment hereunder or any Loan remains unpaid, the Company will at all times comply with the following covenants:

          (a) Maintenance and Compliance, etc. The Company will and will cause each of its Subsidiaries to (i) except as permitted by Section 5.04(c), preserve and maintain its corporate existence, and (ii) except where failure to do so could not reasonably be expected to have a Material Adverse Effect, observe and comply with all Governmental Requirements.

          (b) Payment of Taxes and Claims, etc. The Company will pay, and cause each of its Subsidiaries to pay, (i) all material taxes, assessments and governmental charges imposed upon it or upon its Property, and (ii) all material claims (including, but not limited to, claims for labor, materials, supplies or services) which could reasonably be expected, if unpaid, to become a Lien upon its Property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate action or proceedings and the Company has established adequate reserves in accordance with GAAP with respect thereto.

          (c) Further Assurances. The Company will and will cause each of its Subsidiaries to cure promptly any defects in the creation and issuance of the Notes, and the execution and delivery of the Financing Documents, including this Agreement. The Company at its expense will, as promptly as practical, execute and deliver to the Administrative Agent or the Administrative Agent For Combined Lenders, as applicable, upon request all such other and further documents, agreements and instruments (or cause any of its Subsidiaries to take such action) in compliance with or performance of the covenants and agreements of the Company or any of its Subsidiaries in the Financing Documents, including this Agreement, or to further evidence and more fully describe the Collateral, or to correct any omissions in the Financing Documents, or more fully to state the security obligations set out herein or in any of the Financing Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Financing Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

          (d) Performance of Obligations. The Company will pay the Notes according to the reading, tenor and effect thereof; and the Company will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Company under the Financing Documents, including this Agreement, at the time or times and in the manner specified, and cause each of its Subsidiaries to take such action with respect to their obligations to be performed and discharged under the Financing Documents to which they respectively are parties.

          (e) Insurance. The Company will and will cause each of its Subsidiaries to maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to their respective Properties and business against such liabilities, casualties, risks and contingencies and in such types (including business interruption insurance and flood insurance) and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated and in accordance with any Governmental Requirement. In the case of any fire, accident or other casualty causing loss or damage to any Properties of the Company used in generating cash flow or required by applicable law, the proceeds of such policies in excess of $100,000 per occurrence shall be used to promptly repair or replace any such damaged Properties as required by applicable law, and otherwise shall be used in the Company's sole discretion, (i) to reasonably promptly repair or replace the damaged Property, (ii) to prepay the Loans in accordance with Section 2.10(b), or
     (iii) to reinvest in other Properties that, in the good faith judgment of the Company, meet the Company's capital investment criteria. The Company will obtain endorsements to the policies pertaining to all physical Properties in which the Administrative Agent For Combined Lenders or the Lenders shall have a Lien under the Financing Documents, naming the Administrative Agent For Combined Lenders as a loss payee and containing provisions that such policies will not be cancelled without 30 days prior written notice having been given by the insurance company to the Administrative Agent.

          (f) Accounts and Records. The Company will keep and will cause each of its Subsidiaries to keep proper books of record and account in accordance with GAAP.

          (g) Right of Inspection. The Company will permit and will cause each of its Subsidiaries to permit any officer, employee or agent of the Administrative Agent (and during the continuance of any Default, any of the Lenders) to visit and inspect any of the Properties of the Company or any of its Subsidiaries, examine the Company's or any such Subsidiary's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the Company's or such Subsidiary's officers, accountants and auditors, as often and all at such reasonable times during normal business hours as may be reasonably requested by the Administrative Agent or any of the Lenders.

          (h) Operation and Maintenance of Property. The Company will, and will cause each of its Subsidiaries to, operate its Properties or cause its Properties to be operated and maintained (i) in accordance with prudent industry practice in all material respects and in compliance in all material respects with the terms and provisions of all applicable leases, contracts and agreements and (ii) except where the noncompliance therewith could not reasonably be expected to cause or result in a Material Adverse Effect, in compliance with all applicable laws of the jurisdiction in which such Properties may be situated, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the ownership and operation of such Properties.

          (i) Additional Subsidiaries; Permitted Acquisitions; Additional Liens.

          (i) If at any time after the Effective Date the Company or its Subsidiaries create or acquire any one or more additional Subsidiaries:

               (A) the Company shall, and shall cause its U.S. Subsidiaries, to execute and deliver to the Administrative Agent, at the time of such new Subsidiary's creation or acquisition, additional pledge agreements granting a security interest in, (1) if such new Subsidiary is a U.S. Subsidiary, 100% of the capital stock of, and other equity interest in, such Subsidiary owned by the Company or any such U.S. Subsidiary, respectively, or (2) if such new Subsidiary is not a U.S. Subsidiary, 65% or the capital stock of, and other equity interest in, such Subsidiary owned by the Company or any such U.S. Subsidiary, respectively, in each case in substantially the same form as the Pledge Agreement executed by the Company or its U.S. Subsidiaries, as applicable, in connection with this Agreement; and

               (B) if such new Subsidiary is a wholly-owned (directly or indirectly) U.S. Subsidiary, the Company shall cause such new Subsidiary to execute and deliver to the Administrative Agent, at the time of such Subsidiary's creation or acquisition, (1) a guaranty agreement in substantially the same form as the Guaranty Agreement executed by the Subsidiary Guarantors in connection with this Agreement, and (2) appropriate mortgages and security agreements and the like covering such Subsidiary's Property;

     provided that, if such new Subsidiary does not have, but only for so long as such new Subsidiary does not have, assets of more than $50,000, the Company shall not be required to comply with this Section 5.01(i) with respect to such Subsidiary.

          (ii) If at any time after the Effective Date the Company or any of its Subsidiaries makes a Permitted Acquisition with respect to a Person that is not a Subsidiary, the Company shall, and shall cause its U.S. Subsidiaries, to execute and deliver to the Administrative Agent at the time of such Permitted Acquisition, additional pledge agreements granting a security interest in 100% of the capital stock of, or other equity interest in, such Person owned by the Company or any such U.S. Subsidiary, respectively, in each case in substantially the same form as the Pledge Agreement executed by the Company or its U.S. Subsidiaries, as applicable, in connection with this Agreement.

          (iii) In connection with the execution and delivery of any guaranty agreement, pledge agreement, mortgage, security agreement or similar agreement pursuant to this Section 5.01(i), the Company shall, or shall cause the relevant Subsidiary to, deliver to the Lenders such corporate resolutions, certificates, legal opinions and such other related documents as shall be reasonably requested by the Required Lenders and consistent with the relevant forms and types thereof delivered on the Effective Date or as shall be otherwise reasonably acceptable to the Required Lenders. Each guaranty agreement, pledge agreement, mortgage, security agreement and the like delivered pursuant to this Section 5.01(i) shall be deemed to be a Security Instrument from and after the date of execution thereof.

     Section 5.02 Reporting Covenants. . So long as any Lender has any Commitment hereunder or any Loan remains unpaid, the Company will furnish the following to the Administrative Agent (which shall provide copies to each Lender) and, in the case of Sections 5.02(a), (b), (d), (e), (g), (i), (j), (k) and (l) to each of the Lenders:

          (a) Annual Financial Statements. . As soon as available and in any event within 90 days after the end of each Fiscal Year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and accompanied by a report thereon of independent public accountants of recognized national standing, which such report shall state that such consolidated financial statements present fairly the consolidated financial condition as at the end of such Fiscal Year, and the consolidated results of operations and cash flows for such Fiscal Year, of the Company and its Subsidiaries in accordance with GAAP, applied on a consistent basis. At the same time, a consolidating balance sheet of the Company and its Subsidiaries as at the end of such year and related consolidating statements of income and cash flows for such Fiscal Year (in each case consolidating on the basis of principal lines of business of the Company and its Subsidiaries), accompanied by a certification thereon of a Responsible Officer, stating that such consolidating financial statements form the basis of the Company's consolidated financial statements and are fairly stated in all material respects when considered in relation thereto.

          (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each Fiscal Quarter of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such Fiscal Quarter and for the portion of the Company's Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer that such financial statements are complete and correct and fairly present the consolidated financial condition as at the end of such Fiscal Quarter, and the consolidated results of operations and cash flows for such Fiscal Quarter and such portion of the Company's Fiscal Year, of the Company and its Subsidiaries in accordance with GAAP (subject to normal, year-end adjustments). At the same time, a consolidating balance sheet of the Company and its Subsidiaries at the end of such Fiscal Quarter and related consolidating statements of income and cash flows, for the portion of the Company's Fiscal Year ended at such quarter (in each case consolidating on the basis of principal lines of business of the Company and its Subsidiaries), accompanied by a certification from a Responsible Officer that such consolidating financial statements form the basis of the Company's consolidated financial statements and are fairly stated in all material respects when considered in relation thereto.

          (c) Monthly Financial Statements. As soon as available and in any event within 30 days after the end of each calendar month of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such calendar month and for the portion of the Company's Fiscal Year ended at the end of such month, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the Company's previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer that such financial statements are complete and correct and fairly present the consolidated financial condition as at the end of such calendar month, and the consolidated results of operations and cash flows for such calendar month and such portion of the Company's Fiscal Year, of the Company and its Subsidiaries in accordance with GAAP (subject to normal, year-end adjustments). At the same time, a consolidating balance sheet of the Company and its Subsidiaries at the end of such calendar month and related consolidating statements of income and cash flows, for the portion of the Company's Fiscal Year ended at such month (in each case consolidating on the basis of principal lines of business of the Company and its Subsidiaries), accompanied by a certification from a Responsible Officer that such consolidating financial statements form the basis of the Company's consolidated financial statements and are fairly stated in all material respects when considered in relation thereto.

          (d) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of the Company, signed by a Responsible Officer (i) stating that a review of such financial statements during the period covered thereby and of the activities of the Company and its Subsidiaries has been made under such Responsible Officer's supervision with a view to determining whether the Company and its Subsidiaries have fulfilled all of their obligations under this Agreement, the other Financing Documents, and the Notes; (ii) stating that the Company and its Subsidiaries have fulfilled their obligations under such instruments and that all representations made in this Agreement continue to be true and correct (or specifying the nature of any change), or if there shall be a Default or Event of Default, specifying the nature and status thereof and the Company's proposed response thereto; (iii) demonstrating in reasonable detail compliance (including, but not limited to, showing all material calculations) as at the end of such Fiscal Year or such Fiscal Quarter with Subsections 5.03(a), 5.03(b), 5.03(c), and 5.03(d); (iv) demonstrating in reasonable detail compliance (including, but not limited to, showing all material calculations) as at the end of the Fiscal Year with Sections 5.04(o) and 5.04(e)(x), describing by category (utilizing the same categories as are used by the Company in its internal financial reports) any Permitted Acquisitions and any Capital Expenditures made by the Company or any Subsidiary as of the end of such Fiscal Year and attaching thereto a Notice of Designation of Retained Cash Flow Usage dated as of the end of the preceding Fiscal Quarter; and (v) containing or accompanied by such financial or other details, information and material as the Administrative Agent may reasonably request to evidence such compliance.

          (e) Management Letters. Together with the financial statements required pursuant to subsection (a) above, copies of each management letter issued to the Company by such accountants promptly following consideration or review by the Board of Directors of the Company, or any committee thereof (together with any response thereto prepared by the Company).

          (f) Title Information. Within a reasonable time after a request by the Administrative Agent, additional title information in form and substance acceptable to the Required Lenders as is reasonably necessary covering the Collateral so that the Lenders shall have received, together with the title information previously received by the Lenders, satisfactory title information covering all of the Collateral.

          (g) Events or Circumstances with respect to Collateral. Promptly after the occurrence of any event or circumstance concerning or changing any of the Collateral that would have a Material Adverse Effect, notice of such event or circumstance in reasonable detail.

          (h) Notice of Certain Events. Promptly after the Company learns of the receipt or occurrence of any of the following, a certificate of the Company, signed by a Responsible Officer specifying (i) any official notice of any violation, possible violation, non-compliance or possible non-compliance, or claim made by any Governmental Authority pertaining to all or any part of the Properties of the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; (ii) any event which constitutes a Default or Event of Default, together with a detailed statement specifying the nature thereof and the steps being taken to cure such Default or Event of Default; (iii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness in excess of $5,000,000 of the Company or any of its Subsidiaries with respect to a claimed default, together with a detailed statement specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Company or its Subsidiary is taking or proposes to take with respect thereto; (iv) any default or noncompliance of any party to any of the Financing Documents with any of the terms and conditions thereof or any notice of termination or other proceedings or actions which could reasonably be expected to adversely affect any of the Financing Documents;
     (v) the creation, dissolution, merger or acquisition of any Subsidiary of the Company with material operations; (vi) any event or condition not previously disclosed to the Administrative Agent, which violates any Environmental Law and which could potentially, in the Company's reasonable judgment, have a Material Adverse Effect; (vii) any material amendment to, termination of, or material default under a Material Contract or any execution of, or material amendment to, termination of, or material default under, any material collective bargaining agreement; (viii) any event or condition which may reasonably be expected to have a Material Adverse Effect; (ix) the occurrence, with respect to Albright, of any of the events described in Section 6.08 or the failure of the Albright Indemnity to continue to be in full force and effect; or (x) the occurrence, with respect to any of the Cytec Parties, of any of the events described in
     Section 6.08 or the failure of the Cytec Indemnity to continue to be in full force and effect.

          (i) Shareholder Communications, Filings. Promptly upon the mailing, filing, or making thereof, copies of all registration statements, periodic reports and other documents (excluding the related exhibits except to the extent expressly requested by the Administrative Agent) filed by the Company with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

          (j) Litigation. Promptly after the occurrence thereof, notice of the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against the Company, Holdco, or any Subsidiary Guarantor or any material Property of any thereof, in which the amount involved is material and is not covered by insurance or which could reasonably be expected to have a Material Adverse Effect.

          (k) ERISA. Promptly after (i) the Company's obtaining knowledge of the occurrence thereof, notice that an ERISA Termination Event or a "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan has occurred, which such notice shall specify the nature thereof, the Company's proposed response thereto (and, if applicable, the proposed response thereto of any Subsidiary of the Company and of any ERISA Affiliate) and, where known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, (ii) the Company's obtaining knowledge thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan, and (iii) the filing thereof with any Governmental Authority (if requested by the Administrative Agent), copies of each annual and other report (including applicable schedules) with respect to each Plan or any trust created thereunder.

          (l) Insurance Coverage. Upon request, a summary of the insurance coverages of the Company and its Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent; upon renewal of any insurance policy, a copy of an insurance certificate summarizing the terms of such policy; and upon request of the Administrative Agent, copies of the applicable policies.

          (m) Annual Budget. Not later than the 60th day after each Fiscal Year end commencing September 30, 1997, an annual budget of the Company and it Subsidiaries (consolidating on the basis of principal lines of business of the Company and its Subsidiaries), reviewed by the Board of Directors of the Company, setting forth in reasonable detail, the projected revenues and expenses of the Company for the following Fiscal Year.

          (n) Excess Cash Flow Certificate. On or before the 100th day after each September 30th, commencing on September 30, 1997, the Company's preliminary calculation of its Excess Cash Flow for the Fiscal Year ended on such September 30th, in accordance with Section 2.10(a).

          (o) Other Information. With reasonable promptness, such other information about the business and affairs and financial condition of the Company or its Subsidiaries as the Administrative Agent may reasonably request from time to time.

     Section 5.03 Financial Covenants. So long as any Lender has any Commitment hereunder or any Loan remains unpaid, the Company will, at all times:

          (a) Interest Coverage Ratio. Maintain an Interest Coverage Ratio of not less than the ratio for each Rolling Period indicated below:

               Each Rolling Period ending        Ratio
               --------------------------        -----

               December 31, 1996                  1.75
               March 31, 1997                     1.75
               June 30, 1997                      2.00
               September 30, 1997                 1.90

               Each Rolling Period during
               the Fiscal Years ending           Ratio
               -----------------------           -----

               September 30, 1998                 2.00
               September 30, 1999                 2.25
               September 30, 2000                 2.50


               Each Rolling Period
               thereafter                        Ratio
               ----------                        -----
                                                  2.50

          (b) Current Ratio. Maintain a Current Ratio of not less than (i) 1.20 to 1.00, from January 1, 1997, through September 30, 1998, and (ii) 1.25 to
     1.00 at all times after October 1, 1998.

          (c) Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of not less than the ratio for each Rolling Period indicated below:

              Each Rolling Period during
              the period beginning January 1,
              1997 through September 30, 1998     Ratio
              -------------------------------     -----
                                                   1.05

               Each Rolling Period during
               the Fiscal Years ending            Ratio
               -----------------------            -----

               September 30, 1999                  1.10
               September 30, 2000                  1.15
               September 30, 2001                  1.20

               Each Rolling Period
               thereafter                         Ratio
               ----------                         -----
                                                   1.20

          (d) Leverage Ratio. Maintain a Leverage Ratio of not greater than the ratio for each Rolling Period indicated below:

               Each Rolling Period ending         Ratio
               --------------------------         -----

               December 31, 1996                   5.25
               March 31, 1997                      5.60

               June 30, 1997                       5.60
               September 30, 1997                  5.25
               December 31, 1997                   5.00
               March 31, 1998                      5.00
               June 30, 1998                       4.75
               September 30, 1998                  4.75

               Each Rolling Period during
               the Fiscal Years ending           Ratio
               -----------------------           -----

               September 30, 1999                 4.50
               September 30, 2000                 4.00
               September 30, 2001                 3.50
               September 30, 2002                 3.00

               Each Rolling Period
               thereafter                        Ratio
               ----------                        -----
                                                  3.00

The Company shall be deemed to be in compliance with the covenants contained in this Section 5.03 at any time so long as the then most recent financial statements prepared by the Company (for internal use or otherwise) and made available to the Lenders show, or provide a basis for ascertaining, such compliance and no Responsible Officer has obtained any information that causes such Responsible Officer to reasonably conclude that the Company is not in compliance with the covenants contained in this Section 5.03.

     Section 5.04 Certain Negative Covenants. So long as any Lender has any Commitment hereunder or any Loan remains unpaid, the Company will not:

          (a) Indebtedness. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness, other than:

               (i) the Lender Indebtedness in the principal amount not to exceed $81,000,000 as reduced by all payments and prepayments thereof;

               (ii) Indebtedness outstanding on the date hereof which is set forth on Schedule 5.04(a), provided that any such Indebtedness indicated on Schedule 5.04(a) as "Indebtedness to be Repaid" shall have been repaid on or before the Effective Date;

               (iii) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business and guaranties by the Company or any Subsidiary in the ordinary course of business of any such obligations incurred by any other Subsidiary;

               (iv) Indebtedness owing by (A) the Company or a Subsidiary Guarantor to Canadian Subsidiaries not to exceed $5,000,000 in the aggregate, (B) Canadian Subsidiaries to the Company or a Subsidiary Guarantor not to exceed (1) $120,000,000 in the aggregate provided that such Indebtedness may only arise from a transfer to one or more U.S. Subsidiaries or the Company of existing Indebtedness owing as of the Effective Date to one or more Canadian Subsidiaries and which does not under any circumstances involve consideration for such transfer other than an exchange of such Indebtedness for equity, plus (2) Indebtedness permitted pursuant to
          Section 5.04(e)(vii); (C) any Subsidiary Guarantor to the Company or any other Subsidiary Guarantor, (D) the Company to any Subsidiary Guarantor; and (E) any Canadian Subsidiary to any other Canadian Subsidiary;

               (v) obligations for current taxes, assessments and other governmental charges and taxes, assessments or other governmental charges which are not yet due or are being contested in good faith by appropriate action or proceeding promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor;

               (vi) Capital Lease Obligations not to exceed $1,000,000 at any one time;

               (vii) Indebtedness not exceeding U.S. $15,000,000 under the Canadian Facility (and the "Bankers' Acceptances" provided for therein) so long as the documentation with respect thereto is reasonably satisfactory to the Administrative Agent.

               (viii)  Indebtedness evidenced by the Senior Subordinated Notes;

               (ix) Indebtedness owing pursuant to Hedge Agreements entered into in the ordinary course of business for the purpose of hedging against fluctuations in interest rates (on money borrowed by the Company), commodity prices and foreign exchange rates;

               (x) Indebtedness (other than short-term Indebtedness for borrowed money) created, incurred, assumed or guaranteed after the date hereof not otherwise permitted pursuant to this Subsection 5.04(a), provided that the aggregate outstanding principal amount of such Indebtedness, together with obligations (calculated based upon the net present value of all future lease payments at an assumed discount rate of 12%) in respect of the transactions described in Section 5.04(g), shall not exceed $20,000,000 at any one time outstanding; and

               (xi) Indebtedness not exceeding the principal amount of $454,000,000 under the Original Credit Agreement less the aggregate amount of permanent reductions of the Revolving Credit Commitments thereunder and payments or prepayments of the Original Term Loans.

          (b) Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on any of its Property now owned or hereafter acquired to secure any Indebtedness of the Company, any Subsidiary or any other Person, other than:

               (i) Liens existing on the date hereof and set forth on Schedule 5.04(b); provided that any such Liens indicated on Schedule 5.04(b) as "Liens to be Released" shall have been released of record within 10 days after the Effective Date;

               (ii) Liens securing the Lender Indebtedness and Liens on Property of the Canadian Subsidiaries securing the Indebtedness under the Canadian Facility to the extent permitted pursuant to Section 5.04(a);

               (iii) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action or proceedings and with respect to which adequate reserves are being maintained;

               (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen, workmen, and other Liens imposed by law created in the ordinary course of business for amounts which are not past due for more than 30 days or which are being contested in good faith by appropriate action or proceedings and with respect to which adequate reserves in accordance with GAAP are being maintained;

               (v) Liens incurred or deposits or pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, old age or other similar obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (vi) minor irregularities in title, easements, rights-of-way, restrictions, servitudes, permits, reservations, exceptions, conditions, covenants and other similar charges or encumbrances not materially interfering with the occupation, use and enjoyment by the Company or any of its Subsidiaries of any of their respective Properties in the normal course of business or materially impairing the value thereof;

               (vii) any obligations or duties affecting any of the Property of the Company or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held;

               (viii) Liens upon Property acquired by the Company, other than as a Permitted Acquisition, after the Effective Date with the proceeds of no greater than $10,000,000 of Indebtedness permitted pursuant to
          Section 5.04(a)(x); provided that (A) such Lien was created solely for the purpose of securing such Indebtedness, (B) and the principal amount of such Indebtedness does not exceed the fair value of such Property at the time of its acquisition;

               (ix) Liens securing not more than $1,000,000 in the aggregate existing on any real or personal property of any Person at the time it becomes a Subsidiary after the Effective Date pursuant to a Permitted Acquisition;

               (x) extensions, renewals or replacements of any Lien referred to in Subsections 5.04(b)(i), (ii) and (ix), provided that the principal amount of the Indebtedness or obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the Property originally encumbered thereby;

               (xi) with respect to Property located in Canada, reservations, limitations, provisos and conditions in any original grant from the Crown or any freehold lessor of any of the properties of the Company or its Subsidiaries;

               (xii) Liens resulting from operation of law with respect to any judgments or orders not constituting a Default; and

               (xiii) Liens securing Indebtedness under the Original Credit Agreement.

          (c) Mergers, Sales, etc. Merge into or with or consolidate with, or permit any of its Subsidiaries to merge into or with or consolidate with, any other Person, or sell, lease or otherwise dispose of, or permit any of its Subsidiaries to sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any part of its Property to any other Person. Notwithstanding the foregoing limitations:

                (i) the Company and its Subsidiaries may (A) sell inventory, and other similar assets in the ordinary course of business, (B) sell, transfer or otherwise dispose of personal property (including, but not limited to, pipe, equipment, machinery and vehicles) in the ordinary course of business or when, in the reasonable judgment of the Company, such property is no longer used or useful in the conduct of its business or the business of its Subsidiaries, and (C) in addition to clauses (A) and (B), sell, lease, or otherwise dispose of (1) up to $5,000,000 in fair-market value of their Property in the aggregate during any Fiscal Year, and (2) more than $5,000,000, but less than $10,000,000 in fair-market value of their Property in the aggregate during any Fiscal Year, provided that the Company shall either prepay the Loans pursuant to Section 2.10(a)(iii) or promptly reinvest the Net Proceeds (in excess of $5,000,000) from such sale in Properties that, in the good-faith judgment of the Company, meet the Company's capital investment criteria;

               (ii) (A) any Subsidiary Guarantor may merge into or with or consolidate with any other Subsidiary Guarantor or the Company (and, in the case of the Company, so long as the Company is the surviving entity), (B) any Canadian Subsidiary may merge into or with or consolidate with any other Canadian Subsidiary, (C) Sterling NRO may be liquidated into Sterling Canada, and (D) any Canadian Subsidiary may merge with or into or consolidate with any Subsidiary Guarantor so long as (1) the Subsidiary Guarantor is the surviving entity and

          (2) the Canadian Subsidiary was Solvent immediately prior to the time of such merger or consolidation; and

               (iii) any Subsidiary Guarantor may transfer Property to any other Subsidiary Guarantor or to the Company, and any Canadian Subsidiary may transfer Property to the Company, any Subsidiary Guarantor, or any other Canadian Subsidiary.

          (d) Dividends, etc. Declare or pay any dividend on its capital stock, make any payment to purchase, redeem, retire or otherwise acquire any of its capital stock or any option, warrant, or other right to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders, make any distribution of its assets, capital stock, warrants, rights, options, obligations or securities to its stockholders, or permit any of its Subsidiaries to do so, except that:

               (i) the Company may declare and deliver dividends payable solely in shares of its capital stock or in options, warrants or rights to purchase shares of capital stock;

               (ii) the Company may make contributions to the ESOP on behalf of the employees of the Company or its Subsidiaries in the aggregate amount in any Fiscal Year not to exceed 8% of payroll expense during such Fiscal Year attributable to employees of the Company and its Subsidiaries who are eligible to participate in the ESOP;

               (iii) any Subsidiary of the Company other than any U.S. Subsidiary of a Canadian Subsidiary may declare and deliver dividends to the Company or any wholly-owned Subsidiary of the Company, and any Canadian Subsidiary may redeem shares of its own capital stock;

               (iv) the Company may declare and deliver in any Fiscal Year Permitted Holdco Dividends so long as, at the time of payment of such dividend (both before and after giving effect to the payment thereof), the Company satisfies the conditions precedent to the making of Loans set forth in Section 3.03; and

               (v) the Company may declare and make a non-cash dividend or make a return of capital to Holdco in the form of cancellation by the Company of the Indebtedness of Holdco referred to in Section 5.04(e)(viii).

          (e) Investments, Loans, etc. Make or permit any loans to or investments in any Person, or permit any of its Subsidiaries to make or permit any loans to or investments in any Person, other than:

               (i) investments, loans or advances, the material details of which have been set forth in either the Financial Statements or Schedule
          4.07 hereto;

               (ii) investments in direct obligations of the United States of America or any agency thereof or, in the case of Canadian Subsidiaries, investments in direct obligations of Canada, in each case with maturities of one year or less from the date of acquisition;

               (iii) investments in certificates of deposit of maturities less than one year, issued by commercial banks in the United States having capital and surplus in excess of $500,000,000 and having short-term credit ratings of at least A1 and P1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively;

               (iv) investments in commercial paper of maturities of not more than 270 days rated at least A1 and P1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively;

               (v) investments in securities that are obligations of the United States government purchased by the Company or any Subsidiary of the Company under repurchase agreements pursuant to which arrangements are made with selling financial institutions (being a financial institution having unimpaired capital and surplus of not less than $500,000,000 and with short-term credit ratings of at least A1 and P1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively) for such financial institutions to repurchase such securities within 30 days from the date of purchase by the Company or such Subsidiary, and other similar short-term investments made in connection with the Company's or any of its Subsidiary's cash management practices; provided that the Company shall take possession of all securities purchased by the Company or any Subsidiary under repurchase agreements and shall adhere to customary margin and mark-to-market procedures with respect to fluctuations in value;

               (vi) investments in any security issued by an investment company registered under section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a-8) that is a money market fund in compliance with all applicable requirements of SEC Rule 2a-7 (17 CFR 270.2a-7);

               (vii) (A) investments in or loans or advances to Canadian Subsidiaries made after August 21, 1996 not to exceed $10,000,000 in the aggregate, and (B) loans or advances to, or investments in, Guarantor Subsidiaries;

               (viii) a loan by the Company to Holdco approximately in the amount of $450,000,000 on August 21, 1996 to be used by Holdco solely for consummation of the SCI Acquisition and related transaction costs;

               (ix) the Secondary ESOP Loan and any renewals or replacements thereof or reborrowing thereunder in a total principal amount not to exceed $8,500,000 at any time;

               (x) Permitted Acquisitions in an amount not to exceed (after giving effect thereto) Cumulative Retained Cash Flow as of the date any such Permitted Acquisition is made;

               (xi) routine loans or advances to employees in the ordinary course of business not to exceed $25,000 at any time outstanding to any one employee and $500,000 in the aggregate;

               (xii) loans in an aggregate amount not to exceed $500,000 to finance the purchase of homes by employees who have been relocated by the Company or any Subsidiary;

               (xiii) investments, after August 21, 1996, in additional Valdosta Bonds issued to finance the completion of the Company's plant in Valdosta, Georgia, so long as the Administrative Agent For Combined Lenders has a first priority, perfected Lien thereon to secure the Combined Lender Indebtedness;

               (xiv) participations (for a tenor of not more than 90 days) in loans to Persons having short-term credit ratings of at least A1 and P1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively;

               (xv)  the AFB Acquisition;

               (xvi) other investments, loans, or advances in an aggregate amount not to exceed $1,000,000 outstanding at any one time.

          (f) Lease Payments. Create, incur, assume or suffer to exist, nor permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal), whether directly or as a guarantor, if, after giving effect thereto, the aggregate amount of all payments required to be made by the Company and its Subsidiaries on a consolidated basis pursuant to such leases or lease agreements (excluding payments in respect of Capital Lease Obligations and obligations described in Section 5.04(g) to the extent permitted by this Agreement) would exceed $5,000,000 in any Fiscal Year.

          (g) Sales and Leasebacks. Except as permitted by Section 5.04(a)(x), enter into, or permit any of its Subsidiaries to enter into, any arrangement, directly or indirectly, with any Person whereby the Company or any such Subsidiary shall sell or transfer any Property, whether now owned or hereafter acquired, and whereby the Company or any such Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Company or any such Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

          (h) Nature of Business. Permit any material change to be made in the character of its business or the business of any Subsidiary as carried on at the date hereof, except as may be permitted pursuant to this Agreement.

          (i)  ERISA Compliance.

               (i) Engage in, or permit a Subsidiary of the Company or any ERISA Affiliate to engage in, any transaction in connection with which the Company, a Subsidiary of the Company or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to Sections 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code, except where such assessment or imposition could not reasonably be expected to have Material Adverse Effect;

               (ii) Terminate, or permit a Subsidiary of the Company or any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any material liability of the Company, a Subsidiary of the Company or any ERISA Affiliate to the PBGC or any other Governmental Authority;

               (iii) Fail to make, or permit a Subsidiary of the Company or any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Company, a Subsidiary of the Company or any ERISA Affiliate is required to pay as contributions thereto, except where the failure to make such payments could not reasonably be expected to have Material Adverse Effect;

               (iv) Permit to exist, or allow a Subsidiary of the Company or any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived, with respect to any Plan;

               (v) Contribute to or assume an obligation to contribute to, or permit a Subsidiary of the Company (other than a Subsidiary acquired as permitted pursuant to Section 5.04(i)(vi)) or any ERISA Affiliate to contribute to or assume an obligation to contribute to, any "multiemployer plan" as such term is defined in Section 3(37) or 4001(a)(3) of ERISA or any "multi-employer pension plan" as such term is defined in the Pension Benefits Act (Ontario);

               (vi) Acquire, or permit a Subsidiary of the Company or any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Company or a Subsidiary of the Company or with respect to any ERISA Affiliate of the Company or a Subsidiary of the Company if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (A) any "multiemployer plan" as such term is defined in Section 3(37) or 4001(a)(3) of ERISA, or (B) any "multi-employer pension plan" as such term is defined in the Pension Benefits Act (Ontario); provided that, the Company may acquire any such Person if (1) such Person is acquired as a Permitted Acquisition, (2) such Person would not become an ERISA Affiliate, and (3) neither the Company nor any of its other Subsidiaries has any legal liability to perform such Person's obligations or assume such Person's liabilities.

               (vii) Fail to pay, or cause to be paid, to the PBGC in a timely manner, and without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to Sections 4006 and 4007 of ERISA, except where such failure could not reasonably be expected to have a Material Adverse Effect;

               (viii) Amend, or permit a Subsidiary of the Company or any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Company, a Subsidiary of the Company or any ERISA Affiliate is required to provide security to such Plan under
          Section 401(a)(29) of the Code;

               (ix) Incur, or permit a Subsidiary of the Company or any ERISA Affiliate to incur, a material liability to or on account of a Plan under Sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; or

               (x) Permit, or allow a Subsidiary of the Company or any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities (computed on an accumulated benefit obligation basis in accordance with GAAP) under all Plans in the aggregate to exceed the current value of the assets of all Plans in the aggregate that are allocable to such benefit liabilities by (A) an amount that could reasonably be expected to cause a Material Adverse Effect, if such excess is the result of a change in market conditions, and (B) more than $10,000,000 if such excess is for any other reason.

          (j) Sale or Discount of Receivables. Discount or sell (with or without recourse), or permit any of its Subsidiaries to discount or sell (with or without recourse), any of its or its Subsidiaries' notes receivable or accounts receivable, other than notes receivable and accounts receivable discounted or sold without recourse and in the ordinary course of business of the Company and its Subsidiaries (as conducted as of the Effective Date) in an aggregate amount not to exceed $15,000,000 in any Fiscal Year.

          (k) Negative Pledge Agreements. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any contract, agreement or understanding (other than this Agreement, the other Financing Documents, the Original Credit Agreement or as set forth on Schedule I to the respective Security Agreements delivered by the Company and its Subsidiaries) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any Property of the Company or its Subsidiaries, or which requires the consent of or notice to other Persons in connection therewith, other than agreements (that do not provide for borrowed money Indebtedness) entered into in the ordinary course of business that restrict assignment by the Company of its rights thereunder; provided that the Company shall use its best efforts to negotiate such restrictions so as not to limit the right of the Company to grant a Lien on the Company's rights thereunder in favor of the Administrative Agent For Combined Lenders on behalf of the Lenders as security for the Lender Indebtedness.

          (l) Transactions with Affiliates. Enter into any transaction or series of transactions, or permit any of its Subsidiaries to enter into any transaction or series of transactions, with Affiliates of the Company or its Subsidiaries which involve an outflow of money or other Property from the Company or its Subsidiaries to an Affiliate of the Company or its Subsidiaries, including but not limited to repayment of Indebtedness, management fees, compensation, salaries, asset purchase payments or any other type of fees or payments similar in nature, other than on terms and conditions substantially as favorable to the Company and its Subsidiaries as would be obtainable by the Company and its Subsidiaries in a reasonably comparable arm's-length transaction with a Person other than an Affiliate of the Company or its Subsidiaries. Notwithstanding the foregoing, the restrictions set forth in this Section 5.04(l) shall not apply to: (i) the payment of reasonable and customary fees to directors of the Company who are not employees of the Company, (ii) any other transaction with any employee, officer or director of the Company or any of its Subsidiaries pursuant to employee benefit plans and compensation arrangements in amounts customary for corporations similarly situated to the Company or any such Subsidiary and entered into the ordinary course of business and approved by the Board of Directors of the Company or any committee thereof or the Board of Directors of such Subsidiary, (iii) the cancellation of Indebtedness described in Section 5.04(e)(viii), (iv) the payment of fees to TSG in connection with the AFB Acquisition which have been disclosed prior to the Effective Date to the Administrative Agent in writing, or (v) any other transactions with Affiliates that do not in the aggregate involve the payment of more than $1,000,000 during any twelve-month period.

          (m) Unconditional Purchase Obligations. Enter into or be a party to, or permit any of its Subsidiaries to enter into or be a party to, any material contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services, except any such contract for the purchase of power entered into by the Company or any Subsidiary in the ordinary course of its business.

          (n) Stock. Authorize or issue (i) any Voting Stock to any Person other than Holdco or (ii) any preferred stock or other equity securities having a mandatory redemption right existing with regard thereto.

          (o) Capital Expenditures. Make, or permit any of its Subsidiaries to make, Capital Expenditures in any Fiscal Year for the Company and its Subsidiaries on a consolidated basis in excess of the sum of (i), (ii) and
     (iii) below:

               (i) The Company may make Capital Expenditures in any Fiscal Year pursuant to the following schedule:

                                       Maximum Scheduled
          Fiscal Year Ending          Capital Expenditures
          ------------------          --------------------
          September 30, 1997               $50,000,000
          September 30, 1998               $45,000,000
          September 30, 1999 and           $35,000,000
           each Fiscal Year thereafter

               (ii) Up to 50% of the amount listed above for any Fiscal Year but not expended in such Fiscal Year may be carried forward and expended during the next Fiscal Year (but not any other Fiscal Year).

               (iii) In addition to Capital Expenditures permitted by Sections 5.04(o)(i) and (ii), the Company may make Capital Expenditures in an amount (after giving effect thereto) not to exceed Cumulative Retained Cash Flow, as of the date any such Capital Expenditure is made.

               (iv) In addition to Capital Expenditures permitted by Sections 5.04(o)(i), (ii) and (iii), for the period from the Effective Date through September 30, 1996, the Company and its Subsidiaries may make Capital Expenditures in an amount not to exceed $18,000,000.

     Capital Expenditures that are not designated as Capital Expenditures from Retained Cash Flow pursuant to a Notice of Designated Retained Cash Flow Usage, are deemed to apply first to Carry-Forward Capital Expenditures and last to Scheduled Capital Expenditures.

          (p) Modifications to Senior Subordinated Notes; No Voluntary Prepayments.

               (i) Amend, modify, or waive any covenant contained in the Senior Subordinated Notes or the Senior Subordinated Notes Indenture if the effect of such amendment, modification, or waiver would be to make the terms of the Senior Subordinated Notes or the Senior Subordinated Notes Indenture materially more onerous on the Company;

               (ii) Amend, modify, or waive any provision of the Senior Subordinated Notes or the Senior Subordinated Notes Indenture which
          (A) subjects the Company to any additional material obligation, (B) increases the principal of or rate of interest on any Senior Subordinated Note, (C) accelerates the date fixed for any payment of principal or interest on any Senior Subordinated Note, (D) would change the percentage of holders of such Senior Subordinated Notes required for any such amendment, modification, or waiver from the percentage required on the Effective Date, or (E) relates to the subordination provisions thereof; or

               (iii) make any voluntary prepayment of, or optionally redeem, or make any payment in defeasance of, any part of the Senior Subordinated Notes.

          (q) Intercompany Transactions. Create and will not permit any of its Subsidiaries to, create or otherwise cause or permit to exist or become effective, except as may be expressly permitted or required by the Financing Documents, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (i) pay dividends or make any other distribution to the Company or any of its Subsidiaries in respect of such Subsidiary's capital stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any indebtedness owed to the Company or any of its Subsidiaries, (iii) make any loan or advance to the Company or any of its Subsidiaries, or (iv) sell, lease or transfer any of its Property to the Company or any of its Subsidiaries.

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

          (r) Modification of Original Credit Agreement. Subject to the terms of the Intercreditor Agreement, amend, modify or waive any provision of the Original Credit Agreement unless, if there is a corresponding provision in this Agreement, there is a substantially similar amendment, modification or waiver made under this Agreement.

          (s) Modification or Amendment of the AFB Earnout Agreement. Amend, modify or waive any provision of the AFB Earnout Agreement if the effect of such amendment, modification or waiver would be to increase any amount payable thereunder.


                                  ARTICLE VI

                               EVENTS OF DEFAULT

     Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

     Section 6.01 Payments. (a) The Company shall fail to pay when due (including, but not limited to, by mandatory prepayment required pursuant to Section 2.10) any principal of any Loan or any Note or any Original Loan or any Reimbursement Obligation (as defined in the Original Credit Agreement); or (b) the Company shall fail to pay when due any interest on any Loan or Note or any Original Loan, any fee or any other amount payable hereunder, under the Fee Letter, any other Financing Document or under the Original Credit Agreement or the Original Fee Letter, and such failure to pay shall continue unremedied for a period of five days;

     Section 6.02 Covenants Without Notice. The Company shall fail to observe or perform any covenant or agreement contained in Subsections 5.01(e), (g) and (i),
Section 5.03 or Section 5.04 (other than Subsections 5.04(b)(iii)-(v) hereof).

     Section 6.03 Other Covenants. The Company shall fail to observe or perform any covenant or agreement contained in (a) Subsections 5.02(a), (b), (c), (d),
(f), (g), (h), (j), (k) or (m) or Subsections 5.04(b)(iii)-(v), and, if capable of being remedied, such failure shall remain unremedied for 10 days after the earlier of (i) the Company's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to the Company by any Lender or the Administrative Agent; and (b) this Agreement, other than those referred to in Sections 6.01, 6.02, or clause (a) of this Section 6.03, and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of (i) the Company's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to the Company by any Lender or the Administrative Agent;

     Section 6.04 Other Financing Document Obligations. Default is made in the due observance or performance by Holdco, the Company or any Subsidiary of the Company of any of the covenants or agreements contained in any Financing Document other than this Agreement, and such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such Financing Document;

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

     Section 6.05 Representations. Any representation, warranty or statement made or deemed to be made by Holdco, the Company or any Subsidiary of the Company or any of Holdco's, such Company's, or Subsidiary's officers herein or in any other Financing Document, or in any certificate, request or other document furnished pursuant to or under this Agreement or any other Financing Document, shall have been incorrect in any material respect as of the date when made or deemed to be made;

     Section 6.06 Non-Payments of Other Indebtedness. The Company or any of its Subsidiaries shall fail to make any payment or payments of principal of or interest on any Indebtedness of the Company or such Subsidiary (other than (i) the Combined Lender Indebtedness and (ii) any trade account subject to a bona fide dispute and the trade creditor has neither filed a lawsuit nor caused a Lien to be placed upon any Property of the Company or such Subsidiary) in excess of $10,000,000 in the aggregate when due (whether at stated maturity, by acceleration, on demand or otherwise) after giving effect to any applicable grace period;

     Section 6.07 Defaults Under Other Agreements. The Company or any of its Subsidiaries shall fail to observe or perform any covenant or agreement contained in any agreement(s) or instrument(s) relating to Indebtedness of the Company or such Subsidiary of $10,000,000 or more in the aggregate within any applicable grace period, or any other event shall occur, if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of $10,000,000 or more in the aggregate of such Indebtedness; or $10,000,000 or more in the aggregate of any such Indebtedness shall be, or if as a result of such failure or other event may be, required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

     Section 6.08 Bankruptcy. Holdco, the Company or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdco, the Company or any of its Subsidiaries and the petition is not controverted within 10 days, or is not stayed or dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of Holdco, the Company or any of its Subsidiaries; or Holdco, the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdco, the Company or such Subsidiary or there is commenced against Holdco, the Company or any of its Subsidiaries any such proceeding which remains unstayed or undismissed for a period of 60 days; or Holdco, the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdco, the Company or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its Property to continue undischarged or unstayed for a period of 60 days; or Holdco, the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors; or Holdco, the Company or any of its Subsidiaries shall fail to pay, or shall state in writing that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Holdco, the Company or any of its Subsidiaries shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by Holdco, the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing;

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

     Section 6.09 Money Judgment. Judgments or orders for the payment of money involving in the aggregate at any time a liability (net of any insurance proceeds or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of more than $10,000,000, or that would otherwise have a Material Adverse Effect shall be rendered against the Company or any of it Subsidiaries and such judgment or order shall continue unsatisfied in accordance with the terms of such judgment or order (in the case of a money judgment) and in effect for a period of 60 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

     Section 6.10 Discontinuance of Business. Except as a result of any merger permitted by Section 5.04(c), the Company or any material Subsidiary shall cease to be principally engaged in the businesses and operations in which it was principally engaged on the Effective Date;

     Section 6.11 Financing Documents. Any Material Provision of any of the Financing Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable (except as enforceability may be limited as stated in Section 4.03) in accordance with its terms, or, in the case of any of the Security Instruments, cease to create a valid and perfected Lien of the priority contemplated thereby on any of the collateral purported to be covered thereby, or the Company or any of its Subsidiaries (or any other Person who may have granted or purported to grant such Lien) shall so state in writing. As used in this Section 6.11, "Material Provision" shall mean (i) with respect to this Agreement, the Notes, or any Subsidiary Guaranty, any material term, covenant, or agreement set forth therein, and (ii) with respect to any other Financing Document, any provision if the validity and enforceability thereof is necessary for such Financing Document to accomplish its stated, or clearly intended, purpose or otherwise necessary in order for any Lender to enforce any material right or remedy under any Financing Document;

     Section 6.12  Change of Control. The occurrence of a Change of Control;

     Section 6.13 Purchase Agreement Representations and Warranties. Any representation or warranty made or deemed made by any Cytec Party in the Purchase Agreement shall be or have been incorrect in any respect as of December 23, 1996 that could reasonably be expected to have a Material Adverse Effect;

     Section 6.14 Albright Indemnity. (a) The occurrence, with respect to Albright, of any of the events described in Section 6.08 or the failure of the Albright Indemnity to continue to be in full force and effect, (b) the occurrence of any event or the existence of any condition that would have been covered by the Albright Indemnity, and (c) the existence of (a) and (b), collectively, could reasonably be expected to have a Material Adverse Effect;

     Section 6.15 Default Under Senior Secured Discount Notes. Holdco shall fail to observe or perform any covenant or agreement contained in the Senior Secured Discount Notes or the Senior Secured Discount Notes Indenture within any applicable grace period, if the effect of such failure or other event is to accelerate, or to permit the holders of the Senior Secured Discount Notes or any other Person to accelerate, the maturity thereof;

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

     Section 6.16 Senior Indebtedness. The Senior Subordinated Notes shall cease, for any reason, to be validly subordinated to the Lender Indebtedness, as provided in the Senior Subordinated Notes Indenture or the Company, any Affiliate of the Company, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert in writing;

     Section 6.17 Equity Note Contributions. Failure of Holdco to contribute to the Company and the Company to contribute or loan to Sterling Fibers at least $300,000 of additional cash equity within 90 days of the Effective Date irrespective of the amount collected on the Equity Notes during such period; or

     Section 6.18 Cytec Indemnity. (a) The occurrence, with respect to any of the Cytec Parties, of any of the events described in Section 6.08 or the failure of the Cytec Indemnity to continue to be in full force and effect, (b) the occurrence of any event or the existence of any condition that would have been covered by the Cytec Indemnity, and (c) the existence of (a) and (b), collectively, could reasonably be expected to have a Material Adverse Effect;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written or telex request of the Required Lenders, shall, by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note, to enforce its claims against the Company: declare the entire principal amount of and all accrued interest on all Lender Indebtedness then outstanding to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest, notice of protest or dishonor, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived by the Company, and thereupon take such action as it may deem desirable under and pursuant to the Financing Documents; provided, that, if an Event of Default specified in Section 6.08 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to the Company, shall occur automatically without the giving of any such notice.


                                 ARTICLE VII

                                 THE AGENTS

     Section 7.01 Appointment of Administrative Agent. Each Lender (and each Secured Affiliate by and through its affiliated Lender) and the Documentation Agent hereby designates Texas Commerce Bank National Association, as Administrative Agent (and further designates Texas Commerce Bank National Association, in its capacity as "Administrative Agent" under the Original Credit Agreement, as Administrative Agent For Combined Lenders) to act as herein specified and as specified in the other Financing Documents. Each Lender (and each Secured Affiliate by and through its affiliated Lender) and the Documentation Agent hereby irrevocably authorizes the Administrative Agent and the Administrative Agent For Combined Lenders to take such action on its behalf under the provisions of this Agreement, the Notes, and the other Financing Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent or the Administrative Agent For Combined Lenders, as applicable, by the terms hereof and thereof and such other powers as are reasonably incidental

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

thereto. The Administrative Agent or the Administrative Agent For Combined Lenders may perform any of its duties hereunder by or through its agents or employees.

     Section 7.02 Limitation of Duties of Administrative Agent and the Administrative Agent For Combined Lenders. The Administrative Agent and the Administrative Agent For Combined Lenders shall have no duties or responsibilities except those expressly set forth with respect to the Administrative Agent and the Administrative Agent For Combined Lenders in this Agreement and as specified in the other Financing Documents. None of the Administrative Agent, the Administrative Agent For Combined Lenders nor any of their respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent and the Administrative Agent For Combined Lenders shall be mechanical and administrative in nature; neither the Administrative Agent nor the Administrative Agent For Combined Lenders shall have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent or the Administrative Agent For Combined Lenders any obligations in respect of this Agreement except as expressly set forth herein.

     Section 7.03 Lack of Reliance on the Administrative Agent, the Administrative Agent For Combined Lenders and the Documentation Agent.

          (a) Independent Investigation. Independently and without reliance upon the Administrative Agent, the Administrative Agent For Combined Lenders or the Documentation Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Company, and, except as expressly provided in this Agreement, and the other Financing Documents the Administrative Agent, the Administrative Agent For Combined Lenders and the Documentation Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the consummation of the transactions contemplated herein or at any time or times thereafter.

          (b) Agents Not Responsible. The Administrative Agent, the Administrative Agent For Combined Lenders and the Documentation Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes or the other Financing Documents or the financial condition of the Company or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes or the other Financing Documents, or the financial condition of the Company, or the existence or possible existence of any Default or Event of Default.

     Section 7.04 Certain Rights of the Administrative Agent. If the Administrative Agent or the Administrative Agent For Combined Lenders shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement, the Notes and the other Financing Documents, the Administrative Agent or the Administrative Agent For Combined Lenders shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent or the Administrative Agent For Combined Lenders, as applicable, shall have received instructions from the Required Lenders; and neither the Administrative Agent nor the Administrative Agent For Combined Lenders shall incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent or the Administrative Agent For Combined Lenders as a result of the Administrative Agent or the Administrative Agent For Combined Lenders acting or refraining from acting under this Agreement, the Notes and the other Financing Documents in accordance with the instructions of the Required Lenders, or to the extent required by Section 8.02, all of the Lenders.

     Section 7.05 Reliance by Administrative Agent. The Administrative Agent and the Administrative Agent For Combined Lenders shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Administrative Agent and the Administrative Agent For Combined Lenders may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.06 INDEMNIFICATION OF ADMINISTRATIVE AGENT, ADMINISTRATIVE AGENT FOR COMBINED LENDERS AND DOCUMENTATION AGENT. TO THE EXTENT THE ADMINISTRATIVE AGENT OR THE DOCUMENTATION AGENT IS NOT REIMBURSED AND INDEMNIFIED BY THE COMPANY, EACH LENDER WILL REIMBURSE AND INDEMNIFY THE ADMINISTRATIVE AGENT, THE ADMINISTRATIVE AGENT FOR COMBINED LENDERS OR THE DOCUMENTATION AGENT, AS APPLICABLE, IN PROPORTION TO ITS TOTAL CREDIT PERCENTAGE, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE COUNSEL FEES AND DISBURSEMENTS) OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT, THE ADMINISTRATIVE AGENT FOR COMBINED LENDERS OR THE DOCUMENTATION AGENT IN PERFORMING ITS DUTIES HEREUNDER, IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT AND BY REASON OF THE ORDINARY NEGLIGENCE OF THE ADMINISTRATIVE AGENT, THE ADMINISTRATIVE AGENT FOR COMBINED LENDERS AND THE DOCUMENTATION AGENT; PROVIDED THAT NO LENDER SHALL BE LIABLE TO THE ADMINISTRATIVE AGENT, THE ADMINISTRATIVE AGENT FOR COMBINED LENDERS OR THE DOCUMENTATION AGENT FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM, AS TO THE ADMINISTRATIVE AGENT, THE ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT , AS TO THE ADMINISTRATIVE AGENT FOR COMBINED LENDERS, THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ADMINISTRATIVE AGENT FOR COMBINED LENDERS OR, AS TO THE DOCUMENTATION AGENT, THE DOCUMENTATION AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     Section 7.07 The Administrative Agent, the Administrative Agent For Combined Lenders and Documentation Agent in their Individual Capacity. With respect to their obligations under this Agreement, the Loans made by it and the Notes issued to it, the Administrative Agent, the Administrative Agent For

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

Combined Lenders and Documentation Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties, if any, specified herein; and the terms "Lenders," "Required Lenders," "Tranche A Term Loan Lenders," "Tranche B Term Loan Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent, the Administrative Agent For Combined Lenders and Documentation Agent in their individual capacity. The Administrative Agent, the Administrative Agent For Combined Lenders and Documentation Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any affiliate of the Company as if it were not performing the duties, if any, specified herein, and may accept fees and other consideration from the Company for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     Section 7.08 May Treat Lender as Owner. The Company, the Administrative Agent and the Administrative Agent For Combined Lenders may deem and treat each Lender as the owner of such Lender's Note for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the owner of a Note shall be conclusive and binding on any subsequent owner, transferee or assignee of such Note or any promissory note or notes issued in exchange therefor.

     Section 7.09 Successor Administrative Agent or Administrative Agent For Combined Lenders.

          (a) Administrative Agent or Administrative Agent For Combined Lenders Resignation. The Administrative Agent or the Administrative Agent For Combined Lenders may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right, upon five days' notice to the Company, to appoint a successor Administrative Agent or Administrative Agent For Combined Lenders, subject to the approval of the Company, such approval not to be unreasonably withheld. If no successor Administrative Agent or the Administrative Agent For Combined Lenders shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent or, in the case of the Administrative Agent For Combined Lenders, within 30 days after its giving of notice of resignation or of the Required Lenders' removal of the retiring Administrative Agent For Combined Lenders, then, upon five days' notice to the Company, the retiring Administrative Agent or the retiring Administrative Agent For Combined Lenders, as applicable, may, on behalf of the Lenders, appoint a successor Administrative Agent or successor Administrative Agent For Combined Lenders, as applicable, (subject to approval of the Company, such approval not to be unreasonably withheld), which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $250,000,000.

          (b) Rights, Powers, etc. Upon the acceptance of any appointment as Administrative Agent or the Administrative Agent For Combined Lenders hereunder by a successor Administrative

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

     Agent or successor Administrative Agent For Combined Lenders, as applicable, such successor Administrative Agent or successor Administrative Agent For Combined Lenders, as applicable, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or the retiring Administrative Agent For Combined Lenders, as applicable, and the retiring Administrative Agent and the retiring Administrative Agent For Combined Lenders, as applicable, shall be discharged from its duties and obligations under this Agreement and the other Financing Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent or the resignation or removal of any Administrative Agent For Combined Lenders as Administrative Agent For Combined Lenders, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or the Administrative Agent For Combined Lenders, as applicable, under this Agreement.

     Section 7.10 Documentation Agent. The Documentation Agent has no duties hereunder in its capacity as Documentation Agent.

     Section 7.11 The Administrative Agent For Combined Lenders. The resignation or removal of the Administrative Agent For Combined Lenders shall not affect the rights, duties and obligations of the Administrative Agent For Combined Lenders as "Administrative Agent" under the Original Credit Agreement.


                                 ARTICLE VIII

                                 MISCELLANEOUS

     Section 8.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including, telecopy or similar teletransmission or writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (ii) if given by any other means (including, but not limited to, by air courier), when delivered at the address specified in this Section; provided that notices to the Administrative Agent shall not be effective until actually and physically received.

     Section 8.02 Amendments and Waivers. Neither this Agreement nor any other Financing Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent shall, from time to time, (x) enter into with the Company, written amendments, supplements or modifications hereto and to the other Financing Documents for the purpose of adding any provisions to this Agreement or to the other Financing Documents or changing in any manner the rights or obligations of the Lenders or the Company hereunder or thereunder or
(y) waive at the Company's request, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Financing Documents or any Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

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

               (a) reduce the amount or extend the scheduled date of maturity of any Loan or any scheduled installment thereof or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or modify any provision that provides for the ratable sharing by the Lenders of any payment or prepayment of Lender Indebtedness to provide for a non-ratable sharing thereof or the right of the Term Lenders to decline acceptance of prepayment or increase the amount or extend the expiration date of any Lender's Commitments or amend, modify or waive any provision of Section 2.19, in each case without the prior written consent of each Lender directly affected thereby;

               (b) change the currency in which any Loan is payable or amend, modify or waive any provision of this Section 8.02 or reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all of the Lenders;

               (c) release (A) any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty or (B) any of the Collateral, without the written consent of all of the Lenders, except as expressly permitted hereby, provided that the Administrative Agent shall release (without consent from the Lenders) any Collateral sold, transferred or otherwise disposed of as permitted by Section 5.04(c); or

               (d) amend, modify or waive any provision of Article VII without the written consent of the Administrative Agent, and of the Documentation Agent, if affected thereby.

     Any waiver and any amendment, supplement or modification pursuant to this
     Section 8.02 shall apply to each of the Lenders and shall be binding upon the Company, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Company, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Financing Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

     Section 8.03 No Waiver; Remedies Cumulative. No failure or delay on the part of the Company or the Administrative Agent or any Lender or any holder of any Note in exercising any right or remedy under this Agreement or any other Financing Document and no course of dealing between the Company and the Administrative Agent or any Lender or any holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under the Notes, this Agreement or any other Financing Document preclude any other or further exercise thereof or the exercise of any other right or remedy under the Notes, this Agreement or any other Financing Document. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Company, the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Company not required under the Notes, this Agreement or any other Financing Document in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

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     Section 8.04 Payment of Expenses, Indemnities, etc. The Company agrees to
(and shall be liable for):

          (a) Expenses. Whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents in the administration (both before and after the execution hereof and including advice of counsel for the Administrative Agent and the Administrative Agent For Combined Lenders as to the rights and duties of the Administrative Agent or the Administrative Agent For Combined Lenders, as applicable, and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and, after a Default, refinancing, renegotiation or restructuring of, this Agreement, the Notes, and the other Financing Documents and any amendment, waiver or consent relating thereto (including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent or the Administrative Agent For Combined Lenders, as applicable, and in the case of enforcement for any of the Lenders) and promptly reimburse the Administrative Agent or the Administrative Agent For Combined Lenders, as applicable, for all amounts expended, advanced, or incurred by the Administrative Agent or the Administrative Agent For Combined Lenders, as applicable, or the Lenders to satisfy any obligation of the Company, Holdco, or the Subsidiary Guarantors under this Agreement or any other Financing Document;

          (B) INDEMNIFICATION. INDEMNIFY THE AGENTS AND EACH LENDER, EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES FROM, HOLD EACH OF THEM HARMLESS AGAINST, AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, ANY AND ALL ACTIONS, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES OR EXPENSES OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY OF THE PROCEEDS OF ANY OF THE LOANS; OR (II) ANY OTHER ASPECT OF THIS AGREEMENT, THE NOTES, AND THE FINANCING DOCUMENTS, INCLUDING BUT NOT LIMITED TO THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL (INCLUDING ALLOCATED COSTS OF INTERNAL COUNSEL) AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM, AND INCLUDING ALL ACTIONS, SUITS, PROCEEDINGS (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES), CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES OR EXPENSES ARISING BY REASON OF ORDINARY NEGLIGENCE OF ANY OF THE ADMINISTRATIVE AGENT, THE ADMINISTRATIVE AGENT FOR COMBINED LENDERS, THE DOCUMENTATION AGENT AND EACH LENDER, EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES; PROVIDED, HOWEVER, THE PROVISIONS OF THIS SECTION 8.04(B) SHALL NOT APPLY TO ANY ACTION, SUITS, PROCEEDINGS, CLAIMS, COSTS, LOSSES, LIABILITIES, DAMAGES, OR EXPENSES TO THE EXTENT, BUT ONLY TO THE EXTENT, CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PARTY SEEKING INDEMNIFICATION;

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

          (C) ENVIRONMENTAL INDEMNIFICATION. INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE AGENTS AND THE LENDERS, EACH PERSON CLAIMING BY, THROUGH, UNDER OR ON ACCOUNT OF ANY OF THE FOREGOING AND THE RESPECTIVE DIRECTORS, OFFICERS, COUNSEL, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES (WHICH RELATE TO OR ARISE AS A RESULT OF THE LOANS OR ANY FINANCING DOCUMENT) TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT AND INCLUDING ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES (WHICH RELATE TO OR ARISE AS A RESULT OF THE LOANS OR ANY FINANCING DOCUMENT) ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF THE ADMINISTRATIVE AGENT, THE ADMINISTRATIVE AGENT FOR COMBINED LENDERS, THE DOCUMENTATION AGENT AND THE LENDERS, EACH PERSON CLAIMING BY, THROUGH, UNDER OR ON ACCOUNT OF ANY OF THE FOREGOING AND THE RESPECTIVE DIRECTORS, OFFICERS, COUNSEL, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING (1) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR RESPECTIVE PROPERTIES, (2) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE COMPANY OR ANY OF ITS SUBSIDIARIES WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (3) DUE TO PAST OWNERSHIP BY THE COMPANY OR ANY OF ITS SUBSIDIARIES OF ANY OF THEIR RESPECTIVE PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR RESPECTIVE PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR RESPECTIVE PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (4) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR
     (5) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER FINANCING DOCUMENT; PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 8.04(C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING PRIMARILY FROM THE ACTS OR OMISSIONS OF THE ADMINISTRATIVE AGENT, THE ADMINISTRATIVE AGENT FOR COMBINED LENDERS, THE DOCUMENTATION AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED ACTUAL PHYSICAL POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE); AND

          (D) ENVIRONMENTAL WAIVER. WITHOUT LIMITING THE FOREGOING PROVISIONS, THE COMPANY HEREBY DOES WAIVE, RELEASE AND COVENANT NOT TO BRING AGAINST ANY OF THE PERSONS INDEMNIFIED IN THIS SECTION 8.04 ANY DEMAND, CLAIM, COST RECOVERY ACTION OR LAWSUIT THEY MAY NOW OR HEREAFTER HAVE OR ACCRUE (WHICH RELATE TO OR ARISE AS A RESULT OF THE LOANS OR ANY FINANCING DOCUMENT) ARISING FROM (1) ANY ENVIRONMENTAL LAW NOW OR HEREAFTER ENACTED (INCLUDING THOSE APPLICABLE TO THE COMPANY OR ANY OF ITS SUBSIDIARIES) UNLESS THE ACTS OR OMISSIONS OF ANY SUCH PERSON OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS ARE THE PRIMARY CAUSE OF THE CIRCUMSTANCES GIVING RISE TO SUCH DEMAND, COST RECOVERY ACTION OR LAWSUIT, (2) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED

     OR OPERATED BY THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR (3) THE BREACH OR NON-COMPLIANCE BY THE COMPANY WITH ANY ENVIRONMENTAL LAW OR ENVIRONMENTAL COVENANT APPLICABLE TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, UNLESS THE ACTS OR OMISSIONS OF SUCH PERSON, ITS SUCCESSORS AND ASSIGNS ARE THE PRIMARY CAUSE OF THE CIRCUMSTANCES GIVING RISE TO SUCH DEMAND, CLAIM, COST RECOVERY ACTION OR LAWSUIT.

If and to the extent that the obligations of the Company under this Section are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Company's obligations under this Section shall survive any termination of this Agreement and the payment of the Notes.

     Section 8.05 Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender may have under applicable law, each Lender or other holder of a Note, or any other Lender Indebtedness shall, upon the occurrence of any Event of Default and at any time during the continuance thereof and whether or not such Lender or such holder has made any demand or the Company's obligations are matured, have the right at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company) to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender to or for the credit or the account of the Company against any and all of the Lender Indebtedness owing to such Lender then outstanding, subject to the provisions of Section 2.19.

     Section 8.06 Benefit of Agreement. The Notes, this Agreement and the other Financing Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Company may not assign or transfer any of its interest hereunder or thereunder without the prior written consent of the Lenders.

     Section 8.07  Successors and Assigns; Participations and Assignments.

          (a) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions, or investment funds ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, or any other interest of such Lender hereunder and under the other Financing Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan (and any Note evidencing such Loan) for all purposes under this Agreement and the other Financing Documents and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Documents. Any agreement pursuant to which any Lender shall sell any such participating interest shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce the Company's obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Financing Documents, provided that such participation agreement may provide that such Lender will not agree to any amendment, supplement, modification or waiver described in clause (i) or (ii) of the proviso to the second sentence of Section 8.02(a) without the consent of the Participant. The Company agrees that each Lender shall be entitled to the benefits of Sections 2.15, 2.16, 2.18, 2.20 and 8.04 without regard to whether it has granted any participating interests, and that all amounts payable to a Lender under such Sections shall be determined as if such Lender had not granted any such participating interests. Each Participant shall have the rights of set-off against the Lender Indebtedness and similar rights or Liens to the same extent as may be available to the Administrative Agent or the Lenders.

          (b) Branch Offices, Affiliates, Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

          (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof, or, with the prior written consent of the Company and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank, financial institution or investment fund (an "Assignee") all or any part of its rights and obligations under this Agreement and any Notes, including, without limitation, its Loans pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F (each an "Assignment and Acceptance"), executed by such Assignee, such assigning Lender (and, in the case of any Assignee that is not then a Lender or an Affiliate thereof, by the Company and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) (unless the Company and the Administrative Agent otherwise consent in writing) no such transfer to an Assignee (other than a Lender, Original Lender or any Affiliate thereof) shall be in a principal amount less than (A) $5,000,000 for a transfer by any Tranche B Term Loan Lender, and (B) $10,000,000 in the aggregate for a transfer by any Tranche A Term Loan Lender (or, if less than the applicable amount required by clause (A) or (B), the full amount of such assigning Lender's Loans) and
     (ii) if any Lender assigns all or any part of its rights and obligations under this Agreement to one of its Affiliates in connection with or in contemplation of the sale or other disposition of its interest in such Affiliate, the Company's and the Administrative Agent's prior written consent shall be required for such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Loans, as set forth therein, and (y) the assigning Lender thereunder shall be released from its obligations under this Agreement to the extent that such obligations shall have been expressly assumed by the Assignee pursuant to such Assignment and Acceptance (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nevertheless continue to be entitled to the benefits of Sections 2.16, 2.18, 2.20 and 8.04). Notwithstanding the foregoing, no Assignee, which as of the date of any assignment to it pursuant to this Section 8.07(c) would be entitled to receive any greater payment under Section 2.16 or 2.20 than the assigning Lender would have been entitled to receive as of such date under such Sections with respect to the rights assigned, shall be entitled to receive such payments unless the Company has expressly consented in writing to waive the benefit of this provision at the time of the Assignment.

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

          (d) The Administrative Agent, on behalf of the Company, shall maintain at its address referred to in Section 8.01 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the principal amount of the Loans owing to, and any Notes evidencing such Loans owned by, each Lender from time to time. Notwithstanding anything in this Agreement to the contrary, the Company, the Administrative Agent, the Administrative Agent For Combined Lenders and the Lenders shall treat each Person whose name is recorded in the Register as the owner of any Loan and any Notes recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Notwithstanding anything in this Agreement to the contrary, no assignment under Section 8.07(c) of any rights or obligations under or in respect of the Loans or the Notes evidencing such Loans shall be effective unless and until the Administrative Agent shall have recorded the assignment in the Register pursuant to this Section 8.07(e). Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Company and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which fee need not be paid in the case of any assignment to an Affiliate of the assigning Lender and which shall not be a cost subject to reimbursement under Section 8.04 or otherwise hereunder), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders and the Company. On or prior to such effective date, the assigning Lender shall surrender any outstanding Notes held by it, all or a portion of which are being assigned, and the Company, shall, upon the request to the Administrative Agent by the assigning Lender or the Assignee, as applicable, execute and deliver to the Administrative Agent (in exchange for the outstanding Notes of the assigning Lender) a new Tranche A Term Note and/or Tranche B Term Note, as the case may be, to the order of such Assignee in an amount equal to (i) in the case of a Tranche A Term Note, the amount of such Assignee's Tranche A Term Loans and (ii) in the case of a Tranche B Term Note, the amount of such Assignee's Tranche B Term Loans, in each case with respect to the relevant Loan after giving effect to such Assignment and Acceptance and, if the assigning Lender has retained a Loan hereunder, a new Tranche A Term Note and/or Tranche B Term Note, as the case may be, to the order of the assigning Lender in an amount equal to (i) in the case of a Tranche A Term Note, the amount of such Lender's Tranche A Term Loans and (ii) in the case of a Tranche B Term Note, the amount of such Assignee's Tranche B Term Loans, in each case with respect to the relevant Loan after giving effect to such Assignment and Acceptance. Any such new Notes shall be dated such effective date and shall otherwise be in the form of the Note replaced thereby. Any Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Company marked "canceled".

          (f) The Company authorizes each Lender to disclose to any participant or Assignee (each, a "Transferee") and any prospective Transferee, provided, that, any such Transferee or potential Transferee has signed a confidentiality agreement substantially similar to the provisions of
     Section 8.13, any and all information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement

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

     or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its Affiliates prior to becoming a party to this Agreement. No assignment or participation made or purported to be made to any Transferee shall be effective without the prior written consent of the Company if it would require it to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction, and the Company shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Transferee to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

          (g) Any Lender may at any time grant, pledge or assign a security interest in all or a portion of its rights under this Agreement to secure obligations of such Lender, including any such grant, pledge or assignment to a Federal Reserve Bank, and this Section 8.07 shall not apply to any such grant, pledge or assignment of a security interest; provided that no such grant, pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

     Section 8.08  Governing Law; Submission to Jurisdiction; Etc.

          (A) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING
     SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, OR ANY SIMILAR SUCCESSOR PROVISION THERETO, BUT EXCLUDING ALL OTHER CONFLICT-OF-LAWS RULES)AND TO THE EXTENT CONTROLLING, LAWS OF THE UNITED STATES OF AMERICA.

          (B) SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER FINANCING DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, BUT NOT LIMITED TO, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

          (C) WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, EACH OF THE COMPANY, THE AGENTS AND THE LENDERS (i) IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVE ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR COUNSEL FOR ANY

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

     PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

          (d) Designation of Process Agent. The Company hereby irrevocably designates CT Corporation System, with an office on the date hereof at 1633 Broadway, New York, New York, 10019, as the designee, appointee and process agent of the Company to receive, for and on behalf of the Company, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement, the Notes, or the other Financing Documents. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to the Company at its address set forth opposite its signature below, but the failure of the Company to receive such copy shall not affect in any way the service of such process. The Company further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its said address, such service to become effective 30 days after such mailing.

          (e) Service of Process. Nothing herein shall affect the right of the Administrative Agent or any Lender or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

     Section 8.09 Independent Nature of Lenders' Rights. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     Section 8.10 Invalidity. In the event that any one or more of the provisions contained in the Notes, this Agreement or in any other Financing Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, (i) the Company agrees that such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Financing Document and (ii) the Company and the Administrative Agent (acting on behalf and at the direction of the Lenders) will negotiate in good faith to amend such provision so as to be legal, valid, and enforceable.

     Section 8.11 Renewal, Extension or Rearrangement. All provisions of this Agreement and of any other Financing Documents relating to the Notes or other Lender Indebtedness shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Lender Indebtedness originally represented by the Notes, or of any part of such other Lender Indebtedness.

     Section 8.12 Interest. It is the intention of the parties hereto to conform strictly to usury laws applicable to the Administrative Agent, the Documentation Agent and the Lenders (collectively, the "Financing Parties") and the Transactions. Accordingly, if the Transactions would be usurious as to any Financing Party

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

under laws applicable to it, then, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Financing Document or agreement entered into in connection with the Transactions or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Financing Party that is contracted for, taken, reserved, charged or received by such Financing Party under the Notes, this Agreement or under any of such other Financing Documents or agreements or otherwise in connection with the Transactions shall under no circumstances exceed the maximum amount allowed by such applicable law, (ii) in the event that the maturity of the Notes is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Financing Party may never include more than the maximum amount allowed by such applicable law, and (iii) excess interest, if any, provided for in this Agreement or otherwise in connection with the Transactions shall be cancelled automatically by such Financing Party and, if theretofore paid, shall be credited by such Financing Party on the principal amount of the Company's Indebtedness to such Financing Party (or, to the extent that the principal amount of the Company's Indebtedness to such Financing Party shall have been or would thereby be paid in full, refunded by such Financing Party to the Company). The right to accelerate the maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Financing Parties do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to the Financing Parties for the use, forbearance or detention of sums included in the Lender Indebtedness shall, to the extent permitted by law applicable to such Financing Party, be amortized, prorated, allocated and spread throughout the full term of the Notes until payment in full so that the rate or amount of interest on account of the Lender Indebtedness does not exceed the applicable usury ceiling, if any. As used in this Section, the terms "applicable law" or "laws applicable to any Financing Party" shall mean the law of any jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement, or law of the United States of America applicable to any Financing Party and the Transactions which would permit such Financing Party to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction's law. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to any Financing Party for the purpose of determining the Highest Lawful Rate, such Financing Party hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to such Financing Party's right subsequently to change such method in accordance with applicable law.

     Section 8.13 Confidential Information. The Administrative Agent and each Lender agree that all documentation and other information made available by the Company to the Administrative Agent or such Lender under the terms of this Agreement shall (except to the extent such documentation or other information is publicly available or hereafter becomes publicly available other than by action of the Administrative Agent or such Lender, or was theretofore known or hereinafter becomes known to the Administrative Agent or such Lender independent of any disclosure thereto by the Company) be held in the strictest confidence by the Administrative Agent or such Lender and used solely in the administration and enforcement of the Loans from time to time outstanding from such Lender to the Company and in the prosecution of defense of legal proceedings arising in connection herewith; provided that (i) the Administrative Agent or such Lender may disclose documentation and information to the Administrative Agent and/or to any other Lender which is a party to this Agreement or any Affiliates thereof or to any party to the Original Credit Agreement or any Affiliates thereof, and
(ii) the Administrative Agent or such Lender may disclose such documentation or other information to any other bank or other Person to which such Lender sells or proposes to make an assignment or sell a participation in its Loans hereunder if such other bank or Person, prior to such disclosure, agrees in writing to be bound by the terms of a confidentiality agreement substantially similar to the provisions of this Section 8.13. Notwithstanding the foregoing, nothing contained herein shall be construed to prevent the Administrative Agent or a Lender from (a) making disclosure of any information (i) if required to do so by applicable law or regulation, (ii) to any governmental agency or regulatory body (including any self-regulatory agency or body) having or claiming to have authority to regulate or oversee any aspect of such Lender's business or that of such Lender's corporate parent or affiliates in connection with the exercise of such authority or claimed authority, (iii) pursuant to any subpoena or if otherwise compelled in connection with any litigation or administrative proceeding, (iv) to correct any false or misleading information which may become public concerning such Person's relationship to the Company, or
(v) to the extent the Administrative Agent or such Lender or its counsel deems necessary or appropriate to effect or preserve its security for any Lender Indebtedness or to enforce any remedy provided in the Financing Documents, the Notes or this Agreement or otherwise available by law; or (b) making, on a confidential basis, such disclosures as such Lender reasonably deems necessary or appropriate to its legal counsel or accountants (including outside auditors). If the Administrative Agent or such Lender is compelled to disclose such confidential information in a proceeding requesting such disclosure, the Administrative Agent or such Lender shall seek to obtain assurance that such confidential treatment will be accorded such information; provided, however, that the Lender shall have no liability for the failure to obtain such treatment.

     Section 8.14 ENTIRE AGREEMENT. THE NOTES, THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE AGENTS OR THE LENDERS AND THE OTHER RESPECTIVE PARTIES HERETO AND THERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 8.15 Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

     Section 8.16 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

     Section 8.17 Survival of Indemnities. The Company's obligations under Sections 2.16, 2.18, 2.20 and 8.04 shall survive the payment in full of the Loans.

     Section 8.18 Headings Descriptive. The headings of the several sections and subsections of this Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     Section 8.19 Satisfaction Requirement. If any agreement, certificate, instrument or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any party, the determination of such satisfaction shall be made by such party in its sole and exclusive judgment exercised reasonably and in good faith.

     SECTION 8.20 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEYS IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

     Section 8.21 Secured Affiliate. For purposes of this Agreement and all other Financing Documents (other than applicable Hedge Agreements), if a Secured Affiliate of a Lender has entered into one or more Hedge Agreements with the Company or any its Subsidiaries, then to the extent that such Secured Affiliate has rights or obligations (or if the affiliated Lender, rather than the Secured Affiliate, were the counter-party to the applicable Hedge Agreement, such rights or obligations that such Lender has) hereunder or under any other Financing Document (other than applicable Hedge Agreements), such affiliated Lender shall be the agent and attorney-in-fact for such Secured Affiliate with regard to any such rights and obligations, or deemed rights and obligations, as if such Lender were the counter-party to the applicable Hedge Agreement including, but not limited to, the following: (a) all distributions or payments in respect of Collateral owing to such Secured Affiliate shall be distributed or paid to such Lender, (b) all representations, statements or disclaimers made herein or in any Financing Document by or to such Lender shall be deemed to have been made by or to such Secured Affiliate, (c) all obligations incurred by such Lender that would have been incurred by the Secured Affiliate if it were a party hereto (including, but not limited to, obligations under Section 7.06) shall be the obligations of such Lender, and such Lender, as the agent and attorney-in-fact of its Secured Affiliate, will make any and all payments owing to the Administrative Agent with respect to such obligations or deemed obligations of its Secured Affiliate. Each such Lender represents, warrants and covenants to and with the Administrative Agent that such Lender has, or at all applicable times will have, full power and authority to act as agent and attorney-in-fact for its Secured Affiliates. Under no circumstance shall any Secured Affiliate have any voting rights hereunder and the voting rights of any affiliated Lender shall not be increased by virtue of the obligations owing to any such Secured Affiliate.

     Section 8.22 Intercreditor Agreement. The Administrative Agent is hereby authorized and directed to execute and deliver on behalf of the Lenders an intercreditor agreement of even date herewith (as amended, modified or supplemented, the "Intercreditor Agreement") in the form of Exhibit G. Until the Original Lender Indebtedness has been indefeasibly paid in full, to the extent the Intercreditor Agreement modifies or supplements any terms or provisions hereof, it shall constitute an amendment and modification to, and supplement of, this Agreement. Each Lender that is now, or hereafter becomes, a party to this Agreement agrees to be bound by the terms and provisions of the Intercreditor Agreement.

     Section 8.23 Merger of Credit Agreement. The Lenders agree that this Agreement and the Original Credit Agreement may be combined into one agreement, subject to the Required Lenders approving the documentation to be executed in connection therewith.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.


COMPANY:                      STERLING CHEMICALS, INC.


                              By: /s/ JIM P. WISE
                                 -----------------------------------------
                                 Jim P. Wise
                                 Vice President, Finance and Chief
                                  Financial Officer

                              Address:
                              1200 Smith Street, Suite 1900
                              Houston, Texas  77002
                              Attention:  Mr. Jim P. Wise
                              Telephone:  (713) 654-9599
                              Telecopy:   (713) 654-9552

                              With Copy To:
                              Attention:  Mr. Stewart H. Yonts
                              Telephone:  (713) 654-9547
                              Telecopy:   (713) 654-9552

ADMINISTRATIVE AGENT,         TEXAS COMMERCE BANK
DOCUMENTATION AGENT,          NATIONAL ASSOCIATION
AND THE LENDERS:              Individually, as a Lender and as
                              Administrative Agent


                              By: /s/ P. STAN BURGE
                                 -----------------------------------------
                                 P. Stan Burge
                                 Vice President

                              Address:
                              c/o Chase Securities Inc.
                              712 Main Street
                              Houston, Texas  77002
                              Attention:  Ms. Martha Gurwit
                              Telephone:  (713) 216-6387
                              Telecopy:   (713) 216-4986

                              With Copy To:
                              Attention:  Ms. Debra Harris
                              Telephone:  (713) 216-4117
                              Telecopy:   (713) 216-5733

                             [Signature Page - 1]

                              CREDIT SUISSE FIRST BOSTON,
                              as Documentation Agent


                              By: /s/ JAMES P. MORAN
                                 -----------------------------------------
                                 Name:  James P. Moran
                                 Title: Director


                              By: /s/ J. SCOTT KARRO
                                 -----------------------------------------
                                 Name:  J. Scott Karro
                                 Title: Associate

                              Address:
                              11 Madison Avenue, 19th Floor
                              New York, New York  10010-3629
                              Attention:  Mr. James P. Moran
                              Telephone:  (212) 325-9176
                              Telecopy:   (212) 325-8350

                              CREDIT SUISSE FIRST BOSTON,
                              individually as a Lender


                              By: /s/ JAMES P. MORAN
                                 -----------------------------------------
                                 Name:  James P. Moran
                                 Title: Director


                              By: /s/ J. SCOTT KARRO
                                 -----------------------------------------
                                 Name:  J. Scott Karro
                                 Title: Associate

                              Address:
                              11 Madison Avenue, 19th Floor
                              New York, New York  10010-3629
                              Attention:  Ms. Yvette McQueen
                              Telephone:  (212) 325-9096
                              Telecopy:   (212) 325-8319

                             [Signature Page - 2]

                              ABN AMRO BANK N.V.
                              Houston Agency


                              By:  ABN AMRO NORTH AMERICA, INC.
                                   as Agent


                                   By: /s/ GORDON CHANG
                                      ------------------------------------
                                      Name:  Gordon Chang
                                      Title: Vice President & Director


                                   By: /s/ MICHAEL W. DePRIEST
                                      ------------------------------------
                                      Name:  Michael W. DePriest
                                      Title: Vice President & Director

                              Address:
                              Three Riverway, Suite 1700
                              Houston, Texas  77056
                              Attention:  Mr. Gordon Chang
                              Telephone:  (713) 964-3322
                              Telecopy:   (713) 629-7533

                             [Signature Page - 3]

                              THE BANK OF NOVA SCOTIA


                              By: /s/ M. D. SMITH
                                 -----------------------------------------
                                 Name:  M. D. Smith
                                 Title: Agent

                              Address:
                              Atlanta Agency
                              600 Peachtree Street Northeast
                              Suite 2700
                              Atlanta, Georgia  30308
                              Attention:  Mr. F.C.H. Ashby
                              Telephone:  (404) 877-1500
                              Telecopy:   (404) 888-8998

                              With Copy To:
                              1100 Louisiana Street, Suite 3000
                              Houston, Texas  77002
                              Attention:  Mr. Bryan Bulawa
                              Telephone:  (713) 759-3427
                              Telecopy:   (713) 752-2425

                             [Signature Page - 4]

                              BANK OF SCOTLAND


                              By: /s/ CATHERINE M. ONIFFREY
                                 -----------------------------------------
                                Name:  Catherine M. Oniffrey
                                Title: Vice President
                                       Bank of Scotland

                              Address:
                              565 Fifth Avenue
                              New York, New York  10017
                              Attention:  Mr. John Kelly
                              Telephone:  (212) 450-0830
                              Telecopy:   (212) 682-5720

                             [Signature Page - 5]

                              BHF-BANK AKTIENGESELLSCHAFT


                              By: /s/ JOHN SYKES
                                 -----------------------------------------
                                Name:  John Sykes
                                Title: Assistant Vice President


                              By: /s/ PERRY FORMAN
                                 -----------------------------------------
                                Name:  Perry Forman
                                Title: Vice President

                              Address:
                              590 Madison Avenue
                              New York , New York  10022-2540
                              Attention:   Ms. Linda Pace
                              Telephone:  (212) 756-5915
                              Telecopy:   (212) 756-5536

                             [Signature Page - 6]

                              THE FIRST NATIONAL BANK OF CHICAGO


                              By: /s/ DIXON P. SCHULTZ
                                 -----------------------------------------
                                Name:  Dixon P. Schultz
                                Title: Vice President

                              Address:
                              One First National Plaza, MS 0634, 1-10
                              Chicago, Illinois  60670
                              Attention:  Mr. Mike Lorenzi
                              Telephone:  (312) 732-8573
                              Telecopy:   (312) 732-4840

                              With Copy To:
                              1100 Louisiana Street, Suite 3200
                              Houston, Texas  77002
                              Attention:  Ms. Dixon Schultz
                              Telephone:  (713) 654-7329
                              Telecopy:   (713) 654-7370

                             [Signature Page - 7]

                              THE CIT GROUP/BUSINESS CREDIT, INC.


                              By: /s/ DAN HUGHES
                                 -----------------------------------------
                                Name:  Dan Hughes
                                Title: Vice President

                              Address:
                              5420 LBJ Freeway
                              Two Lincoln Centre, #200
                              Dallas, Texas  75240
                              Attention:  Mr. Dan Hughes
                              Telephone:  (972) 455-1665
                              Telecopy:   (972) 455-1690

                             [Signature Page - 8]

                              HIBERNIA NATIONAL BANK


                              By: /s/ COLLEEN SMITH
                                 -----------------------------------------
                                Name:  Colleen Smith
                                Title: Vice President

                              Address:
                              313 Carondelet Street, 13th Floor
                              New Orleans, Louisiana  70130
                              Attention:  Ms. Trudy Nelson
                              Telephone:  (504) 533-3213
                              Telecopy:   (504) 533-5434

                             [Signature Page - 9]

                              NATIONAL BANK OF CANADA


                              By: /s/ LARRY L. SEARS
                                 -----------------------------------------
                                Name:  Larry L. Sears
                                Title: Group Vice President


                              By: /s/ DOUG CLARK
                                 -----------------------------------------
                                Name:  Doug Clark
                                Title: Vice President

                              Address:
                              125 West 55th Street
                              23rd Floor
                              New York, New York  10019
                              Attention:  Ms. Eleanor Valentine
                              Telephone:  (212) 632-8820
                              Telecopy:   (212) 632-8736

                              With Copy To:
                              2121 San Jacinto, #1850
                              Dallas, Texas  75201
                              Attention:  Mr. Douglas Clark
                              Telephone:  (214) 871-1265
                              Telecopy:   (214) 871-2015

                             [Signature Page - 10]

                              OCTAGON CREDIT INVESTORS LOAN PORTFOLIO
                              (a unit of The Chase Manhattan Bank)


                              By: /s/ JOYCE C. DeLUCCA
                                 -----------------------------------------
                                Name:  Joyce C. DeLucca
                                Title: Managing Director

                              Address:
                              380 Madison Avenue, 12th Floor
                              New York, New York  10017
                              Attention:  Ms. Joyce Delucca
                              Telephone:  (212) 622-3104
                              Telecopy:   (212) 622-3797

                              With Copy To:
                              One Chase Manhattan Plaza
                              New York, New York  10081
                              Attention:  Mr. Joseph Nerich
                              Telephone:  (212) 552-7247
                              Telecopy:  (212) 552-5642

                             [Signature Page - 11]

                              VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME
                              TRUST


                              By: /s/ JEFFREY W. MAILLET
                                 -----------------------------------------
                                Name:  Jeffrey W. Maillet
                                Title: Senior Vice President & Director

                              Address:
                              One Parkview Plaza
                              Oakbrook Terrace, Illinois  60181
                              Attention:  Mr. Jeffrey Maillet
                              Telephone:  (630) 684-6438
                              Telecopy:   (630) 684-6740/6741

                             [Signature Page - 12]

                              PARIBAS CAPITAL FUNDING LLC


                              By: /s/
                                 -----------------------------------------
                                Name:
                                Title:

                              Address:
                              787 Seventh Avenue, 32nd Floor
                              New York, New York  10019
                              Attention:  Mr. Thomas Liu
                              Telephone:  (212) 841-2295
                              Telecopy:   (212) 841-2363

                             [Signature Page - 13]

                              MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.


                              By: /s/ ANTHONY R. CLEMENTE
                                 -----------------------------------------
                                Name:  Anthony R. Clemente
                                Title: Authorized Signatory

                              Address:
                              800 Scudders Mill Road - Area 2C
                              Plainsboro, New Jersey  08536
                              Attention:  Ms. Jill Montanye
                              Telephone:  (609) 282-3102
                              Telecopy:   (609) 282-2550

                              With Copy To:
                              Custodian Bank:
                              Bank of New York
                              90 Washington Street, 12th Floor
                              New York, New York  10286
                              Attention:  Ms. Michelle Moore
                              Telephone:  (212) 495-2929
                              Telecopy:   (212) 495-2935/2936/2937

                              MLAM Accounting
                              500 College Road - 4E
                              Plainsboro, New Jersey  08536
                              Attention:  Mr. John Dugan
                              Telephone:  (212) 282-7705
                              Telecopy:   (212) 282-7616

                             [Signature Page - 14]